GARY E. KLAUSNER (STATE BAR NO. 69077)
EVE H. KARASIK (STATE BAR NO. 155356)
GREGORY K. JONES (STATE BAR NO. 181072)
STUTMAN, TREISTER & GLATT
PROFESSIONAL CORPORATION
1901 Avenue of the Stars
12th Floor
Los Angeles, CA 90067
Telephone:  (310) 228-5600
Telecopy:  (310) 228-5788

Reorganization Counsel for
Debtor and Debtor in Possession

Debtor's Mailing Address:
888 Prospect Street, Suite 210
La Jolla, CA 92037

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF CALIFORNIA

In re IMPERIAL CAPITAL BANCORP, INC., Debtor. Tax Identification Number: 95-4596322	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )
Case No. 09-19431-LA11

Chapter 11

SECOND AMENDED DISCLOSURE STATEMENT RE AMENDED CHAPTER 11 LIQUIDATING PLAN OF REORGANIZATION FOR DEBTOR IMPERIAL CAPITAL BANCORP, INC.,  A DELAWARE CORPORATION, DATED APRIL 15, 2011

Plan Confirmation Hearing

Date:   September 22, 2011
Time:  10:30 a.m.
Place:  Courtroom 2
            Room 118
            Jacob Weinberger U.S. Courthouse
            325 West "F" Street
            San Diego, CA 92101-6991

TABLE OF CONTENTS

Page(s)

I.	INTRODUCTION				1

II.	CAUTIONARY STATEMENT				3

	A.	Overview of Chapter 11			3

	B.	Summary of Classification and Treatment			4

	C.	Summary of Voting On The Plan			7

III.	HISTORY OF THE DEBTOR				8

	A.	The Debtor's Business			8

	B.	Events Leading Up To Chapter 11 Filing			8

IV.	EVENTS DURING CHAPTER 11 CASE				9

	A.	FDIC Seizure Of The Debtor's Books And Records			9

	B.	Recovery Of Assets In The Debtor's Case			10

		1.	Recovery of Tax Refunds		10

		2.	Rabbi Trust Complaint		13

		3.	The Debtor's Claim In The Bank's Receivership Estate		14

		4.	Liquidation Of Personal Property		15

		5.	Avoidance Actions		15

			a.	Investigation of Claims Against Directors and Officers	15

			b.	Investigation of Claims Against Insiders	15

	C.	Proofs Of Claim Filed In The Debtor's Case			16

		1.	Proof Of Claim Filed By The FDIC		16

		2.	Proof of Claim Filed by the California Franchise Tax Board		17

		3.	General Unsecured Claims		17

	D.	General Pleadings Filed In Debtor's Case			18

		1.	First Day Motions		18

i

		2.	Schedules And Statement Of Financial Affairs			18

		3.	Modification Of Lease			18

		4.	Interim Compensation For Professionals And Insider Compensation			19

		5.	Motion To Limit Trading Of Common Stock			19

	E.	Appointment Of Committee				20

	F.	Retention Of Professionals.				20

	G.	Officers and Members of the Board of Directors				21

	H.	Current Value of Debtor's Assets				21

		1.	Cash on Hand			21

		2.	Tax Refunds			21

		3.	Other Assets			22

V.	SUMMARY OF THE PLAN OF REORGANIZATION					22

	A.	Summary Of Classification Of Treatment Of Claims And Interests Under The Plan.				23

		1.	Unclassified Claims.			23

			a.	Administrative Claims.		23

				(1)	Treatment.	23

				(2)	Deadlines.	24

			b.	Priority Tax Claims.		25

		2.	Classification and Treatment of Claims.			25

			a.	Classes Of Claims And Interests.		25

				(1)	Class 1 (Secured Claims)	26

				(2)	Class 2 (Priority Claims)	26

				(3)	Class 3 (General Unsecured Claims)	27

				(4)	Class 4 (Convenience Claims)	28

				(5)	Class 5 (Holders of Interests In the Debtor)	29

B.	Executory Contracts And Unexpired Leases.			29

C.	Implementation Of The Plan.			30

	1.	Conditions to Confirmation		30

	2.	Conditions to Effective Date		30

	3.	Execution of the Liquidating Trust Agreement.		30

	4.	Vesting of Estate’s Assets in the Liquidating Trust.		31

	5.	Appointment of the Liquidating Trustee.		32

	6.	Administration of the Liquidating Trust		32

	7.	Liquidating Trust Interests.		32

	8.	Powers and Duties of the Liquidating Trustee.		32

	9.	Maintenance of Bank Accounts and Distribution of Trust Property.		33

	10.	Post Effective Date Fees and Expenses		34

	11.	Prosecution of Recovery Rights		34

	12.	Effect of Confirmation		34

	13.	Corporate Matters Regarding the Debtor		35

	14.	Nondischarge And Injunction.		36

		a.	Nondischarge Of Debtor.	36

		b.	Injunction.	37

	15.	Retention And Scope Of Jurisdiction of the Bankruptcy Court.		38

	16.	Modification of the Plan.		39

	17.	Exculpation and Limitation of Liability.		40

	18.	Indemnification.		41

	19.	Cancellation Of Trust Claims and Continued Role of Indenture Trustees		42

D.	Objections to Claims.			43

E.	Setoff and Recoupment			44

F.	Satisfaction of Claims			44

	G.	Preservation of Recovery Rights			44

VI.	CERTAIN FEDERAL INCOME TAX CONSEQUENCES				47

	A.	Introduction.			47

	B.	Federal Income Tax Consequences to Debtor.			48

	C.	Federal Income Tax Consequences To Creditors			48

		1.	Consequences to Holders of Class 3 Allowed Claims (General Unsecured Claims).		49

			a.	Recognition of Gain or Loss Generally.	49

		2.	Other Tax Considerations.		50

			a.	Market Discount.	50

			b.	Withholding.	50

		3.	Receipt Of Interest		50

VII.	SECURITIES LAW MATTERS				51

	A.	In General			51

	B.	Initial Issuance			51

	C.	Transfer Restrictions			52

	D.	Exchange Act Compliance			52

	E.	Compliance if Required			53

VIII.	VOTING AND PLAN CONFIRMATION STANDARDS				53

	A.	Voting On The Plan.			53

		1.	Classes Entitled To Vote.		54

			a.	What Is an Allowed Claim/Interest.	54

			b.	What Is an Impaired Claim.	54

			c.	Who is Not Entitled to Vote.	55

			d.	Votes Necessary to Confirm the Plan.	55

			e.	Votes Necessary for a Class to Accept the Plan.	55

		2.	How To Vote.	55

	B.	Confirmation Of The Plan.		56

		1.	Hearing On Confirmation Of The Plan.	56

	C.	Feasibility and Risk Factors.		58

	D.	Best Interests Of Creditors Test.		58

	E.	Classification		60

		1.	No Unfair Discrimination	60

		2.	Fair And Equitable Test	60

IX.	CERTAIN FACTORS TO BE CONSIDERED PRIOR TO VOTING			61

	A.	Alternatives To Confirmation And Consummation Of The Plan		61

	B.	The Debtor May Not Be Able to Confirm or Consummate the Plan		61

	C.	The Conditions Precedent To The Confirmation Date and the Effective Date May Not Occur.		62

X.	RECOMMENDATION AND CONCLUSION			62

v

TABLE OF AUTHORITIES

STATUTES

11 U.S.C. §§ 101 et seq	1

11 U.S.C. § 105	19

11 U.S.C. § 327	37

11 U.S.C. § 328	37

11 U.S.C. § 331	19

11 U.S.C. § 345	33, 34

11 U.S.C. § 362	26

11 U.S.C. § 365(o)	16

11 U.S.C. § 501	16

11 U.S.C. § 507	16, 24, 25, 55

11 U.S.C. § 553	44

11 U.S.C. § 1103	37

11 U.S.C. § 1122	60

11 U.S.C. § 1123(a)	42

11 U.S.C. § 1123(b)	44

11 U.S.C. § 1124	54

11 U.S.C. § 1125	1, 41

11 U.S.C. § 1126(f)	26

11 U.S.C. § 1127	39

11 U.S.C. § 1128(a)	56

11 U.S.C. § 1129	56, 57

11 U.S.C. § 1141(d)	36, 37

11 U.S.C. § 1145(a)	51, 52

11 U.S.C. § 1146(a)	31

28 U.S.C. § 1930	24, 58

Internal Revenue Code section 56(d)	48

Internal Revenue Code section 61(a)	49

Internal Revenue Code section 453B	50

Internal Revenue Code section 483	49

Internal Revenue Code section 1001	49

Internal Revenue Code section 1012	49

Internal Revenue Code section 1271(a)(1)	49

Internal Revenue Code section 1274	49

Internal Revenue Code section 1276	50

RULES

Local Bankruptcy Rule 4002-2	19

OTHER AUTHORITIES

Securities Act of 1933	3

Securities Exchange Act of 1934	3

Treasury Regulation Section 301.7701-4(d)	31, 33

I.

INTRODUCTION
Imperial Capital Bancorp, Inc. (the "Debtor"), debtor and debtor in possession in the above-captioned case, filed its voluntary petition under chapter 11 of the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq. (the "Code"), on December 18, 2009 (the "Petition Date").1  The Debtor is distributing this Second Amended Disclosure Statement to solicit acceptances of the "Amended Chapter 11 Liquidating Plan of Reorganization for Debtor Imperial Capital Bancorp, Inc., a Delaware Corporation, Dated April 15, 2011" (the "Plan") proposed by the Debtor and filed with the Bankruptcy Court, a copy of which is attached hereto as Exhibit "A."
The Plan contemplates the liquidation of all of the Debtor's assets and the termination of all of the Debtor's business operations.  The Debtor has prepared the Disclosure Statement pursuant to Code section 1125 in connection with its solicitation of votes on the Plan.  The purpose of the Disclosure Statement is to provide information of a kind and in sufficient detail to enable the holders of Claims in impaired Classes to make an informed judgment whether to accept or reject the Plan and to inform holders of unclassified Claims, classified Claims, and Interests of their treatment under the Plan.  Neither the Debtor nor the Bankruptcy Court has authorized the communication of any information about the Plan other than the information contained in the Disclosure Statement and the related materials transmitted herewith or filed with the Bankruptcy Court.
On June 9, 2011, after notice, the Bankruptcy Court approved the Disclosure Statement as containing "adequate information" of a kind and in sufficient detail to enable a hypothetical, reasonable investor typical of holders of Claims or Interests to make informed judgments about the Plan.  A copy of the Bankruptcy Court's order approving the Disclosure Statement (the "Disclosure Statement Order") is annexed hereto as Exhibit "B".  Approval of the

____________________

1
Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Plan, a copy of which is attached hereto as Exhibit "A," or the motion seeking approval of the adequacy of this Disclosure Statement.

Disclosure Statement by the Bankruptcy Court does not indicate that the Bankruptcy Court either has passed on the merits of the Plan or recommends acceptance or rejection of the Plan.
For the convenience of all parties, the terms of the Plan are summarized in the Disclosure Statement.  Although the Debtor believes that the Disclosure Statement accurately describes the Plan, all summaries of the Plan contained in the Disclosure Statement are qualified by the Plan itself, the exhibits thereto, and the documents described therein, which control in the event of any inconsistency with or incompleteness in the summaries provided in the Disclosure Statement.  Accordingly, the Debtor urges each recipient to review carefully the contents of the Disclosure Statement, the Plan, and the other documents that accompany or are referred to in the Disclosure Statement or the Plan before making a decision to accept or reject the Plan.
Attached as exhibits to this Disclosure Statement are (1) the Plan (Exhibit "A"); (2) the Disclosure Statement Order (Exhibit "B"); (3) balance sheet as of February 28, 2011 (Exhibit "C"); (4) the Tax Allocation Agreement (as defined below) (Exhibit "D"), (5) a numeric analysis comparing the costs of administration by a chapter 7 trustee against the costs incurred by using the liquidating trust procedure set forth herein (Exhibit "E"); and (6) biographical information of the proposed Liquidating Trustee and Trust Advisory Board (Exhibit "F").  Unless otherwise specified herein, this Disclosure Statement is based upon information available to the Debtor as of the date of the Disclosure Statement, and does not reflect events that may occur subsequent to that date, which may have a material impact on the information contained in the Disclosure Statement.  The Debtor will not make any effort to supplement or amend the Disclosure Statement to reflect changes beyond that date.  THE DEBTOR DOES NOT REPRESENT OR WARRANT THAT THIS DISCLOSURE STATEMENT IS COMPLETE OR THAT THE INFORMATION CONTAINED HEREIN IS FREE FROM ANY INACCURACY OR OMISSION.
ALTHOUGH THE DEBTOR'S PROFESSIONAL ADVISORS HAVE ASSISTED IN THE PREPARATION OF THIS DISCLOSURE STATEMENT BASED UPON THE FACTUAL INFORMATION AND ASSUMPTIONS FOR THE FINANCIAL, BUSINESS, AND ACCOUNTING DATA PROVIDED BY THE DEBTOR, THE DEBTOR'S PROFESSIONALS HAVE NOT INDEPENDENTLY VERIFIED THE INFORMATION SET FORTH IN THIS

DISCLOSURE STATEMENT AND MAKE NO REPRESENTATIONS OR WARRANTIES AS TO SUCH INFORMATION.  NOR DO SUCH PROFESSIONALS REPRESENT OR WARRANT THAT THIS DISCLOSURE STATEMENT IS COMPLETE OR IS FREE FROM ANY INACCURACY OR OMISSION.
ANY INFORMATION, REPRESENTATION, OR INDUCEMENT MADE TO SECURE OR OBTAIN ACCEPTANCES OR REJECTIONS OF THE PLAN THAT ARE OTHER THAN, OR ARE INCONSISTENT WITH, THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT SHOULD NOT BE RELIED UPON BY ANY PERSON IN ARRIVING AT A DECISION TO VOTE FOR OR AGAINST THE PLAN.  ANY SUCH ADDITIONAL INFORMATION, REPRESENTATIONS, AND INDUCEMENTS SHOULD BE IMMEDIATELY BROUGHT TO THE ATTENTION OF THE DEBTOR AND THE BANKRUPTCY COURT.

II.

CAUTIONARY STATEMENT
To the extent any information included in this Disclosure Statement contains forward looking statements within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), such forward looking information is based on information available when such statements were made and is subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements.
THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR THE ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

A.	Overview of Chapter 11
Chapter 11 is the principal business reorganization chapter of the Code.  In addition to permitting a debtor’s rehabilitation, chapter 11 promotes equality of treatment for similarly-

situated creditors and similarly-situated interest holders, subject to the priority of distributions prescribed by the Code.
The commencement of a chapter 11 case creates an estate that includes all of the legal and equitable interests of the debtor in property as of the bankruptcy commencement date.  The Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor in possession.”
Consummating a plan of reorganization is the principal objective of a chapter 11 case. A plan that is confirmed by the bankruptcy court is binding on the debtor, any person acquiring property under the plan, any creditor or interest holder of the debtor and any other entity as may be ordered by the bankruptcy court, in accordance with the applicable provisions of the Code.  Subject to certain limited exceptions, the order issued by a bankruptcy court confirming a plan provides for the treatment of the debtor’s claims and interests in accordance with the terms of the confirmed plan.

B.	Summary of Classification and Treatment
The following is a summary of the classification of all Claims and Interests under the Plan and the proposed treatment of each such Class under the Plan.  This summary is qualified in its entirety by reference to more detailed provisions set forth in the Plan, the terms of which are controlling.

TYPE OF CLAIM OR INTEREST	TREATMENT	ANTICIPATED RECOVERY
Administrative Expense Claims	Each holder of an Allowed Administrative Claim shall receive Cash equal to the unpaid portion of such Allowed Administrative Claim: (I) on the later of (x) the Effective Date and (y) the date an order of the Bankruptcy Court allowing the Administrative Claim becomes a Final Order, or (II) as otherwise ordered by the Bankruptcy Court.	100%
Priority Tax Claims	Each holder of an Allowed Priority Tax Claim shall receive	100%

TYPE OF CLAIM OR INTEREST	TREATMENT	ANTICIPATED RECOVERY

Cash equal to the amount of such Allowed Priority Tax Claim on the later of (x) the Effective Date, and (y) the date an order of the Bankruptcy Court allowing such Priority Tax Claim becomes a Final Order unless otherwise agreed to by the holder and the Debtor.

Secured Claims (Class 1)	Each holder of an Allowed Secured Claim shall receive on the later of (x) the Effective Date and (y) the date an order of the Bankruptcy Court allowing the Secured Claim becomes a Final Order either (i) Cash equal to the amount of the Allowed Secured Claim or (ii) possession of the property in which the holder of the Allowed Secured Claim has a perfected, unavoidable and enforceable lien.	100%

TYPE OF CLAIM OR INTEREST	TREATMENT	ANTICIPATED RECOVERY
Priority Claims (Class 2)	Each holder of an Allowed Priority Claim shall receive Cash equal to the amount of the Allowed Priority Claim on the later of (x) the Effective Date and (y) the date an order of the Bankruptcy Court allowing the Priority Claim becomes a Final Order.	100%
General Unsecured Claims (Class 3)
Each holder of an Allowed Unsecured Claim shall receive, on account of and in full satisfaction of its Allowed Unsecured Claim, on the Initial Distribution Date (i) a Cash Distribution in an amount equal to its pro rata portion of the Initial Distribution, and (ii) an allocation of Liquidating Trust Interests entitling such holder of an Allowed Unsecured Claim to its pro rata portion of future Distributions of any available Liquidating Trust Proceeds on each Distribution Date up to and including the Final Distribution Date.

The anticipated recovery ranges from 10% to 40%, depending on the outcome of the Tax Refund Complaint, the Receivership Claim, and objections to the FDIC's proof of Claim (see section V.A.2.a.(3), infra)

Convenience Claims (Class 4)	Each holder of an Allowed Convenience Claim shall receive Cash equal to 100% of the amount of the Allowed Convenience Claim on the later of (x) the Effective Date and (y) the date an order of the Bankruptcy Court allowing the Convenience Claim becomes a Final Order.	100%
Interests (Class 5)	Holders of Class 5 Interests shall neither receive nor retain any property under the Plan and all Interests of the Debtor shall be cancelled as of the Effective Date.	0%

C.	Summary of Voting On The Plan
The Bankruptcy Court may confirm the Plan if at least one noninsider impaired Class of Claims has accepted and certain statutory requirements are met as to both nonconsenting members within a consenting Class and as to dissenting Classes.  A Class of Claims has accepted the Plan when more than one-half in number and at least two-thirds in amount of the Allowed Claims actually voting, vote in favor of the Plan.  It is important to remember that even if the requisite number of votes to confirm the Plan are obtained, the Plan will not bind the parties unless and until the Bankruptcy Court makes an independent determination that confirmation is appropriate.
In this case, the Debtor believes that Class 3 (General Unsecured Claims) is impaired and therefore entitled to vote.  Classes 1 (Secured Claims), 2 (Priority Claims) and 4 (Convenience Claims) are unimpaired and, therefore, do not vote.  Class 5 (holders of Interests of the Debtor) will not receive or retain anything under the Plan, and is deemed to reject the Plan.  A party that disputes the Debtor's characterization of its Claim or Interest as unimpaired may request a finding of impairment from the Bankruptcy Court in order to obtain the right to vote.
After carefully reviewing this Disclosure Statement and the Plan, including the exhibits, each holder of an impaired Claim should vote on the enclosed ballot and return it in the envelope provided with the solicitation package.
TO BE COUNTED, YOUR BALLOT MUST BE COMPLETELY FILLED IN, SIGNED, AND TRANSMITTED IN THE MANNER SPECIFIED IN THE BALLOT SO THAT IT IS RECEIVED BY EPIQ BANKRUPTCY SOLUTIONS, LLC ("SOLICITATION AGENT") BY THE VOTING DEADLINE SPECIFIED IN THE BALLOT.  PLEASE FOLLOW CAREFULLY ALL INSTRUCTIONS CONTAINED IN THE BALLOT. ANY BALLOTS RECEIVED WHICH DO NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN OR WHICH INDICATE BOTH AN ACCEPTANCE AND REJECTION OF THE PLAN WILL NOT BE COUNTED.
THE DEBTOR BELIEVES THAT THE PLAN PROVIDES THE BEST FEASIBLE RECOVERY TO THE HOLDERS OF CLAIMS IN CLASS 3, AND THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF SUCH HOLDERS.  THE

DEBTOR RECOMMENDS THAT THE HOLDERS OF CLAIMS IN CLASS 3 VOTE TO ACCEPT THE PLAN.

III.

HISTORY OF THE DEBTOR

A.	The Debtor's Business
The Debtor was a diversified bank holding company headquartered in La Jolla, California.  It owns 100% of the common stock of Imperial Capital Bank (the "Bank"), a California state chartered commercial bank that had approximately $4 billion in assets and six retail branches located in California (Beverly Hills, Costa Mesa, Encino, Glendale, San Diego, and San Francisco), two retail branches located in Nevada (Carson City and Las Vegas), and one retail branch located in Baltimore, Maryland.  On the Petition Date, the California Department of Financial Institutions (the "DFI") closed the Bank and appointed and tendered receivership to the Federal Deposit Insurance Corporation (the "FDIC").  Immediately thereafter, the FDIC consummated a sale of certain of the Bank's assets and liabilities to City National Bank.  The Bank had been in business for thirty-five years.

B.	Events Leading Up To Chapter 11 Filing
Prior to the FDIC's seizure, the Debtor and Bank were primarily engaged in (i) originating and purchasing real estate loans secured by income producing properties for retention in their loan portfolio, (ii) originating entertainment finance loans, and (iii) accepting customer deposits through certificates of deposit, money market, passbook, and demand deposit accounts.
From September 2000 to December 2002, the Debtor created five trusts (the "ITLA Capital Statutory Trusts") that issued preferred securities.  Specifically, the ITLA Capital Statutory Trusts are ITLA Capital Statutory Trust I ("Trust I"), ITLA Capital Statutory Trust II ("Trust II"), ITLA Capital Statutory Trust III ("Trust III"), ITLA Capital Statutory Trust IV ("Trust IV"), and ITLA Capital Statutory Trust V ("Trust V").
Trust I issued $14 million of 10.6% cumulative trust preferred securities in September 2000.  Five months later, in February 2001, Trust II issued $15 million of 10.2% cumulative trust preferred securities.  In October 2002, Trust III issued $20 million of variable rate cumulative trust preferred securities.  Finally, in December 2002, Trust IV issued $10 million of variable rate cumulative trust securities and Trust V issued $25 million of variable rate cumulative trust preferred securities.  As of the Petition Date, the total amount of trust preferred securities (the "Trust Preferred Securities") was approximately $86.6 million.
In the five years prior to the Petition Date, the Bank engaged in a significant amount of residential and condominium construction lending.  The economic events of 2008 and 2009 dramatically impacted the Bank with respect to its origination and purchase of real estate loans, as the Bank's construction borrowers, who rely on the sale of homes to repay the Bank's loans, were not able to find buyers.  Some of those construction borrowers defaulted on their Bank loans.
On December 29, 2008, trading in the Debtor's shares on the New York Stock Exchange (the "NYSE") was suspended due to the Debtor's failure to meet the NYSE's minimum global market capitalization thresholds.  As of the Petition Date, the Debtor's shares were trading on the Pink Sheets under the symbol "IMPC".  The Debtor estimates that there are 76 holders of record of the Debtor's common stock, which represent an estimated 1,268 beneficial shareholders with a total of 5,248,760 shares outstanding.
After the seizure of the Bank, the Debtor commenced this chapter 11 case to protect its assets and develop a confirmable reorganization plan by utilizing those assets and potential business opportunities.

IV.
EVENTS DURING CHAPTER 11 CASE

A.	FDIC Seizure Of The Debtor's Books And Records
The FDIC seized the Bank without any prior notice and, on the Petition Date, took possession of the entirety of the premises used by both the Bank and the Debtor at 888 Prospect Street, La Jolla, California.  The FDIC took possession of books, records, documents, and personal property without regard to the differentiation between the assets and property of the Debtor and those of the Bank.
Among other things, the FDIC seized the Debtor's hard drive containing essential financial information and records.  Complicating matters further was the FDIC's immediate sale of the Bank's assets to City National Bank ("CNB") which, in turn, took possession of the office premises previously occupied by the Bank.  Accordingly, within a very short period of time, the Debtor was confronted with the loss of access to substantially all of its books and records, the loss of access to its computers and its internet site, and the termination of substantially all of its employees.  Due to the overwhelming presence of FDIC lawyers and marshals, it was not possible to physically prevent the FDIC from removing many items of personal property and records which belonged to the Debtor and not to the Bank.
The Debtor, through counsel, attempted to work with the FDIC to restore order and to recover personal property that the FDIC had removed.  Additionally, the Debtor attempted to resolve certain disagreements with the FDIC as to access to particular books and records and to the physical offices that had been used exclusively by the Debtor, and not by the Bank.  The Debtor and FDIC eventually entered into an arrangement under which the FDIC could be given access to additional materials and conduct an on-site inspection, while at the same time preserving all attorney-client and other privileges to the Debtor and obligating the FDIC to return materials, including the Debtor's hard drive, which had been taken during the seizure.

B.	Recovery Of Assets In The Debtor's Case
Throughout its chapter 11 case, the Debtor has focused on maximizing the value of its assets for the benefit of its Creditors.  The Debtor's most valuable assets are (i) its tax refunds for the years 2008 and 2009, and (ii) the property that was contained in a Rabbi Trust account.

1.	Recovery of Tax Refunds
Prior to the Petition Date, on December 12, 1997, the Debtor (at that time known as ITLA Capital Corporation), and the Bank (at that time known as Imperial Thrift & Loan Association) entered into a tax allocation agreement (the "Tax Allocation Agreement"), a copy of which is attached hereto as Exhibit "D".  Entry into the Tax Allocation Agreement allowed the Debtor and Bank to form an affiliated group that was legally authorized to file consolidated tax returns.   Pursuant to the Tax Allocation Agreement, the Debtor has filed tax returns for the affiliated group, though separate pro forma calculations were prepared as if both the Debtor and the Bank filed tax returns on a separate entity basis.  The Debtor also made all income tax payments for the affiliated group's consolidated returns.
On September 23, 2009, the Debtor filed its Form 1139 Corporation Application for Tentative Refund for the tax year ended 2008 (the "2008 Return").  In the 2008 Return, the Debtor sought to carry back losses for the tax year ended 2008 to the tax years ended 2006 and 2007 and tax credits from 2006 to 2005 for a total refund of approximately $17.1 million (the "2008 Refund").  On or about November 17, 2009, the Debtor received from the IRS approximately $5.9 million on account of the 2008 Return  (the "Partial 2008 Refund").  Shortly thereafter, but prior to the Petition Date, the Debtor turned the Partial 2008 Refund over to the Bank.
In August 2010, the Debtor filed its 2009 consolidated tax return (the "2009 Return"), as well as amended tax returns for years 2004 through 2007 to reflect the net operating loss carryback from 2009 to each of those years, and to claim the refunds from the loss carrybacks (collectively, the "2009 Returns").  The amount of the refund requested in the 2009 Returns is approximately $17.9 million (the "2009 Return" and the "2008 Return" shall be collectively referred to as the "Tax Returns").
The refunds requested in the Debtor's Tax Returns (collectively, the "Tax Refunds") are among the largest assets of the Debtor's Estate.  Because the Tax Refunds are property of the Debtor's Estate, the Debtor is entitled to recovery of all of the Tax Refunds and to distribute such funds through a chapter 11 plan.  However, the FDIC has asserted that it is entitled to all or a significant portion of the Tax Refunds in its capacity as receiver for the Bank.
In order to resolve the dispute over ownership of the Tax Refunds, on August 12, 2010, the Debtor filed its "Complaint (I) Seeking a Declaratory Judgment Regarding Ownership of Certain Tax Refunds; and (II) For Actual and Punitive Damages and For an Injunction for Violation of the Automatic Stay" (the "Tax Refund Complaint"), which commenced adversary proceeding number 10-90386-LA11.   The Official Committee of Unsecured Creditors (the "Committee") thereafter intervened in the Tax Refund Complaint as a party plaintiff.
Along with seeking a declaratory judgment that the Tax Refunds are property of the Debtor's Estate and that the FDIC is a general unsecured Creditor of the Debtor's Estate, the

Complaint seeks a determination that the FDIC violated the automatic stay by filing certain notices with the IRS after the Petition Date.
In late August 2010, the FDIC filed a motion to withdraw the reference of the Tax Refund Complaint to the United States District Court for the Southern District of California (the "District Court").  As of the date of the filing of this Disclosure Statement, the motion to withdraw the reference remained pending.  The Debtor and the Committee, however, have consented to withdrawal of the reference to the District Court of the Tax Refund cause of action in the Tax Refund Complaint.  The Debtor and the Committee have not consented to withdrawal of the reference of the stay violation cause of action in the Tax Refund Complaint.
On August 24, 2010, the Debtor and FDIC entered into the "Stipulation Between Imperial Capital Bancorp, Inc. and the Federal Deposit Insurance Corporation, as Receiver of Imperial Capital Bank to Establish Reserve Account" (the "Tax Reserve Stipulation"), which provided for the escrow of tax refunds (the "Tax Escrow Stipulation") pending resolution of the Complaint.  The Bankruptcy Court Entered an order approving the Tax Escrow Stipulation on the date it was filed.
Further, on November 24, 2010, the District Court entered the "Order Approving Joint Motion for Standstill Agreement Among Imperial Capital Bancorp, Inc.; The Federal Deposit Insurance Corporation, as Receiver; and the Official Committee of Unsecured Creditors to Stay Certain Pending Litigation" (the "Standstill Order").  The Standstill Order stayed the various litigation matters between the Debtor and FDIC (the Tax Refund Action, Claim Objection (as defined in Section III.C.1, infra) and the Receivership Complaint (as defined in Section III.D., infra) for a sixty-day period to allow settlement negotiations to take place.  The Standstill Order did not apply to the FDIC's motion to withdraw the reference.  Thereafter, to allow time for further settlement discussions, including settlement meetings between the Debtor, the Committee, and the FDIC, the parties continued the Standstill Order until February 18, 2011.  Unfortunately, although the parties exchanged several settlement proposals and counterproposals, they were unable to reach a settlement that resolved their disputes.

On April 8, 2011, the parties had a status conference with Magistrate Judge McCurine, Jr. with respect to the first claim for relief in the Tax Refund Action seeking declaratory relief regarding ownership of the Tax Refunds.  The deadline for a document exchange regarding expected summary judgment motions has been set for May 8, 2011, with a status conference regarding such production to occur on May 11, 2011.

2.	Rabbi Trust Complaint
The Debtor and Union Bank of California, N.A. ("Union Bank"), as trustee, are parties to the "Imperial Capital Bancorp Rabbi Trust Agreement Amended and Restated Effective January 1, 2005" (the "Rabbi Trust Agreement").  The trust (the "Rabbi Trust") created by the Rabbi Trust Agreement was established to provide a source of funds to satisfy the Debtor's obligations under the following six nonqualified benefit plans: (1) Imperial Bancorp Supplemental Executive Retirement Plan, as amended and restated effective January 1, 2005; (2) Imperial Capital Bancorp Salary Continuation Plan, as amended and restated effective February 1, 2006; (3) Imperial Capital Bancorp CNDC Plan (Employer Securities), effective January 1, 2003; (4) Imperial Capital Bancorp CNDC Plan (Non-Employer Securities), effective January 1, 1997; (5) Imperial Capital Bancorp 409A CNDC 2004 Plan (Employer Securities), effective January 1, 2005; and (6) Imperial Capital Bancorp 409A CNDC 2005 Plan (Non-Employer Securities), effective January 1, 2005.
As of the Petition Date, the value of the Rabbi Trust was approximately $2 million.  Additionally, the Rabbi Trust was the owner of a variable life insurance policy (the "Policy") with the Equitable Life Assurance Society of the United States ("Equitable").
Under the terms of the Trust Agreement, in the event of the Debtor's insolvency, all Rabbi Trust assets are subject to the Claims of the of the Debtor's Creditors.  Accordingly, the Debtor was entitled to obtain the transfer of all the assets in the Rabbi Trust to the Debtor, including the Policy, for Distribution to its Creditors.
In order to obtain the funds in the Rabbi Trust for its Estate, the Debtor filed a complaint (the "Rabbi Trust Complaint") against Union Bank and the beneficiaries of the Rabbi Trust Agreement, Brian Benson, Timothy Doyle, George Haligowski, Thom Hobbs, David Hunt,

Charles Kohl, Rosemary Lennon, Lyle Lodwick, Phillip Lombardi, and Scott Wallace (collectively, the "Rabbi Trust Defendants").
In the Complaint, the Debtor sought Entry of an order requiring Union Bank to turn over to the Debtor the assets of the Rabbi Trust and a declaratory judgment against the Rabbi Trust Defendants that the Rabbi Trust assets were property of the Estate.  In July 2010, Union Bank agreed to the terms of a stipulated judgment that provided the Debtor with the relief requested in the Complaint.  Over the next two months, the Debtor obtained default judgments against seven of the ten individual defendants, and entered into stipulated judgments with the three other individual defendants.   As of the filing of the Disclosure Statement, the Debtor has recovered all of the funds in the Rabbi Trust and cash surrender value of the Policy, which collectively total approximately $6.7 million.  The adversary proceeding commenced by the Rabbi Trust Complaint was closed by the Bankruptcy Court on September 27, 2010.

3.	The Debtor's Claim In The Bank's Receivership Estate
On March 24, 2010, the Debtor filed a claim in the Bank's receivership estate (the "Receivership Claim").  In its Receivership Claim, the Debtor alleges the following claims:  (i) turnover of tax refunds, (ii) reservation of rights to bring an action based on Code sections 547 and 548, (iii) reimbursement of expenses pursuant to an expense sharing and services agreement between the Debtor and Bank, (iv) damages against the FDIC for improper asset seizures, and (v) recovery of the monies in an account that was improperly transferred to City National Bank.  The Debtor alleges that the total amount of the Receivership Claim is at least $7 million.
On August 6, 2010, the FDIC sent the Debtor a notice of disallowance of the Receivership Claim.   In accordance with applicable federal law, in October 2010, the Debtor filed with the District Court its "Complaint:  (I) To Avoid and Recover Transfers Pursuant to Sections 547, 548, and 550 of the Code; (II) For a Declaratory Judgment That Certain Insurance Policies are Property of the Estate; (III) For Indemnification, Contribution, and Reimbursement; (IV) For Damages for Breach of Expense Sharing Agreement; (V) For Reimbursement of Amounts Paid to Employees Under Benefit Plans; (VI) For a Judgment For All Amounts Due; and (VII) For a Declaratory Judgment For Claims Against the Receivership and Deeming Void the FDIC-R's

Disallowance of the Receivership Claims" (the "Receivership Complaint"), which commenced case number 3:10-cv-02067-MMA.
On March 4, 2011, the FDIC filed a motion to dismiss certain causes of action under the Receivership Complaint.  As of the filing of this Disclosure Statement, the Debtor and FDIC obtained District Court approval to continue the hearing on the motion to dismiss while they attempt to resolve it through a stipulation.

4.	Liquidation Of Personal Property
During its case, the Debtor also obtained Bankruptcy Court approval to liquidate certain personal property.  On March 10, 2010, the Bankruptcy Court Entered an order authorizing the Debtor to sell four of its automobiles.  Additionally, on July 9, 2010, the Bankruptcy Court Entered an order allowing the Debtor to sell 1,900 shares of Prudential Financial stock.  Finally, on August 11, 2010, the Debtor received Bankruptcy Court authorization to employ Fischer Auction Company, Inc. ("Fischer") to sell certain personal property.  Subsequently, Fischer conducted an auction of the Debtor's office furnishings in September 2010.  Collectively, the Debtor estimates that it obtained the amount of $200,000 for the aforementioned personal property.

5.	Avoidance Actions

a.	Investigation of Claims Against Directors and Officers
The Debtor has been informed by the Committee that during the case the Committee performed an investigation, on the Debtor's behalf, related to potential claims against the Debtor’s present and former officers and directors related to their prepetition conduct.  At the end of October 2010 and prior to the expiration of the Debtor’s D&O insurance policy, the Committee sent a letter to the Debtor, which the Debtor sent to its insurer, for the purpose of preserving the Debtor’s right to recover under the D&O insurance policy on account of any potential claims that may be discovered as a result of the Committee’s investigation.  The Debtor is informed that the Committee’s investigation is ongoing.

b.	Investigation of Claims Against Insiders
The Debtor has been informed by the Committee that the Committee, on behalf of the Debtor, analyzed prepetition Insider transfers and other potential avoidance actions that the Debtor may have against Insiders.  Although no claims or causes of action have yet been asserted against such Insiders, the Debtor has been informed that the Committee’s investigation is ongoing, and action may be brought against the Insiders in the future.

C.	Proofs Of Claim Filed In The Debtor's Case
On April 15, 2010, the Debtor filed its "Ex Parte Motion for Order Establishing a Bar Date for Filing Proofs of Claim or Interest Pursuant to 11 U.S.C. § 501" (the "Bar Date Motion") [Docket No. 136].  This Bankruptcy Court granted the Bar Date Motion on the day that it was filed, and established a general Claims bar date of June 14, 2010 and a governmental Claims bar date of June 16, 2010.

1.	Proof Of Claim Filed By The FDIC
On or about June 25, 2010, the FDIC filed a proof of Claim in the Debtor's case (the "FDIC Claim") in the aggregate sum of $88,900,000.  Among other things, the FDIC asserts in the FDIC Claim that at least $48.2 million of the FDIC Claim is based upon the Debtor's alleged obligation under Code section 365(o) to assume and immediately cure the capital deficits of the Bank (the "Capital Maintenance Claims").   The FDIC Claim also asserts in its claim that the Capital Maintenance Claims are entitled to priority status.
In order to expeditiously resolve the dispute concerning the allowance and priority of the Capital Maintenance Claims, on July 29, 2010, the Debtor filed its "Objection to 'Capital Maintenance Claims' Portion of Federal Deposit Insurance Corporation's Proof of Claim" (the "Claim Objection") [Docket No. 228].  In the Claim Objection, the Debtor demonstrates, among other things, that the Debtor never made any commitment to any regulatory agency to maintain the capital of the Bank, and that the Capital Maintenance Claims should be disallowed.  Should the Debtor ultimately be unsuccessful in defeating the Capital Maintenance Claim, it is likely that the Debtor's chapter 11 case will be converted to chapter 7 because the Debtor will be unable to satisfy the Capital Maintenance Claims in full pursuant to Code sections 365(o) and 507(a)(9).
The FDIC has filed a motion to withdraw the reference of the Claim Objection to the District Court, and a hearing to consider the withdrawal of the reference had not been set as of the filing of the Disclosure Statement.

The FDIC Claim also contains other claims.  First, the FDIC asserts that it is entitled to turnover of Tax Refunds, which total approximately $29 million.  Second, the FDIC asserts an Unsecured Claim in the amount of approximately $11.5 million based on the following:  (i) approximately $4.5 million in insurance proceeds and premium refund claims, and (ii) approximately $7 million in funds relating to the Rabbi Trust.  Finally, the FDIC asserts unliquidated Claims on behalf of the Bank against the Debtor for (i) intercompany charges, (ii) amounts in certain of the Debtor's deposit funds, (iii) potential fraudulent transfers made by the Bank, and (iv) litigation recovery Claims.  Aside from the allegations contained in the Tax Refund Complaint and issues raised in the Claim Objection, the Debtor has not yet evaluated or prepared objections to the remaining FDIC Claims.

2.	Proof of Claim Filed by the California Franchise Tax Board
The California Franchise Tax Board ("FTB") filed a $4.4 million priority proof of Claim (and a $.04 million Unsecured Claim) in the Debtor's Case.  The Debtor is in the process of analyzing the FTB's Claim, but believes that it will be disallowed in its entirety.  As of the filing of this Disclosure Statement, the Debtor was engaged in negotiations with the FTB that might result in the voluntary reduction of a significant portion of the FTB's Claim.  Additionally, the Debtor has prepared a draft objection to the FTB's Claim.

3.	General Unsecured Claims
As of the date of the filing of this Disclosure Statement, the total amount of Unsecured Claims asserted against the Debtor, not including the FDIC Claims, was $103,943,229.59, which consists primarily of Claims asserted by The Bank of New York Mellon f/k/a The Bank of New York  ("BNY Mellon") and U.S. Bank National Association ("U.S. Bank"), each in their capacity as indenture trustees for the Trust Preferred Securities.  BNY Mellon filed one proof of Claim totaling $31,841,833.78, while U.S. Bank filed three proofs of Claim totaling $60,975,312.98.
In addition to the BNY Mellon and the U.S. Bank proofs of Claim, forty-one (41) proofs of Claim have been filed in the Case.  The Debtor has reviewed all of the proofs of Claim filed in its Case.  A number of Claims that Creditors have against the Bank appear to have been improperly filed against the Debtor.  Accordingly, the Debtor has prepared a draft omnibus objection to such Claims, which will seek disallowance of approximately $250,000 in Claims in the aggregate.  In addition, the Debtor intends to file additional objections on the grounds that, inter alia, the Claims are duplicates or are inconsistent with the Debtor's books and records.

D.	General Pleadings Filed In Debtor's Case
Throughout its case, the Debtor has also filed numerous motions and applications relating to the administration of its chapter 11 case.

1.	First Day Motions
On the Petition Date, the Debtor filed three emergency motions with the Bankruptcy Court:  (1) the Motion for an Order Limiting the Scope of Notice,  (2) the Motion for Continuance of Utility Service and Approval of Adequate Assurance of Payment to Utility Companies, and (3) the Motion for Order Extending Time to File Schedules and Statements (collectively, the "First Day Motions").  The Bankruptcy Court Entered orders approving all of the First Day Motions.

2.	Schedules And Statement Of Financial Affairs
Despite not having access to its books and records, on January 21, 2010, the Debtor filed its Schedules and Statement of Financial Affairs ("SOFA").  After obtaining its books and records, the Debtor filed amendments to the Schedules and SOFA on February 23, 2010 and March 1, 2010, respectively.  In its amended Schedules, the Debtor estimated that its assets totaled approximately $40.4 million and that its prepetition liabilities were approximately $98.7 million.

3.	Modification Of Lease
Shortly after the Petition Date, the Debtor recognized that it would not need to utilize the 21,903 square feet of La Jolla, California office space that it had been leasing under the "Agreement of Lease" (the "Lease") with 888 Prospect LJ, LLC (the "Landlord").  The monthly rent under the Lease was approximately $81,216.00.  Rather, the Debtor only needed to utilize one suite (Suite 300) that consisted of approximately 1,736 square feet.  Accordingly, the Debtor reached an agreement with the Landlord whereby the Debtor agreed to reject the Lease as of January 31, 2010, and enter into a new month-to-month lease (the "New Lease") for Suite 300 whereby the Debtor would only pay monthly rent of $6,440.56.  The Debtor filed and served a motion for approval to enter into a stipulation (the "Stipulation") to reject the Lease and enter into the New Lease, which was approved by the Bankruptcy Court on March 10, 2010.
On September 23, 2010, the Debtor filed a motion for authority to enter into an amendment to the New Lease, which the Bankruptcy Court approved.  Under the amendment, the Debtor relocated to Suite 210 at 888 Prospect Avenue, and its rental payments have decreased by over $1,000 per month to $5,205.13.

4.	Interim Compensation For Professionals And Insider Compensation
On May 3, 2010, the Debtor filed its "Motion for Order Pursuant to 11 U.S.C. § 105 and 331 Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals" (the "Interim Compensation Motion").  Through the Interim Compensation Motion, the Debtor sought approval of a procedure that would authorize the Professionals employed in this case to receive payment of 80% of their fees and 100% of their expenses on a monthly basis.  The Bankruptcy Court Entered an order approving the Interim Compensation Motion on June 11, 2010.
Additionally, during the Case, the Debtor has filed applications to compensate Messrs. Kiley and Rusnak pursuant to Local Bankruptcy Rule 4002-2. The Bankruptcy Court has authorized the Debtor to pay Mr. Rusnak the amount of $12,333.34 per month, and, previously, Mr. Kiley the amount of $10,000 per month.  Effective February 28, 2011, Mr. Kiley resigned from his position as CEO of the Debtor and as a member of the Debtor's board of directors.

5.	Motion To Limit Trading Of Common Stock
Early in the Case, the Debtor considered the formulation of a reorganization plan, rather than a liquidating plan based on the use of the Debtor's NOLs.  In theory, the Debtor could enter into a transaction whereby a third party would provide consideration to the Debtor in exchange for its corporate shell and NOLs.  A potential purchaser's ability to use the Debtor's NOLs, however, was subject to many risk factors that could have reduced or eliminated the NOLs under certain circumstances.
Accordingly, to prevent the potential loss of NOLs, the Debtor filed its "Motion for Order (A) Limiting Certain Transfers of Equity Interests in the Debtor and (B) Approving Related Notice Procedures" (the "NOL Motion").  The relief requested in the NOL Motion was designed to provide the Debtor with advance notice of certain transfers that may jeopardize its NOLs, and to enable the Debtor, if necessary, to obtain substantive relief from this Bankruptcy Court to protect those NOLs.  The Bankruptcy Court Entered an order approving the NOL Motion on August 13, 2010.

E.Appointment Of Committee
On March 9, 2010, the United States Trustee appointed a three member official committee of Creditors holding Unsecured Claims against the Debtor (the "Committee").  Official committees appointed under section 1102 of the Code have, among other rights, the right (i) to consult with a debtor concerning administration of the case; (ii) to investigate the acts, conduct, assets, liabilities, and financial condition of the debtor, the debtor's operations, and any other matter relevant to the case or to the formulation of a plan; and (iii) to participate in the formulation and acceptance or rejection of a plan.  The Committee consists of the following entities:  (1) U.S. Bank as Trustee for ITLA Capital Statutory Trusts I, II, V; (2) 888 Prospect LJ, LLC; and (3) BNY Mellon as Indenture Trustee for ITLA Capital Statutory Trusts III and IV.

F.Retention Of Professionals.
The Debtor received Bankruptcy Court approval to employ the following Professionals:
(1)	Stutman, Treister & Glatt Professional Corporation as reorganization counsel for the Debtor (order Entered January 20, 2010);
(2)	Squar, Milner, Peterson, Miranda & Williamson LLP as accountants for the Debtor (order Entered January 28, 2010);
(3)	Silver Freedman & Taff LLP as special regulatory counsel for the Debtor (order Entered January 28, 2010);
(4)	Ernst & Young, LLP, as tax services provider to the Debtor (order Entered April 14, 2010); and
(5)	Epiq Bankruptcy Solutions, LLC as solicitation agent for the Debtor (order Entered May 24, 2011).
The Committee obtained Bankruptcy Court approval to employ the following professionals:
(1)	Akin Gump Strauss Hauer & Feld LLP, as counsel to the Committee (order Entered April 19, 2010); and
(2)	FTI Consulting, Inc., as financial advisor to the Committee (order Entered July 2, 2010).

G.	Officers and Members of the Board of Directors
As of the filing of this pleading, the Debtor's Board of Directors consists of Norval L. Bruce, George W. Haligowski, Jeffrey L. Lipscomb, Sandor X. Mayuga, Hirotaka Oribe, and Robert R. Reed.   Mr. Anthony Rusnak is Chief Operating Officer, General Counsel, and Secretary for the Debtor.

H.	Current Value of Debtor's Assets
Assuming that the Debtor prevails in the Tax Refund Complaint, as of the filing of this Disclosure Statement, the Debtor estimates that its assets total approximately $40 million.  See Exhibit "C" to this Disclosure Statement (Balance Sheet).  Among the more significant assets are the following:

1.	Cash on Hand
As of the date of the filing of this Disclosure Statement, the Debtor had Cash on hand of approximately $10.4 million, which is presently being held in a number of accounts with Bank of America and Torrey Pines Bank.  This Cash was generated through, interalia, (1) collection of the proceeds in the Rabbi Trust Account, (2) obtaining the Cash surrender value of one life insurance policy, and (3) the sale of personal property.

2.	Tax Refunds
As stated above (see section IV.B.1, supra), the Debtor estimates that it will receive the amount of $29 million on account of the 2008 and 2009 Tax Refunds.   The FDIC has asserted that it is entitled to the Tax Refunds, and, as previously discussed (see section III.B.1, supra), an adversary proceeding (the Tax Refund Complaint) to resolve this dispute is presently pending before the District Court subject to the potential entry of an order withdrawing the reference of the automatic stay violation claim for relief in the Tax Refund Complaint.

3.	Other Assets
The Debtor also possesses approximately $140,000.00 in other assets, including: (i) prepaid Delaware state taxes ($99,945.00); (ii) rental security deposit ($30,971.51); and (iii) miscellaneous accounts receivable ($13,860.77).

V.

SUMMARY OF THE PLAN OF REORGANIZATION
The Plan divides the prepetition, non-tax Claims against the Debtor into four Classes:  (1) Secured Claims, (2) Priority Claims, (3) General Unsecured Claims, and (4) Convenience Claims.  A fifth Class is for the holders of Interests in the Debtor.
The Debtor does not believe that it has any Secured Claims, but to the extent that there are any such Claims, those Claims will be left unimpaired, i.e., those claimants will have available to them all rights and remedies that would otherwise be available were the Debtor not in a chapter 11 proceeding.
To the extent the Debtor has any allowed non-tax priority Unsecured Claims, the Plan provides for those Claims to be unimpaired.
General Unsecured Claims (other than Convenience Claims in Class 4) are all included in Class 3.  Class 3 Claims are impaired.  The Plan provides that each holder of an Allowed Class 3 Claim shall receive, on account of and in full satisfaction of its Allowed Class 3 Claim, (i) a Cash Distribution in an amount equal to its pro rata portion of the Initial Distribution, and (ii) an allocation of Liquidating Trust Interests entitling such holder of an Allowed Class 3 Claim to its pro rata portion of future Distributions of any available Liquidating Trust Proceeds.
Convenience Claims are Unsecured Claims (other than Trust Claims), the allowed amount of which are $7,500 or less or which are reduced at the Claim holder's option to $7,500.  The Plan provides for each holder of a Convenience Claim to receive Cash equal to 100% of the amount of the Allowed Convenience Claim.
Class 5 is comprised of holders of Interests in the Debtor.  Holders of Class 5 Interests shall neither receive nor retain any property under the Plan and all Interests of the Debtor shall be cancelled as of the Effective Date of the Plan.

THE DESCRIPTION OF THE PLAN SET FORTH BELOW IS ONLY A SUMMARY OF SOME OF THE MATERIAL PROVISIONS OF THE PLAN AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED PROVISIONS SET FORTH IN THE PLAN, THE TERMS OF WHICH ARE CONTROLLING OVER THE SUMMARY SET FORTH BELOW.  The Plan is attached hereto as Exhibit "A" and is hereby made a part of this Disclosure Statement.

A.	Summary Of Classification Of Treatment Of Claims And Interests Under The Plan.
The following discussion summarizes the classification and treatment of Claims and Interests under the Plan.

1.	Unclassified Claims.
Certain types of Claims are not placed into voting Classes; instead they are unclassified.  They are not considered impaired and they do not vote on the Plan because they are automatically entitled to specific treatment provided for them in the Code.  As such, the Debtor has not placed the following Claims in a Class.  The treatment of these Claims is provided below.

a.	Administrative Claims.

(1)	Treatment.
Administrative Claims are generally comprised of the actual and necessary costs and expenses of preserving the Estate and operating the business of the Debtor after the Petition Date.  The Code requires that allowed administrative expenses be paid on the Effective Date unless the party holding the administrative expense agrees otherwise.
Unless otherwise agreed to by the holder of an Allowed Administrative Claim and the Debtor or the Liquidating Trustee, as applicable, each holder of an Allowed Administrative Claim shall receive Cash equal to the unpaid portion of such Allowed Administrative Claim: (I) on the later of (x) the Effective Date and (y) the date an order of the Bankruptcy Court allowing the Administrative Claim becomes a Final Order, or (II) as otherwise ordered by the Bankruptcy Court.
The Debtor is presently aware of two types of Administrative Claims.  The first type consists of debt incurred by the Debtor in the ordinary course of its business (other than tax Claims) since the Petition Date, including trade debt and operating expenses.  Holders of these types of

Administrative Claims will not be required to file any requests for payment of such Claims.  Such Administrative Claims shall be assumed and paid by the Liquidating Trustee pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Claim, without any further action by the holder of such Claim.
The second type of Administrative Claim consists of Claims for fees and expenses as allowed by Order of the Bankruptcy Court for Professionals employed by the Debtor.  All compensation awarded to Professionals under the Code must be approved by the Bankruptcy Court, and Professionals must file fee applications that are considered by the Bankruptcy Court.
Since the Petition Date, the Debtor has made interim administrative expense payments to Professionals pursuant to various Bankruptcy Court orders, and, after the Effective Date, Professionals will file final fee applications that seek final allowance of such amounts paid to Professionals and allowance and payment of amounts remaining outstanding to Professionals as of the Effective Date.

(2)	Deadlines.
All applications, including final applications, for compensation of Professionals for services rendered and for reimbursement of expenses incurred on or before the Effective Date, and any other request for compensation by any Person for making a substantial contribution in the Case, and all other requests for payment of an Administrative Claim incurred before the Effective Date under sections 503(b), 507(a)(1), or 507(b) of the Code (except for Claims under 28 U.S.C. § 1930) shall be filed no later than sixty (60) days after the Effective Date.
As to other administrative expenses that do not require Bankruptcy Court approval to become Allowed Claims, Creditors shall file such requests for an administrative expense payment with the Bankruptcy Court and serve on the Liquidating Trustee and United States Trustee no later than sixty (60) days after the Effective Date or by such other bar date as the Bankruptcy Court may set.  Holders of claims for the provision of ordinary-course goods and services post-petition to the Debtor need not file requests for payment of administrative expenses.
Any such Administrative Claim not filed or submitted as explained above within these deadlines shall be forever barred, and any Creditor that is required to file a request for payment of such administrative expense and that does not file such request by the applicable bar date shall be forever barred from asserting such claim or request against the Debtor, the Estate, the Liquidating Trust, or the Trust Property.

b.	Priority Tax Claims.
Priority Tax Claims are comprised of Claims of federal, state and local Governmental Entities for taxes, interest and penalties for certain periods specified in section 507(a) of the Code.   The FTB has filed a Priority Claim in the amount of approximately $4.4 million.  While the Debtor has not completed its analysis of the FTB's Claim, the Debtor believes that the Claim is invalid.  The Debtor is unaware of any other material Priority Tax Claims.
Each holder of an Allowed Priority Tax Claim shall receive Cash equal to the amount of such Allowed Priority Tax Claim on the later of (x) the Effective Date, and (y) the date an order of the Bankruptcy Court allowing such Priority Tax Claim becomes a Final Order, unless otherwise agreed to by the holder and the Debtor.  Holders of Allowed Priority Tax Claims shall not be entitled to receive any payment on account of interest that accrued after the Petition Date on, or penalties with respect to or arising in connection with, such Allowed Priority Tax Claims, except as specifically allowed by Final Order of the Bankruptcy Court.

2.	Classification and Treatment of Claims.

a.	Classes Of Claims And Interests.
The following is a designation of the Classes of Claims and Interests under the Plan.  A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class.  A Claim or Interest is classified in a particular Class regardless of whether the Claim or Interest is an Allowed Claim or Interest in that Class, or only asserted as such, but only to the extent that it has not been paid, released, disallowed, or otherwise satisfied.  The treatment with respect to each Class of Claims and Interests provided for in the Plan shall be in full and complete satisfaction and release of such Claims and Interests.

(1)	Class 1 (Secured Claims)
Class 1 consists of all Secured Claims.  The legal, equitable and contractual rights of the holders of Allowed Secured Claims are unaltered by the Plan.  Unless otherwise agreed to by the holder of an Allowed Secured Claim and the Debtor, each holder of an Allowed Secured Claim shall receive on the later of (x) the Effective Date, and (y) the date an order of the Bankruptcy Court allowing the Secured Claim becomes a Final Order, on account of and in full satisfaction of its Allowed Secured Claim, either of the following treatments at the election of (A) the Debtor, with the consent of the Committee, or (B) if after the Effective Date, the Liquidating Trustee: (i) Cash equal to the amount of the Allowed Secured Claim or (ii) possession of the property in which the holder of the Allowed Secured Claim has a perfected, unavoidable and enforceable lien, security interest or other charge and relief from the automatic stay provided by section 362 of the Code to foreclose, collect upon or set-off the property in accordance with applicable non-bankruptcy law; provided, however, that any time after the Confirmation Date but before the Effective Date, the Debtor, with the consent of the Committee, can elect to give to the holder of an Allowed Secured Claim the treatment provided in subparagraph (ii) above.
Class 1 is unimpaired under the Plan and the holders of Class 1 Allowed Secured Claims are deemed to accept the Plan.  The Debtor does not believe that there are any Secured Claims in this Case.

(2)	Class 2 (Priority Claims)
Class 2 consists of all Priority Claims.  Unless otherwise agreed to by the holder of an Allowed Priority Claim and (A) the Debtor, with the consent of the Committee or, (B) if after the Effective Date, the Liquidating Trustee, each holder of an Allowed Priority Claim shall receive Cash equal to the amount of the Allowed Priority Claim on the later of (x) the Effective Date, and (y) the date an order of the Bankruptcy Court allowing the Priority Claim becomes a Final Order.
Class 2 is unimpaired under the Plan and holders of Class 2 Allowed Priority Claims are deemed to accept the Plan.  As stated above, the FDIC has alleged that it possesses a $48.2 million Priority Claim against the Debtor.  The Debtor has filed an objection to the Capital Maintenance Claim.  If the Capital Maintenance Claim is allowed as a Priority Claim, the Debtor will be unable to confirm the Plan absent FDIC consent.  In addition, the Debtor believes that there may be nominal employee related Claims entitled to treatment as Priority Claims.

(3)	Class 3 (General Unsecured Claims)
Class 3 consists of all Unsecured Claims against the Debtor which are not included in any other Class in the Plan or otherwise provided for in the Plan, including the Trust Claims.  Each holder of an Allowed Class 3 Claim shall receive, on account of and in full satisfaction of its Allowed Class 3 Claim, on the Initial Distribution Date (i) a Cash Distribution in an amount equal to its pro rata portion of the Initial Distribution, and (ii) an allocation of Liquidating Trust Interests entitling such holder of an Allowed Class 3 Claim to its pro rata portion of future Distributions of any available Liquidating Trust Proceeds on each Distribution Date up to and including the Final Distribution Date.  Class 3 is impaired under the Plan and holders of Allowed Class 3 Claims are entitled to vote to accept or reject the Plan.
The Debtor estimates that holders of Allowed Class 3 Claims will receive approximately a 9% to 38% recovery on account of their Claims against the Debtor.  The reason for this range is that, at the time of the filing of this Disclosure Statement, the FDIC Claim had not been liquidated.  As discussed above, the FDIC Claim can be broken down into three categories:  (i) the Capital Maintenance Claims in the amount of approximately $48.2 million (asserted to be a Priority Claim by the FDIC), (ii) assertion of an entitlement to the Debtor's Tax Refunds in the amount of approximately $29 million, and (iii) an Unsecured Claim in the amount of at least $11.5 million.
As stated above, if the FDIC's Capital Maintenance Claim is allowed, the Debtor's case will likely be converted to chapter 7.  The table below illustrates the recovery to Holders of Allowed Class 3 Claims in other scenarios where the Debtor's objection to the Capital Maintenance Claim is sustained. For the purposes of this chart: (i) the Debtor’s cash on hand is valued at $10.4 million; (ii) the Tax Refunds are valued at $29.2 million; (iii) the FDIC Unsecured Claims are valued at $11.5 million; and (iv) it is assumed that the Debtor does not prevail in the Receivership Complaint with respect to the preference claim for approximately $7 million and that the Debtor receives no recovery from other avoidance actions or litigation (i.e., claims against the directors and officers).

Outcome of Actions (1)	Total Amount of Property Available for Distribution to Class 3 Creditors	Total Amount of Allowed Class 3 Claims	Recovery to Holders (2) (3)
• Debtor prevails in Tax Refund Complaint •FDIC Unsecured Claims are disallowed (4)	Approximately $40 million	Approximately $104 million	Approximately 38%
• Debtor prevails in Tax Refund Complaint •FDIC Unsecured Claims are allowed (5)	Approximately $40 million	Approximately $145 million	Approximately 27%
• FDIC prevails in Tax Refund Complaint •FDIC Unsecured Claims are disallowed	Approximately $10 million	Approximately $104 million	Approximately 10%
• FDIC prevails in Tax Refund Complaint •FDIC Unsecured Claims are allowed	Approximately $10 million	Approximately $115 million	Approximately 9%
Notes:
(1)The outcomes described above are for illustrative purposes only and do not account for all possible scenarios. All dollar amounts are subject to change.
(2)This analysis assumes that the asserted $4.4 million priority claim of the California Franchise Tax Board is disallowed in its entirety.
(3)This analysis does not account for any of the costs to the estate of pursuing the various litigations through to recovery, nor does it account for costs related to the administration of the Liquidating Trust.
(4)This scenario assumes that any Unsecured Claim by the FDIC on account of the Tax Refunds is also disallowed.
(5)This scenario assumes a corresponding Unsecured Claim by the FDIC of $29.2 million on account of the Tax Refunds.

This analysis is provided for demonstrative purposes only and cannot be relied upon as a statement of definitive recoveries. In addition, this chart should not be construed as an admission or waiver of any defense, claim, right, or privilege with respect to the Tax Refund Complaint, the Receivership Complaint, the Claim Objection, or any other pending or future litigation of the Debtor or the Liquidating Trust, as applicable.
In addition, recoveries to holders of Allowed Trust Claims could be impacted by claims for fees and expenses asserted by the Indenture Trustees.  To the extent the Debtor does not otherwise pay such fees and expenses, the resulting claims of the Indenture Trustees will be applied against Distributions to holders of Trust Claims and Distributions to holders of Trust Claims will be reduced per the terms of the relevant Indenture.

(4)	Class 4 (Convenience Claims)
Class 4 consists of Convenience Claims.  Each holder of an Allowed Convenience Claim shall receive, on account of and in full satisfaction of its Allowed Convenience Claim, Cash equal to 100% of the amount of the Allowed Convenience Claim on the later of (x) the Effective

Date, and (y) the date an order of the Bankruptcy Court allowing the Convenience Claim becomes a Final Order.  Class 4 is unimpaired under the Plan and the holders of Class 4 Allowed Claims are deemed to accept the Plan pursuant to section 1126(f) of the Code.
Without taking into consideration the Claims of Creditors that elect to reduce their Claims to under $7,500, the Debtor believes that the total amount of Class 4 Claims will be less than $50,000.

(5)	Class 5 (Holders of Interests In the Debtor)
Class 5 is comprised of holders of Interests in the Debtor.  Holders of Class 5 Interests shall neither receive nor retain any property under the Plan and all Interests of the Debtor shall be cancelled as of the Effective Date.  Class 5 is impaired under the Plan and the holders of Class 5 Interests are deemed to reject the Plan.

B.	Executory Contracts And Unexpired Leases.
The Debtor has the right, subject to Bankruptcy Court approval, to assume or reject executory contracts or unexpired leases entered into prior to the Petition Date.  Generally, damages resulting to the other party from a rejection are treated as an Unsecured Claim arising prior to the Petition Date and included in the appropriate Class to the extent such Claim is allowed by the Bankruptcy Court.
All executory contracts or unexpired leases of the Debtor, except (a) those previously assumed and assigned by Final Order, and (b) those which are assumed under the Plan, are rejected.  The Debtor shall file a schedule of executory contracts to be assumed, if any, in the Plan Supplement.
Any Claims arising from the rejection of an executory contract or unexpired lease as a result of confirmation of the Plan shall be filed with the Bankruptcy Court and served on the Liquidating Trustee, and its counsel, no later than thirty (30) days after the Effective Date.
The Debtor reserves the right at any time before confirmation to amend the schedule of executory contracts to be assumed.  The Debtor shall provide notice of any amendment to the parties to the affected executory contract or unexpired lease, counsel to the Committee, and the United States Trustee.

C.	Implementation Of The Plan.

1.	Conditions to Confirmation
The only condition precedent to confirmation of the Plan is that the Bankruptcy Court shall have Entered the Confirmation Order in form and substance acceptable to the Debtor and the Committee.

2.	Conditions to Effective Date
The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with the Plan:
(i)           the Confirmation Order shall be a Final Order;
(ii)           all other actions and all agreements, instruments or other documents necessary to implement the terms and provisions of the Plan shall have been effected, and in each case, shall have been duly and validly executed and delivered by the parties thereto and all conditions to their effectiveness shall have been satisfied or waived in accordance therewith;
(iii)           the Debtor shall have received all authorizations, consents, rulings, opinions, or other documents that are determined by the Debtor, with the consent of the Committee, to be necessary to implement the Plan and that are required by law, regulation, or order;
(iv)           the Debtor shall have purchased insurance in accordance with Article VIII, Section E of the Plan; and
(v)           the Debtor shall have paid all outstanding Allowed Administrative Claims.

3.	Execution of the Liquidating Trust Agreement.
On or before the Effective Date, the Debtor and the Liquidating Trustee shall execute and deliver the Liquidating Trust Agreement, and shall take all other necessary actions to establish the Liquidating Trust.  The Liquidating Trust Agreement may provide powers, duties, and authorities in addition to those explicitly stated in the Plan, but only to the extent that such powers, duties and authorities: (i) are approved by the Committee and (ii) do not affect the status of the Liquidating Trust as a “liquidating trust” for United States federal income tax purposes.
The Liquidating Trust shall be organized and established (i) as a trust for the benefit of the holders of Allowed Class 3 Claims for the limited purpose of liquidating and distributing the

Trust Property with no objective to continue or engage in the conduct of a trade or business, and is intended to qualify as a liquidating trust within the meaning of Treasury Regulation Section 301.7701-4(d) and (ii) for the limited purpose of (x)objecting to and resolving any Disputed Claims and (y) making final Distributions to holders of Allowed Administrative Claims, Allowed Priority Tax Claims, and Allowed Claims in Classes 1, 2 and 4 of the Plan.

4.	Vesting of Estate's Assets in the Liquidating Trust.
Except as otherwise provided in the Plan, on the Effective Date, the Trust Property shall automatically vest in the Liquidating Trust, free and clear of all claims, liens, encumbrances, charges and other interests of any kind, without the need for the execution and delivery of any instruments of assignment, for the express purpose of, among other things, enabling the Liquidating Trustee to make Distributions to holders of Liquidating Trust Interests pursuant to the terms and conditions of the Plan.  Such transfer shall be exempt from any mortgage or other document recording tax, stamp tax, conveyance fee, sales or use tax, intangibles transfer tax, real estate transfer tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment, pursuant to section 1146(a) of the Code and the Confirmation Order will direct the appropriate state or local government officials or agents to forego the collection of any such tax or governmental assessment.  The transfer of the Trust Property to the Liquidating Trust in accordance with the Plan shall be final and irrevocable.  From and after the Effective Date, the Liquidating Trustee shall be vested with all rights and remedies of the Debtor with respect to the Trust Property, including the right to administer, prosecute, settle and enforce all Recovery Rights, and the Liquidating Trustee shall be substituted for and shall replace the Debtor, the Estate, and the Committee, as applicable, as the party in interest in any and all such litigation pending as of the Effective Date.
Additionally, any attorney client privilege, work product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) associated with the Trust Property, the Recovery Rights and any claims will vest in the Liquidating Trust and the Liquidating Trustee, in trust, and the Debtor and the Committee shall be deemed to have transferred, assigned and delivered such privileges and immunity, without waiver, to the Liquidating

Trust.  The Debtor and the Liquidating Trustee shall be authorized to take all necessary actions to effectuate the transfer of such privileges and immunity.

5.	Appointment of the Liquidating Trustee.
On the Effective Date, Anthony Rusnak shall be appointed as the Liquidating Trustee.  Mr. Rusnak's biography, as well as the biographies of members of the Trust Advisory Board, are attached hereto as Exhibit "F".  The Liquidating Trustee shall, in accordance with the Liquidating Trust Agreement, serve in such capacity through the earlier of (i) the date the Liquidating Trust is dissolved and (ii) the date on which the Liquidating Trustee resigns, is removed or otherwise becomes unable to serve as such as set forth in the Liquidating Trust Agreement; provided, however, that in the event that the Liquidating Trustee resigns, is removed or becomes unable to serve, the Trust Advisory Board shall select the successor  Liquidating Trustee pursuant to the Liquidating Trust Agreement.

6.	Administration of the Liquidating Trust
The Liquidating Trust shall be administered by the Liquidating Trustee according to the Liquidating Trust Agreement and the Plan.  In the event of any conflict between the terms of the Plan and the terms of the Liquidating Trust Agreement, the terms of the Plan shall govern.

7.	Liquidating Trust Interests.
On the Initial Distribution Date, each holder of an Allowed Class 3 Claim will receive notification from the Liquidating Trustee as to the number of Liquidating Trust Interests allocated to such holder on account of such holder’s Allowed Class 3 Claim(s) in accordance with Article III.B.3 of the Plan.  The Liquidating Trust Interests will not be certificated, but, rather, will be reflected through book entries made by the Liquidating Trustee.

8.	Powers and Duties of the Liquidating Trustee.
          From and after the Effective Date, and as set forth in more detail in the Liquidating Trust Agreement, the Liquidating Trustee shall be vested with the power and authority, and duties and obligations set forth in  the Liquidating Trust Agreement, which shall include but shall not be limited, to: (i) making the Distributions contemplated herein and in the Liquidating Trust Agreement; (ii) administering, holding and liquidating any Trust Property in a commercially reasonable manner; (iii) maximizing the recovery for holders of Liquidating Trust Interests; (iv) administering, investigating, enforcing, prosecuting, settling, and abandoning any Recovery Rights in the name of, and for the benefit of, the Liquidating Trust; (v) analyzing Claims, and objections thereto, and settling, compromising, disputing, and prosecuting Disputed Claims, as applicable; (vi) administering the Plan; and (vii) filing appropriate tax returns, each in the exercise of its fiduciary obligations.  The Liquidating Trustee shall be authorized, pursuant to the terms of the Liquidating Trust Agreement and without the necessity of obtaining approval from the Bankruptcy Court or providing notice to any party in interest, to (a) retain such professionals as are necessary and appropriate in furtherance of the fiduciary obligations of the Liquidating Trust and the Liquidating Trustee, which professionals need not be "disinterested" as such term is defined in the Code, and (b) invest Liquidating Trust Proceeds (including any earnings thereon or proceeds therefrom) as permitted by section 345 of the Code and the terms of the Liquidating Trust Agreement; provided, however, that such investments are investments permitted to be made by a Liquidating Trust within the meaning of Treasury Regulation Section 301.7701-4(d), as reflected therein, or under applicable Internal Revenue Service guidelines, rulings, or other controlling authorities.  The Liquidating Trustee shall exercise such of the rights and powers vested in it by the Plan, the Liquidating Trust Agreement, and the Confirmation Order, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

9.	Maintenance of Bank Accounts and Distribution of Trust Property.
The Liquidating Trustee shall be authorized to disburse the Liquidating Trust Proceeds to the holders of Liquidating Trust Interests and otherwise in accordance with the terms of the Plan and the Liquidating Trust Agreement.  All Trust Property (including any Liquidating Trust Proceeds) shall be held in the Liquidating Trust for the benefit of holders of Disputed Claims and Liquidating Trust Interests in one or more separate bank or other depository accounts or investment accounts, in accordance with section 345 of the Code, as determined by the Liquidating Trustee in accordance with the terms of the Liquidating Trust Agreement.  The Liquidating Trustee shall be entitled to use the Debtor’s bank accounts that are in existence as of the Effective Date and shall be authorized to open such other bank or depository accounts for the Liquidating Trust as may be necessary or appropriate in its discretion, to enable it to carry out the provisions of the Plan (provided that, any bank account opened by the Liquidating Trustee shall be at a financial institution on the United States Trustee’s list of Authorized Bank Depositories under section 345 of the Code).  The Liquidating Trustee may, from time to time, invest Liquidating Trust Proceeds (including any earnings thereon or proceeds therefrom) in certificates of deposit, treasury bills, money market accounts or other short term investments, consistent with section 345 of the Code and the terms of the Liquidating Trust Agreement.  All interest earned thereon shall be retained for Distribution to the holders of Liquidating Trust Interests pursuant to the Plan.  The Liquidating Trustee will continue to make Distributions until all the Trust Property (including any earnings thereon or proceeds therefrom), has been distributed to holders of Liquidating Trust Interests in accordance with the terms of the Plan.

10.	Post Effective Date Fees and Expenses
From and after the Effective Date, the Liquidating Trustee shall, in the ordinary course of business and without the necessity of Bankruptcy Court approval, pay the reasonable fees and expenses related to implementation and consummation of the Plan out of the Liquidating Trust Proceeds.  Any dispute with respect to such fees and expenses will be resolved by the Bankruptcy Court.

11.	Prosecution of Recovery Rights
Except as otherwise provided in the Liquidating Trust Agreement, the Liquidating Trustee shall have full power and authority to commence, if not already commenced, prosecute, settle and abandon any action related to the Recovery Rights.  After the Effective Date, all actions relating to the Recovery Rights shall be filed and prosecuted in the name of the Liquidating Trust.  Any counsel retained by the Debtor or the Committee in the Case shall not be disqualified from being retained by the Liquidating Trustee on the same terms and conditions of its prior employment solely by reason of that prior employment.

12.	Effect of Confirmation
On the Confirmation Date, the provisions of the Plan shall be binding on the Debtor, the Liquidating Trustee, the Liquidating Trust, the Trust Advisory Board, the Estate, all holders of

Claims against or Interests in the Debtor, and all other parties in interest whether or not such holders are impaired and whether or not such holders have accepted the Plan.

13.	Corporate Matters Regarding the Debtor
On the Effective Date, (i) all Interests and any Certificates evidencing or creating any indebtedness or obligation of or ownership interest in the Debtor shall be deemed to be fully and finally cancelled and shall be of no further force or effect, without any further action being required to effect such cancellation, and (ii) the obligations of, Claims against, and Interests in the Debtor under, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the Interests and any other Certificate evidencing or creating any indebtedness or obligation of the Debtor, will be released and satisfied.
On the Effective Date, after making the required transfers and Distributions, the Debtor shall be dissolved as a Delaware corporation, without any further action being required to effect such dissolution, and the Debtor’s officers, directors and employees will be terminated and relieved of any responsibilities to the Debtor.  Such dissolution shall be deemed to have occurred and be effective as provided herein and shall be authorized and approved in all respects, without any requirement of further action by stockholders or directors of the Debtor.  The Debtor and Liquidating Trustee shall each be authorized to execute, deliver, file or record any instruments, applications and documents and take such other action as may be necessary to effectuate and further evidence the terms and conditions of the Plan including the dissolution of the Debtor.

14.	Nondischarge And Injunction.

a.	Nondischarge Of Debtor.
Pursuant to section 1141(d)(3) of the Code, the Confirmation Order shall not discharge Claims against the Debtor.  However, no Creditor or holder of an Interest may receive any payment from or seek recourse against any assets that are to be distributed under the Plan, except for those assets required to be distributed to that Creditor as expressly provided for in the Plan.  As of the Effective Date, all Persons are precluded from asserting against the Debtor, the Liquidating Trustee, the Liquidating Trust, the Indenture Trustees, the Committee, counsel for the members of the Committee and any counsel retained in the Case pursuant to sections 327, 328 or 1103 of the Code, or any property that is to be distributed under the Plan or the Liquidating Trust Agreement, any Claims, rights, causes of action, liabilities or Interests based upon or related to any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, other than as expressly provided in the Plan or the Confirmation Order, regardless of the filing, lack of filing, allowance or disallowance of such a Claim or Interest and regardless of whether such an entity has voted or not voted to accept or reject the Plan.

b.	Injunction.
Except as otherwise provided in the Plan or the Confirmation Order, on and after the Effective Date all Persons that have held, currently hold or may hold a debt, Claim, other liability or Interest against or in the Debtor that would be discharged upon confirmation of the Plan and the Effective Date but for the provisions of section 1141(d)(3) of the Code hereof are permanently enjoined from taking any of the following actions on account of such debt, Claim, liability, Interest or right:  (a) commencing or continuing in any manner any action or other proceeding on account of such debt, Claim, liability, Interest or right against the Debtor, the Liquidating Trustee, the Liquidating Trust, the Indenture Trustees, or property that is to be distributed under the Plan or by the Liquidating Trust, other than to enforce any right to a Distribution with respect to such property under the Plan; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree, or order against the Debtor, the Liquidating Trustee, the Liquidating Trust, the Committee, the members of the Committee, the Indenture Trustees, counsel for the members of the Committee and any counsel retained in the Case pursuant to sections 327, 328 or 1103 of the Code, or any property to be distributed to Creditors under the Plan, other than as permitted under subparagraph (a) above; and (c) creating, perfecting or enforcing any lien or encumbrance against any property to be distributed under the Plan or the Liquidating Trust Agreement, other than as permitted by the Plan.
On and after the Effective Date, each holder of a Claim or an Interest in the Debtor is permanently enjoined from taking or participating in any action that would interfere or otherwise hinder the Debtor or Liquidating Trustee from implementing the Plan, the Confirmation Order or the Liquidating Trust Agreement.

15.	Retention And Scope Of Jurisdiction of the Bankruptcy Court.
Following the Effective Date, the Bankruptcy Court shall retain such jurisdiction as is legally permissible, including, without limitation, for the following purposes:
(i)           To determine the allowability, amount, classification, or priority of Claims upon objection by the Liquidating Trustee;
(ii)           To construe and to take any action to execute and enforce the Plan, the Confirmation Order, the Liquidating Trust Agreement, or any other order of the Bankruptcy Court, to issue such orders as may be necessary for the implementation, execution, performance, and consummation of the Plan, implementation of the Liquidating Trust Agreement and all matters referred to herein, and to determine all matters that may be pending before the Bankruptcy Court in the Case on or before the Effective Date;
(iii)           To rule on any and all applications for allowance of compensation and expense reimbursement of Professionals for periods on or before the Effective Date;
(iv)           To rule on any request for payment of any Administrative Claim or administrative expense;
(v)           To resolve any dispute regarding the implementation, execution, performance, consummation, or interpretation of the Plan, the Liquidating Trust, or the Liquidating Trust Agreement;
(vi)           To resolve all applications, adversary proceedings, contested matters, and other litigated matters instituted on or before the Effective Date;
(vii)           To hear and determine any actions related to the Recovery Rights, whether or not such actions are pending on or commenced after the Effective Date and to recover any assets of the Debtor's Estate;
(viii)           To determine such other matters and to perform other functions as may be provided in the Confirmation Order;

(ix)           To modify the Plan under section 1127 of the Code, to remedy any apparent nonmaterial defect or omission in the Plan, or to reconcile any nonmaterial inconsistency in the Plan so as to carry out its intent and purposes, subject to the consent of the Committee and the provision of notice and opportunity for a hearing regarding any such modification;
(x)           To issue injunctions or take such other actions or make such other orders as may be necessary or appropriate to restrain interference with the Plan or the Liquidating Trust Agreement or their execution or implementation by any Person;
(xi)           To issue such orders in aid of execution of the Plan, the Liquidating Trust Agreement, and the Confirmation Order, notwithstanding any otherwise applicable non-bankruptcy law, with respect to any Person, to the full extent authorized by the Code;
(xii)           To hear and determine any tax disputes concerning the Liquidating Trust and to determine and declare any tax effects under the Plan; and
(xiii)           To Enter a final decree closing the Case.

16.	Modification of the Plan.
The Debtor may modify the Plan pursuant to section 1127 of the Code and as provided for in the Plan, to the extent applicable law permits, prior to the Entry of the Confirmation Order, subject to the consent of the Committee.  After the Entry of the Confirmation Order, the Debtor may, upon order of the Bankruptcy Court, amend or modify the Plan in accordance with section 1127(b) of the Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan, subject to the consent of the Committee.

17.	Exculpation and Limitation of Liability.
The Debtor, the Committee, the Indenture Trustees, the Liquidating Trustee, and the members of the Trust Advisory Board, and each of their respective employees, officers, directors, members, partners, agents, representatives, attorneys, and any Persons employed by any of them, shall neither have nor incur any liability to any Person for any act taken or omission made in good faith in connection with or related to the administration of the Case, including, but not limited to, the formulation, implementation, confirmation, or consummation of the Plan, the Disclosure Statement, the Liquidating Trust Agreement, or any other contract, instrument, release, or other agreement or document created in connection with the Plan or regarding any Distribution made under the Plan or the Liquidating Trust Agreement, except to the extent that the action taken or omitted to be taken by each of the same is determined by a Final Order to be due to such Person's own respective gross negligence, intentional or willful misconduct or fraud.
In no event shall the Liquidating Trustee, the members of the Trust Advisory Board, the Indenture Trustees, or the Trust Professionals be held personally liable for any claim, expense, liability or other obligation asserted against or incurred by the Liquidating Trust in carrying out the terms of the Liquidating Trust Agreement and the Plan.
Upon entry of the Confirmation Order, pursuant to section 1125(e) of the Code, the Debtor, the Committee and its present and former members, officers, directors, employees, agents, advisors, representatives, successors or assigns, and any Professionals (acting in such capacity) employed by any of the foregoing Persons will be deemed to have solicited votes on the Plan in good faith and in compliance with the Code and any applicable non-bankruptcy law, and, therefore, shall have no liability for the violation of any applicable law, rule or regulation governing the solicitation of votes on the Plan

18.	Indemnification.
The Liquidating Trustee, each member of the Trust Advisory Board, the Trust Professionals, and each of their agents, employees, officers, directors, professionals, attorneys, accountants, advisors, representatives and principals (collectively, the “Indemnified Parties”) shall be indemnified by the Liquidating Trust solely from the Trust Property for any losses, Claims, damages, liabilities and expenses, including, without limitation, reasonable attorneys’ fees, disbursements and related expenses, which the Indemnified Parties may incur or to which the Indemnified Parties may become subject in connection with any action, suit, proceeding or investigation brought by or threatened against one or more of the Indemnified Parties on account of the acts or omissions of an Indemnified Party in its capacity as such; provided, however, that the Liquidating Trust shall not be liable to indemnify any Indemnified Party for any act or omission determined by a Final Order which constitutes gross negligence, fraud or intentional or willful misconduct.  Notwithstanding any provision herein to the contrary, the Indemnified Parties shall be entitled to obtain advances from the Liquidating Trust to cover their reasonable expenses of defending themselves in any action brought against them as a result of the acts or omissions, actual or alleged, of an Indemnified Party in its capacity as such; provided, however, that the Indemnified Parties receiving such advances shall repay the amounts so advanced to the Liquidating Trust immediately upon the Entry of a Final Order finding that such Indemnified Parties were not entitled to any indemnity under the provisions of this Section.  The foregoing indemnity in respect of any Indemnified Party shall survive the termination or resignation of such Indemnified Party from the capacity for which they are indemnified.
Notwithstanding any obligation to make payments and distributions hereunder, the Liquidating Trustee may establish and maintain a reserve in an aggregate amount sufficient in the Liquidating Trustee's opinion, with the approval of the Trust Advisory Board, to cover any asserted indemnification obligations or claims owed to any Indemnified Party and any defense expenses related thereto.

19.	Cancellation Of Trust Claims and Continued Role of Indenture Trustees
On the Effective Date, except to the extent otherwise provided herein, all Certificates evidencing the Trust Claims, including the Trust Preferred Securities, and each of the ITLA Capital Statutory Trusts, shall be deemed surrendered and automatically canceled, and shall be of no further force or effect, and (a) the obligations of the Debtor thereunder or in any way related thereto shall be discharged and (b) except as expressly set forth herein, the obligations of the Indenture Trustees are also discharged.
On the Effective Date, except to the extent otherwise provided herein, the Indentures shall be deemed automatically canceled, as permitted by section 1123(a)(5)(F) of the Code, and (a) the obligations of the Debtor thereunder shall be discharged, and (b) except as expressly set forth herein, the obligations of the Indenture Trustees are also discharged.
As of the Effective Date, the transfer register or ledger maintained by each Indenture Trustee for the Trust Preferred Securities shall be closed, and there shall be no further changes in the record holders of any Trust Claims.

Notwithstanding Sections G.1 and G.2 of Plan Article VIII, the Trust Preferred Securities, the ITLA Capital Statutory Trusts, and the Indentures with respect thereto shall continue in effect solely for purposes of, if applicable: (i) allowing each Indenture Trustee to receive Distributions under the Plan on behalf of the holders of the Trust Claims or Liquidating Trust Interests, (ii) thereafter, allowing each Indenture Trustee to make Distributions to holders of the Trust Claims or the Liquidating Trust Interests; and (iii) permitting each Indenture Trustee to maintain any rights and liens it may have against property held or collected by such Indenture Trustee for the holders of the Trust Claims or Liquidating Trust Interests for reasonable fees, costs and expenses pursuant to the applicable Indenture, or for indemnification as provided for under such Indenture. The Trust Preferred Securities, the ITLA Capital Statutory Trusts, and the Indentures shall terminate in their entirety upon the occurrence of the Final Distribution.

D.	Objections to Claims.
After the Effective Date, the Liquidating Trustee shall be responsible for commencing, prosecuting or settling objections to Claims.   All objections to Claims shall be filed with the Bankruptcy Court and served upon the holders of such Claims by the later of (a) 90 days after the Effective Date, or (b) 90 days after the relevant proof of Claim has been filed, except as extended by an agreement between the Creditor and the Liquidating Trustee, or by order of the Bankruptcy Court.  If an objection has not been filed to a proof of Claim by the objection bar dates established herein, the Claim to which the proof of Claim relates shall be treated as an Allowed Claim for purposes of Distribution under the Plan.  On and after the Effective Date, the Liquidating Trustee shall have the authority, pursuant to the Liquidating Trust Agreement, to compromise, settle, otherwise resolve, or withdraw an objection to a Claim without further notice or approval of the Bankruptcy Court.
The Liquidating Trustee shall also be responsible for commencing, prosecuting or settling objections to Administrative Claims that are not Allowed Claims as of the Effective Date.  All objections to Administrative Claims shall be filed with the Bankruptcy Court and served upon the holders of such Claims by the later of (a) 120 days after the Effective Date, or (b) 120 days after the particular request for an administrative expense payment has been filed, except as extended by an agreement between the Creditor and the Liquidating Trustee, or by order of the Bankruptcy Court.  If an objection has not been filed to a request for payment of an Administrative Claim by the objection bar dates established herein, the Administrative Claim shall be treated as an Allowed Claim for purposes of Distribution under the Plan.  On and after the Effective Date, the Liquidating Trustee shall have the authority, pursuant to the Liquidating Trust Agreement, to compromise, settle, otherwise resolve, or withdraw an objection to an Administrative Claim without further notice or approval of the Bankruptcy Court.

E.	Setoff and Recoupment
The Debtor and the Liquidating Trustee may, but shall not be required to, set-off against or recoup from any claims of any nature whatsoever that the Debtor may have against any Creditor, whether pursuant to section 553 of the Code, applicable state or federal law or otherwise, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor or the Liquidating Trustee of any such claim it may have against such Creditor.

F.	Satisfaction of Claims
Except to the extent otherwise provided in the Plan, the treatment of all Claims or Interests in the Debtor under the Plan shall be in exchange for and in complete satisfaction and release of, all Claims or Interests in the Debtor of any nature whatsoever, known or unknown, including any interest accrued or expenses incurred thereon from and after the Petition Date, or against the Estate.  Except as otherwise provided in the Plan, upon the Effective Date, all Claims and Interests in the Debtor and the Estate shall be satisfied and released in full in exchange for the consideration provided under the Plan.  Except as otherwise provided in the Plan, all Persons shall be precluded and enjoined from asserting against the Debtor, the Estate, the Liquidating Trust, the Trust Property or the Liquidating Trustee, any Claims or Interests or other Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.

G.	Preservation of Recovery Rights
Except as expressly released or otherwise expressly provided in the Plan, pursuant to section 1123(b) of the Code, the Debtor and the Liquidating Trust, as applicable, shall be vested with and shall retain and may enforce any and all claims, rights, and causes of action that the Debtor or the Estate may hold or have against any entity, all of which are hereby preserved, including  all Recovery Rights, and all rights of disallowance, offset, recharacterization and/or equitable subordination with respect to claims, and causes of action that have been or may be brought by or on behalf of the Debtor, the Estate, the Committee or the Liquidating Trust.  Such claims, rights and causes of action shall remain assets of and vest in the Liquidating Trust, whether or not litigation relating thereto is pending on the Effective Date, and whether or not any such claims, rights and causes of action have been listed or referred to in the Plan, the Disclosure Statement, or any other document filed with the Bankruptcy Court.  Neither the Debtor, the Estate, the Committee, nor the Liquidating Trust waives, releases, relinquishes, forfeits, or abandons (nor shall they be estopped or otherwise precluded or impaired from asserting) any claims, rights and causes of action or defenses that constitute property of the Debtor or its Estate: (a) whether or not such claims, rights, causes of action, or defenses have been listed or referred to the Plan, the Disclosure Statement, or any other document filed with the Bankruptcy Court, (b) whether or not such claims, rights and causes of action, or defenses are currently known to the Debtor, and (c) whether or not a defendant in any litigation relating to such claims, rights and causes of action filed a proof of Claim in the Case, filed a notice of appearance or any other pleading or notice in the Case, voted for or against the Plan, or received or retained any consideration under the Plan.  Without in any manner limiting the scope of the foregoing, notwithstanding any otherwise applicable principle of law or equity, including any principles of judicial estoppel, res judicata, collateral estoppel, issue preclusion, or any similar doctrine, the failure to list, disclose, describe, identify, analyze or refer to any claims, rights and causes of action, or defenses in the Plan, the Disclosure Statement, or any other document filed with the Bankruptcy Court shall in no manner waive, eliminate, modify, release, or alter the right of the Debtor or the  Liquidating Trustee, to commence, prosecute, defend against, settle, recover on account of, and realize upon any such claims, rights and causes of action, that the Debtor, its Estate, or the Committee may have as of the Effective Date.
The Debtor expressly reserves all its claims, rights and causes of action, and defenses for later adjudication by the Debtor or Liquidating Trustee, as applicable, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches will apply to such claims, rights and causes of action, and defenses upon or after the confirmation or consummation of the Plan based on the Disclosure Statement, the Plan or the Confirmation Order.  In addition, the Debtor and the Liquidating Trustee expressly reserve the right to pursue or adopt claims, rights and causes of action that are alleged in any lawsuits in which the Debtor is a defendant or an interested party, against any entity, including the plaintiffs or co-defendants in such lawsuits.  Any entity to whom the Debtor has incurred an obligation (whether on account of services, purchase, sale of goods or otherwise), or who has received services from the Debtor, or who has received money or property from the Debtor, or who has transacted business with the Debtor, or who has leased equipment or property from or to the Debtor should assume that such obligation, receipt, transfer or transaction may be reviewed by the Debtor or the Liquidating Trustee subsequent to the Effective Date and may be the subject of an action after the Effective Date, whether or not: (a) such entity has filed a proof of Claim against the Debtor in this Case; (b) such entity's proof of Claim has been objected to by the Debtor; (c) such entity's Claim was included in the Debtor's Schedules; or (d) such entity's scheduled Claim has been objected to by the Debtor or has been identified by the Debtor as contingent, unliquidated or disputed.
Neither the failure to list a Claim in the Schedules filed by the Debtor, the failure of the Debtor or any other Person to object to any Claim for purpose of voting, the failure of the Debtor or any other Person to object to a Claim or Administrative Claim before confirmation or consummation of the Plan or the Effective Date, the failure of any Person  to assert a Claim or cause of action before confirmation or consummation of the Plan or the Effective Date, the absence of a proof of Claim having been filed with respect to a Claim nor any action or inaction of the Debtor or any other Person with respect to a Claim or Administrative Claim, other than a legally effective express waiver or release, shall be deemed a waiver or release of the right of the Debtor or the Liquidating Trust before or after solicitation of votes on the Plan or before or after the Confirmation Date or the Effective Date to (a) object to or examine such Claim or Administrative Claim in whole or in part or (b) retain and either assign or exclusively assert, pursue, prosecute, utilize, otherwise act or otherwise enforce any claim or cause of action against the holder of any such Claim.

VI.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

A.	Introduction.
The implementation of the Plan may have federal, state and local tax consequences to Debtor and Debtor's Creditors and stockholders.  No tax opinion has been sought or will be obtained with respect to any tax consequences of the Plan.  This Disclosure Statement does not constitute and is not intended to constitute either a tax opinion or tax advice to any Person, and the summary contained herein is provided for informational purposes only.
The discussion below summarizes only certain of the federal income tax consequences associated with the Plan's implementation.  This discussion does not attempt to comment on all aspects of the federal income tax consequences associated with the Plan, nor does it attempt to consider various facts or limitations applicable to any particular Creditor which may modify or alter the consequences described herein.  A Creditor may find that the tax consequences of the Plan to such Creditor differ materially from the tax consequences discussed below because of such Creditor's facts and circumstances.  This discussion does not address state, local or foreign tax consequences or the consequences of any federal tax other than the federal income tax.
The following discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), the regulations promulgated thereunder, existing judicial decisions and administrative rulings.  In light of the rapidly-changing nature of tax law, no assurance can be given that legislative, judicial or administrative changes will not be forthcoming that would affect the accuracy of the discussion below.  Any such changes could be material and could be retroactive with respect to the transactions entered into or completed prior to the enactment or promulgation thereof.  The tax consequences of certain aspects of the Plan are uncertain due to the lack of applicable legal authority and may be subject to judicial or administrative interpretations that differ from the discussion below.
HOLDERS OF CLAIMS AND INTERESTS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO

THEM AND TO DEBTOR OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN, INCLUDING FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

B.	Federal Income Tax Consequences to Debtor.
The Debtor will recognize gain or loss on the transfer of its assets to the Liquidating Trust, but will not likely be required to pay any regular federal corporate income taxes, because any gain from any such sales will be sheltered by the Debtor's existing regular tax net operating losses and net operating loss carryovers.
If the Debtor has a regular income tax loss in the tax year in which the transfer of assets to the Liquidating Trust occurs, it is likely the Debtor will not incur any federal alternative minimum tax liability.  However, in the event the Debtor has taxable income (before applying net operating loss carryovers) in such tax year and must use its net operating loss carryovers to shelter against regular federal corporate income tax liability, it is likely that the Debtor will incur a federal alternative minimum tax liability because alternative tax net operating loss carryovers cannot fully shelter against federal alternative minimum tax.  Under Internal Revenue Code section 56(d), alternative tax net operating loss carryovers are deductible only to the extent of 90 percent of alternative minimum taxable income (computed without regard to such deduction).  After the end of the tax year in which the transfer of assets to the Liquidating Trust occurs, the Debtor will no longer have any assets or income and should not owe any future taxes.

C.	Federal Income Tax Consequences To Creditors
The tax consequences of the Plan's implementation to a Creditor will depend on whether the Creditor reports income on the cash or accrual method, whether the Creditor receives consideration in more than one tax year of the Creditor, and whether all the consideration received by the Creditor is deemed to be received by that Creditor in an integrated transaction.  Certain tax consequences upon the receipt of Cash or other property allocable to interest are discussed below under "Receipt of Interest."

1.	Consequences to Holders of Class 3 Allowed Claims (General Unsecured Claims).

a.	Recognition of Gain or Loss Generally.

Pursuant to the Plan, on the Effective Date, each holder of an Allowed Class 3 Claim will receive a beneficial interest in the Liquidating Trust (reflected by the Liquidating Trust Interests).  For federal income tax purposes, the Debtor's transfer of assets to the Liquidating Trust for the benefit of Creditors pursuant to the Plan will be treated for all purposes under the Internal Revenue Code (for example, Internal Revenue Code sections 61(a)(12), 483, 1001, 1012 and 1274) as a transfer of such assets to Creditors to the extent such Creditors are Beneficiaries of the Liquidating Trust, who then are deemed to have contributed such assets to the Liquidating Trust in exchange for Liquidating Trust Interests.
Holders of Class 3 Allowed Claims who are deemed to have received such assets as described above generally will treat their Class 3 Allowed Claims as being retired pursuant to Internal Revenue Code section 1271(a)(1).  Such a transaction is treated as a sale or exchange for federal income tax purposes, and Creditors generally will recognize gain or loss measured by the difference between the fair market value of their share of the distributed assets and the adjusted tax basis in their Claims, except to the extent, if any, that payment is received or deemed to be received in respect of accrued interest.  A holder in whose hands a Class 3 Allowed Claim is a capital asset will recognize capital gain or capital loss, and a holder in whose hands a Class 3 Allowed Claim is a noncapital asset will recognize ordinary income or ordinary loss.
The Liquidating Trust will be treated as a "grantor trust".  The Beneficiaries of the Liquidating Trust (i.e., the holders of Class 3 Allowed Claims who received Liquidating Trust Interests as described above) will be treated as the grantors and deemed owners of the Liquidating Trust.  No gain or loss will be recognized by the holders of Class 3 Allowed Claims upon the deemed transfer of assets by them to the Liquidating Trust.  Assets transferred to the Liquidating Trust must be consistently valued by the Debtor, the Liquidating Trust, the Liquidating Trustee and all holders of Class 3 Allowed Claims who receive Liquidating Trust Interests, and those valuations must be used by all such parties for all federal income tax purposes.

All of the Liquidating Trust's income is subject to tax on a current basis and will be reported to the holders of Liquidating Trust Interests.  Unless exempt from taxation, holders of Liquidating Trust Interests are required to report such income on their own tax returns and to pay tax thereon irrespective of whether they receive a Distribution of Cash or other property from the Liquidating Trust.  The Liquidating Trust will exist for the purpose of liquidating the assets transferred to it and will not have any objective to continue or engage in the conduct of a trade or business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidating Trust.

2.	Other Tax Considerations.

a.	Market Discount.
If a Creditor has a lower tax basis in a Debtor obligation than its face amount, the difference may constitute market discount under section 1276 of the Internal Revenue Code.  (Certain Debtor obligations are excluded from the operation of this rule, such as obligations with a fixed maturity date not exceeding one year from the date of issue, installment obligations to which Internal Revenue Code section 453B applies and, in all likelihood, demand instruments).

b.	Withholding.

All Distributions to holders of Allowed Claims are subject to any applicable tax withholding.  This may require payments by certain Creditors of the required withholding tax on any non-Cash consideration issued to them.  In addition, Creditors may be required to provide general tax information to the Liquidating Trustee.

3.	Receipt Of Interest
Income attributable to accrued but unpaid interest will be treated as ordinary income, regardless of whether the Creditor's existing Claims are capital assets in its hands.
A Creditor who, under its accounting method, was not previously required to include in income accrued but unpaid interest attributable to existing Claims, and who exchanges its interest Claim for Cash, or other property pursuant to the Plan, will be treated as receiving ordinary interest income to the extent of any consideration so received allocable to such interest, regardless of whether that Creditor realizes an overall gain or loss as a result of the exchange of its existing Claims.  A Creditor who had previously included in income accrued but unpaid interest attributable to its existing Claims will recognize a loss to the extent such accrued but unpaid interest is not satisfied in full.  For purposes of the above discussion, "accrued" interest means interest, which was accrued while the underlying Claim was held by the Creditor.  The extent to which consideration distributable under the Plan is allocable to such interest is uncertain.

VII.

SECURITIES LAW MATTERS

A.	In General
The Liquidating Trust Interests have not been registered pursuant to the Securities Act, the Exchange Act, or any state securities law.  It is the intention of the Debtor that the rights of the Beneficiaries under the Liquidating Trust and the Liquidating Trust Interests do not constitute “securities” under the Securities Act or any state securities law.  To the extent the Liquidating Trust Interests constitute “securities” under the Securities Act or any state securities law, the Debtor intends that the exemption from registration provided in Code section 1145 shall apply to the Liquidating Trust Interests.

B.	Initial Issuance
Unless an exemption is available, the offer and sale of a security generally is subject to registration with the United States Securities and Exchange Commission (the "SEC") under Section 5 of the Securities Act.  In the opinion of the Debtor, the Liquidating Trust Interests do not constitute "securities" within the definition of Section 2(11) of the Securities Act and corresponding definitions under state securities laws and regulations ("Blue Sky Laws").  In the event that the Liquidating Trust Interests are deemed to constitute “securities” within the definition of Section 2(11) the Securities Act and corresponding provisions of the Blue Sky Laws, section 1145(a)(1) of the Code exempts the offer and sale of securities under a plan of reorganization from registration under the Securities Act and Blue Sky Laws if three principal requirements are satisfied:
(i)           The securities are offered and sold under a plan of reorganization and are securities of the debtor, of an affiliate of the debtor participating in a joint plan with the debtor, or of a successor to the debtor under the plan;
(ii)           The recipients of the securities hold a pre-petition or administrative claim against the debtor or an interest in the debtor; and
(iii)           The securities are issued entirely in exchange for recipient's claim against or interest in the debtor, or principally in such exchange and partly for cash or property.
Because the Liquidating Trust Interests are to be issued pursuant to the Plan, to holders of Allowed Class 3 Claims, entirely in exchange for such holders’ Allowed Class 3 Claims, the Debtor believes that the issuance of the Liquidating Trust Interests pursuant to the Plan will satisfy the applicable requirements of section 1145(a)(1) of the Code, and that such issuance will be exempt from registration under the Securities Act and any applicable Blue Sky Law.
The Debtor believes that its reliance upon the foregoing exemptions in respect of the issuance of the Liquidating Trust Interests is consistent with positions taken by the SEC with respect to similar transactions and arrangements by other chapter 11 debtors in possession.  The Debtor has not, however, sought any "no-action" letter by the SEC with respect to any such matters, and no assurance can be given regarding the availability of any exemptions from registration with respect to the issuance of the Liquidating Trust Interests pursuant to the Plan.

C.	Transfer Restrictions
The Liquidating Trust Interests may not be transferred, assigned, sold, pledged or hypothecated, in whole or in part, except by will, intestate succession or operation of law.  Any transfer of a Liquidating Trust Interest, or any part thereof, in violation of this restriction will be void.

D.	Exchange Act Compliance
In addition to the registration requirements under Section 5 of the Securities Act a security may need to be registered by an issuer pursuant to Section 12(g) of the Exchange Act if the issuer has both (i) total assets in excess of $10 million and (ii) a class of equity securities held by more than 500 persons as of the end of its fiscal year.  The Debtor believes that, although the Liquidating Trust may be deemed to have both total assets in excess of $10 million and a class of equity securities held by more than 500 persons, the Liquidating Trust will not be required to be registered under Section 12(g) of the Exchange Act.  The Debtor has been advised that the staff of the SEC has issued no-action letters with respect to the non-necessity of Exchange Act registration of a bankruptcy plan trust when the following are true:
(i)           the beneficial interests in the trust are not represented by certificates or, if they are, the certificates bear a legend stating that the certificates are transferable only upon death or by operation of law;
(ii)           the trust exists only to effect a liquidation and will terminate within a reasonable period of time; and
(iii)           the trust will issue annual unaudited financial information to all beneficiaries.
Based on the foregoing, the Debtor believes that the Liquidating Trust Interests will not be subject to registration under the Exchange Act.  However, the views of the SEC on the matter have not been sought by the Debtor and, therefore, no assurance can be given regarding this matter.

E.	Compliance if Required
Notwithstanding the preceding discussion, if the Liquidating Trustee determines, with the advice of counsel, that the Liquidating Trust is required to comply with the registration and reporting requirements of the Exchange Act, then the Liquidating Trustee (i) may promptly seek no action relief from the staff of the SEC to be exempted from all or some of the requirements of the Exchange Act and (ii) if such request is not granted by the SEC or if the Liquidating Trustee reasonably believes it shall not be granted, the Liquidating Trustee shall cause the Liquidating Trust to register pursuant to, and comply with, the applicable reporting requirements of the Exchange Act.

VIII.

VOTING AND PLAN CONFIRMATION STANDARDS

A.	Voting On The Plan.
After carefully reviewing the Plan and this Disclosure Statement, including the Exhibits hereto, each holder of an Allowed Class 3 Claim should mark its vote on the enclosed ballot ("Ballot") and timely return it in the envelope provided.
TO BE COUNTED, YOUR BALLOT MUST BE COMPLETELY FILLED IN, SIGNED AND TRANSMITTED IN THE MANNER SPECIFIED IN THE BALLOT SO

THAT IT IS RECEIVED BY IMPERIAL CAPITAL BANCORP BALLOT PROCESSING, C/O EPIQ BANKRUPTCY SOLUTIONS, LLC, 775 THIRD AVENUE, THIRD FLOOR, NEW YORK, NEW YORK 10017 ON OR BEFORE THE VOTING DEADLINE OF AUGUST 12, 2011, AT 5:00 PM (PST) AS SPECIFIED IN THE BALLOT.

1.	Classes Entitled To Vote.
Whether a holder of a Claim is entitled to vote on the Plan depends on (a) the Class in which the Claim is classified and (b) whether that Class is "impaired" under the Plan within the meaning of Code section 1124.  Article III of the Plan describes what Claims or Interests are classified in each Class.  Holders of Allowed Claims in Class 3 are entitled to vote on the Plan because that Class is impaired under the Plan within the meaning of Code section 1124.  Classes 1 (Secured Claims), 2 (Priority Claims) and 4 (Convenience Claims) are unimpaired and, therefore, do not vote.  Finally, holders of Interests in Class 5 are deemed to have rejected the Plan because such holders will receive no Distribution under the Plan on account of their Interests.

a.	What Is an Allowed Claim/Interest.
As noted above, a Creditor must first have an Allowed Claim to have the right to vote.  Generally, a proof of Claim will be deemed allowed for Distribution purposes, unless the Debtor, the Liquidating Trustee, or a party in interest files an objection to the Claim by the applicable Claim objection deadlines set forth in the Plan.  When an objection to a Claim is filed, the Creditor holding the Claim cannot vote unless the Bankruptcy Court, after notice and hearing, either overrules the objection or allows the Claim for voting purposes.
A Creditor may have an Allowed Claim or Interest even if a proof of Claim or Interest was not timely filed, if (1) it is scheduled on the Debtor's schedules and such Claim is not scheduled as disputed, contingent, or unliquidated, and (2) no party in interest has objected to the Claim.

b.	What Is an Impaired Claim.
As noted above, a Creditor holding an Allowed Claim only has the right to vote if it is in a Class that is impaired under the Plan.  A Class is impaired if the Plan alters the legal, equitable, or contractual rights of the members of that Class.  For example, a Class comprised of general

Unsecured Claims is impaired if the Plan fails to pay the members of that Class 100% of what they are owed.
In this case, Class 3 is impaired and holders of Claims in this Class are therefore entitled to vote to accept or reject the Plan.  Parties who dispute the Debtor's characterization of their Claim or Interest as being impaired or unimpaired may file an objection to the Plan contending that the Debtor has incorrectly characterized the Class.

c.	Who is Not Entitled to Vote.
Creditors holding the following three types of Claims are not entitled to vote: (i) Claims that have been disallowed; (ii) Claims entitled to priority pursuant to Code sections 507(a)(1), (a)(2), and (a)(8); and (iii) Claims in Classes 1, 2, and 4, which are deemed to accept the Plan.  In addition, Interest holders in Class 5 are not entitled to vote because such Interest holders  are deemed to have rejected the Plan.  Claims entitled to priority pursuant to Code sections 507(a)(1), (a)(2), and (a)(7) are not entitled to vote because such Claims are not classified and they are required to receive certain treatment specified by the Code.
EVEN IF YOUR CLAIM IS OF THE TYPE DESCRIBED ABOVE, YOU MAY STILL HAVE A RIGHT TO OBJECT TO THE CONFIRMATION OF THE PLAN.

d.	Votes Necessary to Confirm the Plan.
Because only one impaired Class of Claims exists, the Bankruptcy Court cannot confirm the Plan unless Class 3 has voted to accept the Plan.

e.	Votes Necessary for a Class to Accept the Plan.
A Class of Claims is considered to have accepted the Plan when more than one-half (1/2) in number and at least two-thirds (2/3) in dollar amount of Claims which actually voted, voted in favor of the Plan.

2.	How To Vote.
Procedures for voting are specified in the Disclosure Statement Order (Exhibit "B" hereto) and the Confirmation Hearing Notice distributed with the Disclosure Statement in your solicitation package.  The deadline for voting on the Plan is August 12, 2011, 5:00 pm (PST).

Your ballot must be received by the Solicitation Agent by this deadline or it will not be counted.

B.	Confirmation Of The Plan.
Any interested party desiring further information about the Plan should contact the Solicitation Agent at Imperial Capital Bancorp Ballot Processing, c/o Epiq Bankruptcy Solutions, LLC, 757 Third Avenue, 3rd Floor, New York, NY 10017 or emailing tabulation@epiqsystems.com.

1.	Hearing On Confirmation Of The Plan.
The Bankruptcy Court has set a hearing on September 22, 2011, at 10:30 a.m., in the Courtroom of the Honorable Louise DeCarl Adler, United States Bankruptcy Judge, Courtroom 2, San Diego, California 92101, to determine whether the requirements for confirmation of the Plan, including those set forth in section 1129 of the Code, have been satisfied.  Your attention is directed to the Disclosure Statement Order (Exhibit "B" hereto) and the Confirmation Hearing Notice distributed with the Disclosure Statement in your solicitation package.
Section 1128(a) of the Code requires the Bankruptcy Court, after notice, to hold a hearing on confirmation of the Plan after the Ballots have been cast.  The Confirmation Hearing may be postponed from time to time by the Bankruptcy Court without further notice except for an announcement of the postponement made at the Confirmation Hearing.  Section 1128(b) of the Code provides that any party in interest may object to confirmation of the Plan.  Objections to confirmation of the Plan must be served upon counsel to the Debtor and the Committee by September 1, 2011.  Objections must be made in writing, specifying in detail the name and address of the Person objecting, the grounds for the objection, and the nature and amount of the Claim or Interest held by the objector, and otherwise complying with the requirements of the Bankruptcy Rules and Local Bankruptcy Rules.  Objections must be filed with the Clerk of the Bankruptcy Court, together with proof of service, and served upon the parties so designated in the notice in the manner set forth therein, on or before the time and date designated in the notice as being the last date for serving and filing objections to confirmation of the Plan. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED IN ACCORDANCE WITH THE NOTICE, IT WILL NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

At the Confirmation Hearing, the Bankruptcy Court will determine, among other things, whether the following confirmation requirements specified in section 1129 of the Code have been satisfied:
(i)           The Plan complies with the applicable provisions of the Code.
(ii)           The Debtor has complied with the applicable provisions of the Code.
(iii)           The Plan has been proposed in good faith and not by any means proscribed by law.
(iv)           Any payment made or promised by the Debtor for services or for costs and expenses in, or in connection with, the Case, or in connection with the Plan and incident to the Case, has been disclosed to the Bankruptcy Court, and any such payment made before the confirmation of the Plan is reasonable or, if such payment is to be fixed after the confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable.
(v)           Each holder of an impaired Claim either has accepted the Plan or will receive or retain under the Plan on account of such holder's Claims, property of a value, as of the Distribution date, that is not less than the amount that such entity would receive or retain if the Debtor was liquidated on such date under chapter 7 of the Code.  See "Best Interests Test," infra.
(vi)           Each Class of Claims has either accepted the Plan or is not impaired under the Plan.  Holders of Interests are deemed to reject the Plan.  See "Classification," infra.
(vii)           Except to the extent that the holder of a particular Claim has agreed to a different treatment of such Claim, the Plan provides that Allowed Administrative Claims and Allowed Priority Tax Claims will be paid in full on the Effective Date of the Plan.
(viii)           At least one Class of Claims has accepted the Plan, determined without including any acceptance of the Plan by any Insider holding a Claim in such Class.
(ix)           Confirmation of the Plan is not likely to be followed by the need for further financial reorganization or liquidation of the Debtor under the Plan, unless such reorganization or liquidation is proposed in the Plan.  See "Feasibility and Risk Factors," infra.

(x)           All fees payable under section 1930 of title 28 of the U.S. Code as determined by the Bankruptcy Court at the Confirmation Hearing have been paid or the Plan provides for payment of all such fees on the Effective Date.
The Debtor believes that, upon acceptance of the Plan by the Class of Claims entitled to vote, the Plan will satisfy all of the applicable statutory requirements of Chapter 11 of the Code, that the Debtor has complied or will have complied with all of the requirements of Chapter 11, and that the Plan is being proposed and will be submitted to the Bankruptcy Court in good faith.

C.	Feasibility and Risk Factors.
The Code requires that a Plan proponent demonstrate that the consummation of the Plan is not likely to be followed by liquidation or the need for further financial reorganization of the Debtor, unless that liquidation is proposed in the Plan.  The feasibility test essentially requires the proponent demonstrate that it has sufficient ability to make the payments required under the Plan.
On the Effective Date, the Debtor, or the Liquidating Trustee, as applicable, will have sufficient Cash on hand to make payments to Creditors on account of anticipated Administrative Claims, Secured Claims (if any), Priority Tax Claims, Priority Claims, and Convenience Claims.  Additionally, as soon as is practicable after the Effective Date and subject to the terms of the Liquidating Trust Agreement, the Liquidating Trustee will have the discretion to make a Cash Distributions to the holders of Allowed Class 3 Claims based on the funds on hand in the Liquidating Trust, less any reserves.
Therefore, the Plan is feasible with respect to payments to be made to the holders of Administrative Claims, Secured Claims (if any), Priority Tax Claims, Priority Claims, Convenience Claims, and General Unsecured Claims.  The Debtor has demonstrated that it has sufficient ability to make the payments required under the Plan when necessary, and that the Plan is feasible.

D.	Best Interests Of Creditors Test.
Confirmation requires, among other things, that each holder of a Claim in an impaired Class either:  (i) accepts the Plan; or (ii) receives or retains under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if the Debtor was liquidated under chapter 7 of the Code.  This requirement is commonly referred to as the "Best Interests Test".
To determine if the Plan is in the best interest of the one impaired Class in the Plan, the present value of the Distributions from the proceeds of the liquidation of the Debtor's assets is then compared with the value of the property offered to each Class under the Plan.
Similar to a chapter 7 liquidation, the Plan provides for the orderly liquidation of the Debtor's remaining non-Cash assets such as the Tax Refunds, and for the Distribution of the proceeds in accordance with the priority scheme established by the Code and applicable law.
If this Case was converted to a chapter 7 liquidation, the primary difference would be that a trustee would be appointed by the Bankruptcy Court.  That trustee would liquidate the remaining assets of the Debtor's Estate and distribute the proceeds in accordance with the priorities established under the Code.
All administrative expenses of the chapter 7 case, including the chapter 7 trustee's fees (which can be as high as 3% of the total amount collected and disbursed) would have to be paid in full before payment of the unpaid administrative expenses from the Case.  Unpaid chapter 11 Administrative Claims would, in turn, be paid in full before any Distribution could be made to unsecured Creditors.  It is unusual for Distributions to be made within one year of the appointment of a chapter 7 trustee in a case involving substantial assets or Claims.  In addition, the chapter 7 trustee would not have the expertise and familiarity with the Tax Refund Complaint, Claim Objection, or any other potential Claim objections to assist in the litigation that will occur during the Claims objection process, which will likely result in substantial delay and increased costs in the prosecution and recovery on these critical lawsuits.
Thus, in a chapter 7 liquidation, it is likely the total liquidation proceeds would be approximately the same, or possibly less.  However, the administrative expenses associated with the chapter 7 case would very likely exceed the expenses that the Debtor and the Liquidating Trustee project will incur in the implementation of the Plan, and the Distributions likely would be delayed longer than the Distributions that will be made under the Plan.  Therefore, the Debtor believes that the Plan satisfies the requirements of the "best interests" test and provides Creditors at least as much present value as they would receive in a chapter 7 liquidation.  A numeric analysis that compares the costs of administration by a chapter 7 trustee against the costs incurred by using the liquidating trust procedure described herein is attached hereto as Exhibit "E".

E.	Classification
In accordance with Code section 1122, the Plan provides for the classification of four (4) Classes of Claims and one Class of Interests.  Section 1122(a) permits a plan to place a Claim or an Interest in a particular Class only if the Claim or Interest is substantially similar to the other Claims or Interests in that Class.  The Debtor believes that the classification of Claims and Interests under the Plan is appropriate and consistent with applicable law.
Because the Interests in Class 5 under the Plan neither receive nor retain anything under the Plan, they are deemed to reject the Plan.  The Bankruptcy Court may nevertheless confirm the Plan if all other requirements of section 1129(a) of the Code are satisfied, and if the Bankruptcy Court determines that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect thereto.

1.	No Unfair Discrimination
This test applies to classes of claims or interests that are of equal priority and are receiving different treatment under a plan of reorganization.  The test does not require that the treatment be the same or equivalent, but that such treatment be "fair".  Because all of the Classes of Claims that are receiving payment under the Plan are senior in priority to the holders of Interests in Class 5, the Debtor believes that Class 5 is not treated in an unfair or discriminatory manner.  Moreover, no Class of Claims will receive payments or property with an aggregate value greater than the aggregate value of the Allowed Claims in such Class.

2.	Fair And Equitable Test
The Code establishes the "fair and equitable" test for holders of interests which provides that such holders must receive on the Effective Date property of a value equal to the greatest of the allowed amount of any fixed liquidation preference or redemption price to which the holder is entitled (or the value of such interest) or no holders of a junior interest may receive or retain anything under the Plan.  Since holders of Class 5 Interests are neither entitled to a fixed liquidation preference nor a fixed redemption price, and since no holder of an Interest junior to the holders of the Class 5 Interests will receive or retain anything under the Plan, the Plan is fair and equitable as to Class 5.

IX.

CERTAIN FACTORS TO BE CONSIDERED PRIOR TO VOTING

A.	Alternatives To Confirmation And Consummation Of The Plan
The Debtor believes that the Plan affords holders of Allowed Claims the potential for a fair realization of the value of the Debtor's assets that is more than would be realized under a chapter 7 liquidation.  As discussed above, if no plan can be confirmed, the Debtor's case may be converted to a case under chapter 7 of the Code, under which a chapter 7 trustee would be appointed to liquidate the Debtor's assets for Distribution to Creditors in accordance with the priorities established by the Code.  A discussion of the effects that a chapter 7 liquidation would have on the recovery by holders of Claims and Interests is set forth above.  THE DEBTOR BELIEVES THAT CONFIRMATION OF THE PLAN IS PREFERABLE BECAUSE IT IS EXPECTED TO PROVIDE GREATER RECOVERIES AND INVOLVE LESS DELAY AND LOWER ADMINISTRATIVE COSTS.  ACCORDINGLY, THE DEBTOR URGES HOLDERS OF CLASS 3 CLAIMS TO VOTE TO ACCEPT THE PLAN BY SO INDICATING ON THEIR BALLOTS AND RETURNING THEM AS SPECIFIED IN THE NOTICE.

B.	The Debtor May Not Be Able to Confirm or Consummate the Plan
The Debtor cannot ensure that it will receive the requisite acceptances to confirm the Plan.  Even if the Debtor receives the requisite acceptances, the Debtor cannot ensure that the Bankruptcy Court will confirm the Plan.  A party-in-interest might challenge the adequacy of the Disclosure Statement or the solicitation procedures and results as not being in compliance with the Code.  Even if the Bankruptcy Court determined that the Disclosure Statement and the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it found that any of the statutory requirements for confirmation had not been met.  While there can be no assurance that the Code’s requirements will be met, the Debtor believes that the Plan complies with all such requirements.

C.	The Conditions Precedent To The Confirmation Date and the Effective Date May Not Occur.

As more fully set forth in the Plan, confirmation and the Effective Date are subject to a number of conditions precedent.  If these conditions precedent are not met or waived pursuant to the provisions of the Plan, confirmation or the Effective Date will not occur.

X.

RECOMMENDATION AND CONCLUSION
The Debtor believes that confirmation and implementation of the Plan is preferable to any feasible alternatives, because the Plan will provide greater recoveries for the holders of Allowed Claims in Class 3.  Accordingly, the Debtor urges holders of impaired Claims in Class 3 to vote to accept the Plan by so indicating on their Ballots and returning them as specified in this Disclosure Statement and on the Ballots.

DATED: April 27, 2011	IMPERIAL CAPITAL BANCORP, INC.

/s/ Anthony Rusnak
By: Anthony Rusnak
Its: Chief Operating Officer

Submitted by:

Stutman, Treister & Glatt,
Professional Corporation

By:  /s/ Gary E. Klausner___
Gary E. Klausner, Esq.
Reorganization Counsel
to Debtor and Debtor in Possession

EXHIBIT "A" TO DISCLOSURE STATEMENT

GARY E. KLAUSNER (STATE BAR. NO. 69077),
EVE H. KARASIK (STATE BAR NO. 155356),
GREGORY K. JONES (STATE BAR. NO. 181072), MEMBERS OF
STUTMAN, TREISTER & GLATT
PROFESSIONAL CORPORATION
1901 AVENUE OF THE STARS, 12TH FLOOR
LOS ANGELES, CALIFORNIA 90067
TELEPHONE:  (310) 228-5605
FACSIMILE:   (310) 228-5788

Reorganization Counsel for
Debtor and Debtor in Possession

Debtor's Mailing Address:

888 Prospect Street, Suite 210
La Jolla, California 92037

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF CALIFORNIA

In re IMPERIAL CAPITAL BANCORP, INC., a Delaware corporation, Debtor. Tax Identification Number: 95-4596322	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )

Case No. 09-19431-LA11

Chapter 11

AMENDED CHAPTER 11 LIQUIDATING
PLAN OF REORGANIZATION FOR
DEBTOR IMPERIAL CAPITAL
BANCORP, INC., A DELAWARE
CORPORATION DATED APRIL 15, 2011

Plan Confirmation Hearing

Date:                      September 22, 2011
Time:                      10:30 a.m.
Place:                      Courtroom 2, Room 118
Jason Weinberger U.S. Courthouse.
325 West "F" Street
San Diego, CA 92101-6991

TABLE OF CONTENTS

Page(s)

ARTICLE I INTRODUCTION				1

ARTICLE II DEFINITIONS AND RULES OF CONSTRUCTION				1

A.	Specific Definitions.			1

B.	Interpretation, Rules of Construction and Computation of Time			9

ARTICLE III CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS				11

A.	Unclassified Claims.			11

	1.	Administrative Claims.		11

		a.	Treatment.	11

		b.	Bar Date For Administrative Claims.	11

	2.	Priority Tax Claims.		12

B.	Classified Claims And Interests.			12

	1.	Class 1 (Secured Claims).		13

	2.	Class 2 (Priority Claims).		13

	3.	Class 3 (General Unsecured Claims).		13

	4.	Class 4 (Convenience Claims).		14

	5.	Class 5 (Holders Of Interests).		14

ARTICLE IV TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES				14

ARTICLE V MEANS OF IMPLEMENTATION OF THE PLAN				15

A.	Liquidating Trust.			15

	1.	Execution of Liquidating Trust Agreement.		15

	2.	Purpose of the Liquidating Trust.		15

	3.	Vesting of Estate’s Assets in the Liquidating Trust.		15

	4.	Appointment of the Liquidating Trustee.		16

	5.	Administration of the Liquidating Trust.		16

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	6.	Liquidating Trust Interests.		16

	7.	Powers and Duties of the Liquidating Trustee.		17

	8.	Maintenance of Bank Accounts and Distribution of Trust Property.		18

B.	Dissolution of the Liquidating Trust.			18

C.	Federal Income Tax Treatment.			19

	1.	General.		19

	2.	Assets Treated as Owned by Creditors.		19

	3.	Tax Reporting.		19

D.	Post Effective Date Fees and Expenses.			21

E.	Prosecution of Recovery Rights.			21

F.	Effect of Confirmation.			21

G.	Corporate Matters Regarding The Debtor.			21

H.	Nondischarge And Injunction.			22

	1.	Nondischarge Of Debtor.		22

	2.	Injunction.		23

I.	Exemption From Certain Transfer Taxes And Further Transactions.			23

Article VI DISTRIBUTIONS				24

A.	Distributions to Holders of Allowed Claims Other than Holders of Allowed Class 3 Claims.			24

	1.	Timing and Calculation of Amounts to be Distributed.		24

	2.	Delivery of Distributions.		24

B.	Distributions to Holders of Allowed Class 3 Claims.			25

	1.	Timing and Calculation of Amounts to be Distributed.		25

		a.	Initial Distribution.	25

		b.	Subsequent Distributions.	25

	2.	Delivery of Distributions to Holders of Liquidating Trust Interests.		26

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	3.	Delivery of Distributions to the Indenture Trustees.	27

C.	Expense Reserve.		27

D.	Disputed Claims Reserve.		28

E.	No Interest on Disputed Claims or Liquidating Trust Interests.		28

F.	De Minimis Distributions.		28

G.	Withholding Taxes.		29

Article VII PROCEDURES FOR TREATING AND RESOLVING DISPUTED CLAIMS			30

A.	Objections to Claims.		30

B.	Setoff and Recoupment		30

Article VIII EFFECT OF PLAN CONFIRMATION			31

A.	Satisfaction of Claims.		31

B.	Preservation of Recovery Rights.		31

C.	Exculpation and Limitation of Liability.		33

D.	Indemnification.		34

E.	Insurance.		35

F.	Cramdown.		35

G.	Surrender and Cancellation of Trust Claims.		35

Article IX CONDITIONS PRECEDENT			37

A.	Conditions to Confirmation.		37

B.	Conditions to the Effective Date.		37

C.	Waiver of Conditions to Confirmation		37

D.	Effect of Failure of Conditions		37

Article X RETENTION AND SCOPE OF JURISDICTION OF THE BANKRUPTCY COURT			38

A.	Retention and Scope of Jurisdiction of the Bankruptcy Court.		38

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Article XI MISCELLANEOUS		39

A.	Governing Law.	39

B.	Successors And Assigns.	39

C.	Modification of the Plan.	40

D.	Provisions Severable.	40

E.	Headings Do Not Control.	40

F.	Post-Confirmation Status Report.	40

G.	Fractional Dollars.	40

H.	Payment Dates.	41

I.	Post-Confirmation Notices or Requests.	41

J.	Successors/Representatives of the Debtor.	41

Article XII CONFIRMATION REQUEST		42

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ARTICLE I
INTRODUCTION
The Debtor commenced this case by filing a voluntary petition for relief under chapter 11 of the Code on December 18, 2009, and is managing its affairs as a debtor in possession pursuant to sections 1107(a) and 1108 of the Code.1  This document is the Plan proposed by the Debtor.  Sent to you in the same envelope as this document is the Disclosure Statement that has been approved by the Bankruptcy Court, and which is provided to help you understand and evaluate the Plan.
This is a liquidating plan.  The Plan’s objective is to transfer all the Debtor’s assets, including all Recovery Rights, to the Liquidating Trust, which shall liquidate such assets and distribute the proceeds to holders of Liquidating Trust Interests in satisfaction of the Debtor’s obligations hereunder.  The Plan divides Creditors and holders of Interests into Classes based on their legal rights and interests and provides for the satisfaction of Claims from the Debtor’s assets.  The holders of Interests will not receive or retain anything on account of their Interests.
ARTICLE II
DEFINITIONS AND RULES OF CONSTRUCTION
A.           Specific Definitions.
In addition to such other terms as are defined in other Sections hereof, the following terms shall have the following meanings:
1.           “Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Code and entitled to priority pursuant to sections 507(a)(l) or 507(b) of the Code, including compensation of and reimbursement of costs to Professionals, and all fees and charges assessed against the Debtor and the Estate under 28 U.S.C. section 1930.
2.           “Allowed Administrative Claim” means all or that portion of an Administrative Claim which is an Allowed Claim.

__________________
1 All capitalized terms in the Plan have the meanings set forth in Article II, infra.

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3.           “Allowed Claim” means that portion of a Claim which: (a) was scheduled by the Debtor pursuant to section 521 of the Code, other than a Claim scheduled as disputed, contingent or unliquidated; (b) is set forth in a proof of Claim which was timely filed with the Bankruptcy Court, and as to which no objection has been filed within the time provided by the Plan; or (c) if a proof of Claim was timely filed and an objection to the proof of Claim was filed, has been allowed by a Final Order.
4.           “Allowed Convenience Claim” means all or that portion of a Convenience Claim which is an Allowed Claim.
5.           “Allowed Priority Claim” means all or that portion of a Priority Claim which is an Allowed Claim.
6.           “Allowed Priority Tax Claim” means all or that portion of a Priority Tax Claim which is an Allowed Claim.
7.           “Allowed Secured Claim” means an Allowed Claim secured by a lien on any property of the Estate, but only to the extent of the value of the interest of the holder of such Allowed Claim in such property, the calculation of which shall not include any demand for default interest, penalty interest or other similar demands.
8.           “Allowed Unsecured Claim” means all or that portion of an Unsecured Claim which is an Allowed Claim.
9.           “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of California, having jurisdiction over the Case and, to the extent of any reference made pursuant to section 157 of title 28 of the United States Code, the unit of such District Court pursuant to section 151 of title 28 of the United States Code; or, in the event such court ceases to exercise jurisdiction over the Case, such court or unit thereof that exercises jurisdiction over the Case in lieu thereof.
10.           “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the Local Bankruptcy Rules for the Bankruptcy Court, to the extent applicable to the Case, including all amendments thereto to the extent such amendments are applicable to the Case.

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11.           “Beneficiaries” means the beneficiaries of the Liquidating Trust in accordance with Treasury Regulation Section 301.7701-4(d).
12.           “Business Day” means any day except Saturday, Sunday or any day on which commercial banks in San Diego, California are authorized by law to close.
13.           “Case” means the chapter 11 case number 09-19431-LA11 under the Code, commenced by the Debtor on the Petition Date.
14.           “Cash” means lawful currency of the United States of America and its equivalents or a check issued by the Debtor or Liquidating Trustee.
15.           “Certificate” means any instrument, including, without limitation, any note, bond, indenture or other document evidencing or creating any indebtedness or obligation of the Debtor, evidencing a Claim against the Debtor.
16.           “Claim” means the term as defined in section 101(5) of the Code.
17.           “Class” means a group of Claims or Interests classified together in a class designated in Article III.
18.           “Code” means the Bankruptcy Code, as codified in Title 11 of the United States Code, 11 U.S.C. § 101 et seq., including all amendments thereto to the extent such amendments are applicable to the Case.
19.           “Committee” means the Official Committee of Unsecured Creditors appointed by the Office of the United States Trustee in the Case pursuant to section 1102(a), as it may be constituted from time to time, and its current and former members.
20.           “Confirmation Date” means the date of Entry of the Confirmation Order.
21.           “Confirmation Hearing” means the hearing before the Bankruptcy Court to be held in accordance with section 1128(a) of the Code.
22.           “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Code.
23.           “Convenience Claim” means any Unsecured Claim, other than a Trust Claim, that is (i) an Allowed Claim for an amount of $7,500 or less or (ii) is an Allowed Claim in an amount greater than $7,500, but which is reduced to $7,500 by election of the holder thereof pursuant to such

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holder’s ballot.  In no event shall any Convenience Claim exceed $7,500 for the purposes of allowance, treatment or Distribution under this Plan.
24.           “Creditor” means any Person that is the holder of a Claim.
25.           “Debtor” means Imperial Capital Bancorp, Inc., a Delaware corporation, whether as a debtor or as a debtor in possession.
26.           “Disclosure Statement” means the SECOND AMENDED DISCLOSURE STATEMENT RE AMENDED CHAPTER 11 LIQUIDATING PLAN OF REORGANIZATION FOR DEBTOR IMPERIAL CAPITAL BANCORP, INC., A DELAWARE CORPORATION DATED APRIL 15, 2011 (and all annexes attached thereto or referenced therein) that relates to this Plan and is approved pursuant to section 1125 of the Code in an order Entered by the Bankruptcy Court, as such Disclosure Statement may be amended, modified or supplemented.
27.           “Disputed Claim” means any Claim which is not an Allowed Claim.
28.           “Disputed Claims Reserve” has the meaning set forth in Article VI(D) of the Plan.
29.           “Distribution” means any distribution of Cash or otherwise made under the Plan by the Debtor or the Liquidating Trustee, as applicable.
30.           “Distribution Date” means (i) the Initial Distribution Date, and (ii) any subsequent date on which a Distribution is made by the Liquidating Trustee.
31.           “Effective Date” means the first Business Day on which all the conditions precedent to the effectiveness of the Plan specified in Article IX.B are satisfied or waived as provided in Article IX.B, provided, however, that if a stay, injunction or similar provision of the Confirmation Order is in effect, the Effective Date shall be the first Business Day after such stay, injunction or similar proceeding is no longer in effect.
32.           “Entered” or “Entry” means the recording on the Bankruptcy Court docket for the Case by the clerk of the Bankruptcy Court.
33.           “Estate” means, with respect to the Debtor, the estate created by section 541(a) of the Code on the Petition Date.
34.           “Expense Reserve” has the meaning set forth in Article VI(C).

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35.           “Final Distribution” means a  final Distribution of all remaining funds in the Liquidating Trust, after final payment of all costs, expenses, and  liabilities of the Liquidating Trust, including any unpaid costs, expenses and fees of the Liquidating Trustee and members of the Trust Advisory Board, which shall occur at such time as all actions relating to the Recovery Rights have been completed, settled or abandoned and all other assets of the Liquidating Trust have been liquidated to Cash or abandoned.
36.           “Final Order” means an order or judgment Entered by the Bankruptcy Court or any other court exercising jurisdiction over the subject matter of the Case and the parties: (i) that has not been reversed, stayed, modified or amended; (ii) as to which no appeal, certiorari proceeding, reargument, or other review or rehearing has been requested or is still pending; and (iii) as to which the time for filing a notice of appeal or petition for certiorari shall have expired.  Notwithstanding, and in lieu of the foregoing, with respect to the Confirmation Order, Final Order means an order or judgment of the Bankruptcy Court confirming the Plan and with respect to which no stay pending appeal is in effect.
37.           "Governmental Entity" means any legislature, agency, bureau, department, commission, court, political subdivision, tribunal or other instrumentality of government whether local, state, federal or foreign, and such other entities as defined and described in section 101(27) of the Code.
38.           “Indentures” means (i) the Indentures between the Debtor and U.S. Bank National Association pursuant to which subordinated debentures are held by ITLA Capital Statutory Trusts I, II, and V and (ii) the Indentures between the Debtor and The Bank of New York Mellon (f/k/a The Bank of New York) pursuant to which subordinated debentures are held by ITLA Capital Statutory Trusts III and IV.
39.           “Indenture Trustees” mean U.S. Bank National Association and The Bank of New York Mellon (f/k/a The Bank of New York) but in each case solely in its capacity as a party to a particular Indenture.

5

40.           “Initial Distribution” means the initial Cash Distribution to the holders of Allowed Claims consisting of available Cash from the Debtor or Liquidating Trust Proceeds, as applicable.
41.           “Initial Distribution Date” means the Effective Date, or as soon as reasonably practicable after the Effective Date, but in no event more than forty-five (45) days thereafter, provided however, such forty–five (45) day period may be extended by the Liquidating Trustee with the approval of the Trust Advisory Board, but in no event extended to a date that is more than 120 days after the Effective Date.
42.           “Insider” means the term as defined in section 101(31) of the Code.
43.           “Interests” means any equity interests, ownership rights, or shares in the Debtor (including, without limitation, all capital stock, stock certificates, common stock, preferred stock, partnership interests, membership and other interests in a limited liability company, rights, options, warrants, contingent warrants, convertible or exchangeable securities, investment securities, subscriptions or other agreements and contractual rights to acquire or obtain such an interest or share in the Debtor, partnership interests in the Debtor’s stock appreciation rights, conversion rights, repurchase rights, redemption rights, dividend rights, preemptive rights and liquidation preferences, puts, calls or commitments of any character whatsoever relating to any such equity, ownership interests or shares of capital stock of the Debtor or obligating the Debtor to issue, transfer or sell any shares of capital stock) whether or not certificated, transferable, voting or denominated “stock” or a similar security, and any Claim relating to or arising from any of the foregoing.
44.           “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
45.           "ITLA Capital Statutory Trusts" means, collectively, ITLA Capital Statutory Trust I, ITLA Capital Statutory Trust II, ITLA Capital Statutory Trust III, ITLA Capital Statutory Trust IV, and ITLA Capital Statutory Trust V.
46.           “Liquidating Trust” means that certain trust formed pursuant to the Plan, Confirmation Order, and Liquidating Trust Agreement, and created for the benefit of holders of Allowed Class 3 Claims under the Plan.

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47.           “Liquidating Trust Agreement” means that certain Liquidating Trust Agreement by and between the Debtor and Liquidating Trustee, to be entered into pursuant to the Plan and the Confirmation Order, substantially in the form appended as Exhibit “A” hereto, as may be amended from time to time in accordance with the terms thereof.
48.           “Liquidating Trust Interest” means the beneficial interest in the Liquidating Trust allocable to holders of Allowed Class 3 Claims and which represents the right to receive, on a pro rata basis, such holder’s share of the Liquidating Trust Proceeds.
49.           “Liquidating Trust Proceeds” means (i) any Cash transferred to the Liquidating Trust on the Effective Date, and (ii) any Cash received by the Estate or the Liquidating Trust from any source after the Effective Date, including without limitation, Cash generated by the prosecution or settlement of the Recovery Rights, minus all Cash used to (x) pay the liabilities , costs and expenses of the Liquidating Trust, and (y) fund the Disputed Claims Reserve and the Expense Reserve.
50.           “Liquidating Trustee” means the trustee of the Liquidating Trust, which has the powers and responsibilities set forth in the Plan, the Confirmation Order and the Liquidating Trust Agreement and any successor trustee appointed pursuant to the Liquidating Trust Agreement.
51.           “Person” means an individual, partnership, limited liability company, corporation, association, joint stock company, trust, entity, joint venture, labor organization, unincorporated organization, Governmental Entity, and such other entities as defined and described in section 101(41) of the Code.
52.           “Petition Date” means December 18, 2009.
53.           “Plan” means this AMENDED CHAPTER 11 LIQUIDATING PLAN OF REORGANIZATION FOR DEBTOR IMPERIAL CAPITAL BANCORP, INC., A DELAWARE CORPORATION DATED APRIL 15, 2011 (including all exhibits hereto), as modified or amended from time to time.
54.           “Plan Supplement” means the compilation of documents and exhibits relevant to the implementation of the Plan, including but not limited to the Liquidating Trust Agreement and such other documents and exhibits that will be filed no later than ten (10) days prior to the deadline for

7

filing objections to confirmation of the Plan set forth in the Disclosure Statement, and which may be amended, supplemented or modified through and including the date of the Confirmation Hearing, subject to the approval of the Committee.
55.           “Priority Claim” means a Claim other than an Administrative Claim or a Priority Tax Claim which, if allowed, would be entitled to priority under section 507(a) of the Code.
56.           “Priority Tax Claim” means a Claim entitled to priority under sections 502(i) and 507(a)(8) of the Code.
57.           “Professionals” means those Persons (a) employed in the Case under sections 327 or 1103 of the Code, and (b) entitled, under sections 330, 503(b), 506(b), or 507(a)(1) of the Code, to seek compensation for legal, accounting or other professional services and the costs and expenses related to such services from the Debtor or the Estate.
58.           “Recovery Rights” means any and all causes of action, claims, obligations, suits, debts, judgments, demands, whether at law or in equity against any and all third parties, whether or not brought as of or after the Effective Date, which are the property of the Debtor or the Estate, including, but not limited to: (i) any pending or future actions against the Federal Deposit Insurance Corporation in its capacity as receiver of Imperial Capital Bank, other government receiver, or otherwise; (ii) any pending or future actions against current or former officers, directors, or other insiders of the Debtor; (iii) any and all rights, claims, and causes of action of the Debtor or the Estate arising under sections 506(c), 510, 541, 542, 543, 544, 545, 547, 548, 549, 550, 551, 552(b), 553, or 724 of the Code; and (iv) any pending or future actions against any insurer and/or insurance policies in which either the Debtor and/or their current or former Insiders have an insurable or other interest in or right to make a claim against; provided, however, nothing contained herein shall modify, restrict or impair any rights, claims or interests of any current or former Insiders with respect to any insurance policy coverage or proceeds.
59.           “Secured Claim” means a Claim against the Debtor secured by a lien on any property of the Estate.
60.           “Treasury Regulations” means the United States Department of Treasury regulations promulgated under the Internal Revenue Code.

8

61.           “Trust Advisory Board” means the trust advisory board provided for in the Liquidating Trust Agreement, as it may be constituted from time to time in accordance with the Liquidating Trust Agreement.  As of the Effective Date, the Trust Advisory Board will be comprised of one Debtor nominee and two Committee nominees.
62.           “Trust Claims” means the Unsecured Claims held by holders of the Trust Preferred Securities.
63.           “Trust Preferred Securities” mean the preferred securities issued by each of the  ITLA Capital Statutory Trusts.
64.           “Trust Professionals” means Persons employed by the Liquidating Trustee or the Trust Advisory Board to provide services to the Liquidating Trust or the Trust Advisory Board,  including attorneys, financial advisors, accountants, appraisers, disbursing agents or other parties deemed by the Liquidating Trustee and the Trust Advisory Board, as applicable, to have the qualifications necessary or desired to assist in the proper administration of the Liquidating Trust.
65.           “Trust Property” means (i) all assets of the Debtor as they exist on the Effective Date or thereafter, including, without limitation, Cash, Recovery Rights, and any other assets that are determined to be property of the Debtor, but excluding any assets of the Debtor that are the subject of a Distribution made on the Effective Date.
66.           “Unclaimed Distributions” means Distributions that remain unclaimed for a period of six (6) months after delivery (or delivery has been attempted).
67.           “Unsecured Claim” means any Claim of a Creditor against the Debtor, however arising, which is not an Administrative, Tax, Priority or Secured Claim.
B.           Interpretation, Rules of Construction and Computation of Time
1.           Any term used in this Plan that is not defined herein or in the Disclosure Statement, whether in this Article II or elsewhere, or other exhibits hereto, but that is used in the Code or the Bankruptcy Rules has the meaning ascribed to that term in (and shall be construed in accordance with the rules of construction under) the Code or the Bankruptcy Rules.

9

2.           The words “herein,” “hereof,” “hereto,” “hereunder” and others of similar import refer to this Plan as a whole and not to any particular Article, Section, subsection or clause contained in this Plan.
3.           Unless specified otherwise in a particular reference, a reference in this Plan to an "Article" or a "Section" is a reference to that Article or Section of this Plan.
4.           Any reference in this Plan to a document being in a particular form or on particular terms and conditions means that the document shall be substantially in such form or substantially on such terms and conditions.
5.           Any reference in this Plan to an existing document means such document, as it may have been amended, modified or supplemented from time to time as of the Effective Date.
6.           Whenever from the context it is appropriate, each term stated in either the singular or the plural shall include both the singular and the plural.
7.           Except as otherwise provided herein, the rules of construction set forth in section 102 of the Code shall apply to this Plan.
8.           In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.
9.           All exhibits to this Plan are incorporated into this Plan, and shall be deemed to be included in this Plan, regardless of when filed with the Bankruptcy Court.
10.           The provisions of the Plan shall control over the contents of the Disclosure Statement.  The provisions of the Confirmation Order shall control over the contents of the Plan.
11.           Whenever the time for occurrence or happening of an event as set forth in the Plan falls on a day that is not a Business Day, then the time for the occurrence or happening of said event shall be extended to the next Business Day.
12.           Subject to the provisions of any contract, certificate of incorporation, bylaw, instrument, release or other agreement or document entered into in connection with the Plan, the rights and obligations arising pursuant to the Plan shall be governed by, and construed and enforced in accordance with applicable federal law, including the Code and Bankruptcy Rules.

10

13.           All references to statutes, regulations, orders, rules of court, and the like shall mean as amended from time to time, as applicable to the Case, unless otherwise stated.
14.           Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtor shall mean the Debtor and the Liquidating Trustee, as applicable, to the extent the context requires.
ARTICLE III
CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS
As required by the Code, the Plan classifies Claims and Interests in various Classes according to their right to priority of payments as provided in the Code.  The Plan states whether each Class of Claims or Interests is impaired or unimpaired.  The Plan provides the treatment each Class will receive under the Plan.
A.           Unclassified Claims.
Certain types of Claims are not placed into voting Classes; instead they are unclassified.  They are not considered impaired and they do not vote on the Plan because they are automatically entitled to specific treatment provided for them in the Code.  As such, the Debtor has not placed the following Claims in a Class.  The treatment of these Claims is provided below.
1.           Administrative Claims.
a.           Treatment.
Unless otherwise agreed to by the holder of an Allowed Administrative Claim and the Debtor or the Liquidating Trustee, as applicable, each holder of an Allowed Administrative Claim shall receive Cash equal to the unpaid portion of such Allowed Administrative Claim: (I) on the later of (x) the Effective Date, and (y) the date an order of the Bankruptcy Court allowing the Administrative Claim becomes a Final Order, or (II) as otherwise ordered by the Bankruptcy Court.
b.           Bar Date For Administrative Claims.
All applications, including final applications, for compensation of Professionals for services rendered and for reimbursement of expenses incurred on or before the Effective Date, and any other request for compensation by any Person for making a substantial contribution in the Case, and all other requests for payment of an Administrative Claim incurred before the Effective Date under sections

11

503(b), 507(a)(1) or 507(b) of the Code (except only for Claims under 28 U.S.C. section 1930) shall be filed no later than sixty (60) days after the Effective Date.
As to other administrative expenses that do not require Bankruptcy Court approval to become Allowed Claims, Creditors shall file such requests for an administrative expense payment with the Bankruptcy Court and serve on the Liquidating Trustee and United States Trustee no later than sixty (60) days after the Effective Date or by such other bar date as the Bankruptcy Court may set.  Holders of claims for the provision of ordinary-course goods and services post-petition to the Debtor need not file requests for payment of administrative expenses.
Any Administrative Claim not filed or submitted as explained above within the deadlines set forth herein shall be forever barred, and any Creditor that  is required to file a request for payment of an administrative expense and that does not file such request by the applicable bar date shall be forever barred from asserting such Claim or request against the Debtor, the Estate, the Liquidating Trust, or the Trust Property.
2.           Priority Tax Claims.
Each holder of an Allowed Priority Tax Claim shall receive Cash equal to the amount of such Allowed Priority Tax Claim on the later of (x) the Effective Date, and (y) the date an order of the Bankruptcy Court allowing such Priority Tax Claim becomes a Final Order, unless otherwise agreed to by the holder and the Debtor or the Liquidating Trustee, as applicable.  Holders of Allowed Priority Tax Claims shall not be entitled to receive any payment on account of interest that accrued after the Petition Date on, or penalties with respect to or arising in connection with, such Allowed Priority Tax Claims, except as specifically allowed by Final Order of the Bankruptcy Court.
B.           Classified Claims And Interests.
A Claim or Interest shall be deemed classified in a particular Class only to the extent the Claim or Interest qualifies within the description of the Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class.  A Claim or Interest is classified in a particular Class regardless of whether the Claim or Interest is an Allowed Claim or Interest in that Class, or only asserted as such, but only to the extent that it has not been paid, released, disallowed or otherwise satisfied.  The treatment with respect to

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each Class of Claims and Interests provided for in this Article III shall be in full and complete satisfaction and release of such Claims and Interests.
1.           Class 1 (Secured Claims).
Class 1 consists of all Secured Claims.  The legal, equitable and contractual rights of the holders of Allowed Secured Claims are unaltered by the Plan.  Unless otherwise agreed to by the holder of an Allowed Secured Claim and the Debtor, each holder of an Allowed Secured Claim shall receive on the later of (x) the Effective Date, and (y) the date an order of the Bankruptcy Court allowing the Secured Claim becomes a Final Order, on account of and in full satisfaction of its Allowed Secured Claim, either of the following treatments at the election of (A) the Debtor, with the consent of the Committee, or (B) if after the Effective Date, the Liquidating Trustee: (i) Cash equal to the amount of the Allowed Secured Claim or (ii) possession of the property in which the holder of the Allowed Secured Claim has a perfected, unavoidable and enforceable lien, security interest or other charge and relief from the automatic stay provided by section 362 of the Code to foreclose, collect upon or set-off the property in accordance with applicable non-bankruptcy law; provided, however, that any time after the Confirmation Date but before the Effective Date, the Debtor, with the consent of the Committee, can elect to give to the holder of an Allowed Secured Claim the treatment provided in subparagraph (ii) above.  Class 1 is unimpaired under the Plan and the holders of Class 1 Allowed Secured Claims, if any, are deemed to accept the Plan.
2.           Class 2 (Priority Claims).
Class 2 consists of all Priority Claims.  Unless otherwise agreed to by the holder of an Allowed Priority Claim and (A) the Debtor, with the consent of the Committee or, (B) if after the Effective Date, the Liquidating Trustee, each holder of an Allowed Priority Claim shall receive Cash equal to the amount of the Allowed Priority Claim on the later of (x) the Effective Date, and (y) the date an order of the Bankruptcy Court allowing the Priority Claim becomes a Final Order.  Class 2 is unimpaired under the Plan and holders of Class 2 Allowed Priority Claims are deemed to accept the Plan.
3.           Class 3 (General Unsecured Claims).
Class 3 consists of all Unsecured Claims against the Debtor which are not included in any other Class in the Plan or otherwise provided for in the Plan, including the Trust Claims.  Each holder of an

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Allowed Unsecured Claim shall receive, on account of and in full satisfaction of its Allowed Unsecured Claim, on the Initial Distribution Date (i) a Cash Distribution in an amount equal to its pro rata portion of the Initial Distribution, and (ii) an allocation of Liquidating Trust Interests entitling such holder of an Allowed Unsecured Claim to its pro rata portion of future Distributions of any available Liquidating Trust Proceeds on each Distribution Date up to and including the Final Distribution Date.  Distributions to holders of Class 3 Claims shall be governed by Article VI, Section B.  Class 3 is impaired under the Plan and holders of Class 3 Allowed Unsecured Claims are entitled to vote to accept or reject the Plan.
4.           Class 4 (Convenience Claims).
Class 4 consists of Convenience Claims.  Each holder of an Allowed Convenience Claim shall receive, on account of and in full satisfaction of its Allowed Convenience Claim, Cash equal to 100% of the amount of the Allowed Convenience Claim on the later of (x) the Effective Date, and (y) the date an order of the Bankruptcy Court  allowing the Convenience Claim becomes a Final Order.  Class 4 is unimpaired under the Plan and the holders of Class 4 Allowed Convenience Claims are deemed to accept the Plan pursuant to section 1126(f) of the Code.
5.           Class 5 (Holders Of Interests).
Class 5 is comprised of holders of Interests.  Holders of Class 5 Interests shall neither receive nor retain any property under the Plan and all Interests of the Debtor shall be cancelled as of the Effective Date.  Class 5 is impaired under the Plan and the holders of Class 5 Interests are deemed to reject the Plan.
ARTICLE IV
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
All executory contracts or unexpired leases of the Debtor, except (a) those previously assumed and assigned by Final Order and (b) those which are assumed under the Plan, are rejected.  The Debtor shall file a schedule of executory contracts to be assumed, if any, in the Plan Supplement.
Any Claims arising from the rejection of an executory contract or unexpired lease as a result of confirmation of the Plan shall be filed with the Bankruptcy Court and served on the Liquidating Trustee and its counsel  no later than thirty (30) days after the Effective Date.

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ARTICLE V
MEANS OF IMPLEMENTATION OF THE PLAN
A.           Liquidating Trust.
1.           Execution of Liquidating Trust Agreement.
On or before the Effective Date, the Debtor and the Liquidating Trustee shall execute and deliver the Liquidating Trust Agreement, and shall take all other necessary actions to establish the Liquidating Trust.  The Liquidating Trust Agreement may provide powers, duties, and authorities in addition to those explicitly stated in the Plan, but only to the extent that such powers, duties and authorities: (i) are approved by the Committee and (ii) do not affect the status of the Liquidating Trust as a “liquidating trust” for United States federal income tax purposes.
2.           Purpose of the Liquidating Trust.
The Liquidating Trust shall be organized and established: (i) as a trust for the benefit of the holders of Allowed Class 3 Claims for the limited purpose of liquidating and distributing the Trust Property with no objective to continue or engage in the conduct of a trade or business, and is intended to qualify as a liquidating trust within the meaning of Treasury Regulation Section 301.7701-4(d) and (ii) for the limited purpose of (x) objecting to and resolving any Disputed Claims and (y) making final Distributions to holders of Allowed Administrative Claims, Allowed Priority Tax Claims, and Allowed Claims in Classes 1, 2 and 4 of the Plan.
3.           Vesting of Estate’s Assets in the Liquidating Trust.
Except as otherwise provided in the Plan, on the Effective Date the Trust Property shall automatically vest in the Liquidating Trust, free and clear of all claims, liens, encumbrances, charges and other interests of any kind, without the need for the execution and delivery of any instruments of assignment, for the express purpose of, among other things, enabling the Liquidating Trustee to make Distributions to holders of Liquidating Trust Interests pursuant to the terms and conditions of the Plan.  Such transfer shall be exempt from any mortgage or other document recording tax, stamp tax, conveyance fee, sales or use tax, intangibles transfer tax, real estate transfer tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment, pursuant to section 1146(a) of the Code and the Confirmation Order will direct the appropriate state or local government

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officials or agents to forego the collection of any such tax or governmental assessment.  The transfer of the Trust Property to the Liquidating Trust in accordance with the Plan shall be final and irrevocable.  From and after the Effective Date, the Liquidating Trustee shall be vested with all rights and remedies of the Debtor with respect to the Trust Property, including the right to administer, prosecute, settle and enforce all Recovery Rights, and the Liquidating Trustee shall be substituted for and shall replace the Debtor, the Estate, and the Committee, as applicable, as the party in interest in any and all such litigation pending as of the Effective Date.
Additionally, any attorney client privilege, work product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) associated with the Trust Property, the Recovery Rights and any claims will vest in the Liquidating Trust and the Liquidating Trustee, in trust, and the Debtor and the Committee shall be deemed to have transferred, assigned and delivered such privileges and immunity, without waiver, to the Liquidating Trust.  The Debtor and the Liquidating Trustee shall be authorized to take all necessary actions to effectuate the transfer of such privileges and immunity.
4.           Appointment of the Liquidating Trustee.
On the Effective Date, Anthony Rusnak shall be appointed as the Liquidating Trustee.  The Liquidating Trustee shall, in accordance with the Liquidating Trust Agreement, serve in such capacity through the earlier of (i) the date the Liquidating Trust is dissolved and (ii) the date on which the Liquidating Trustee resigns, is removed or otherwise becomes unable to serve as such as set forth in the Liquidating Trust Agreement; provided, however, that in the event that the Liquidating Trustee resigns, is removed or becomes unable to serve, the Trust Advisory Board shall select the successor  Liquidating Trustee pursuant to the Liquidating Trust Agreement.
5.           Administration of the Liquidating Trust.
The Liquidating Trust shall be administered by the Liquidating Trustee according to the Liquidating Trust Agreement and the Plan.  In the event of any conflict between the terms of the Plan and the terms of the Liquidating Trust Agreement, the terms of the Plan shall govern.
6.           Liquidating Trust Interests.
On the Initial Distribution Date, each holder of an Allowed Class 3 Claim will receive

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notification from the Liquidating Trustee as to the number of Liquidating Trust Interests allocated to such holder on account of such holder’s Allowed Class 3 Claim(s) in accordance with Article III.B.3.  The Liquidating Trust Interests will not be certificated, but, rather, will be reflected through book entries made by the Liquidating Trustee.
7.           Powers and Duties of the Liquidating Trustee.
From and after the Effective Date, and as set forth in more detail in the Liquidating Trust Agreement, the Liquidating Trustee shall be vested with the power and authority, and duties and obligations set forth in the Liquidating Trust Agreement, which shall include but shall not be limited, to: (i) making the Distributions contemplated herein and in the Liquidating Trust Agreement; (ii) administering, holding and liquidating any Trust Property in a commercially reasonable manner; (iii) maximizing the recovery for holders of Liquidating Trust Interests; (iv) administering, investigating, enforcing, prosecuting, settling, and abandoning any Recovery Rights in the name of, and for the benefit of, the Liquidating Trust; (v) analyzing Claims, and objections thereto, and settling, compromising, disputing, and prosecuting Disputed Claims, as applicable; (vi) administering the Plan; and (vii) filing appropriate tax returns, each in the exercise of its fiduciary obligations.  The Liquidating Trustee shall be authorized, pursuant to the terms of the Liquidating Trust Agreement and without the necessity of obtaining approval from the Bankruptcy Court or providing notice to any party in interest, to (a) retain such professionals as are necessary and appropriate in furtherance of the fiduciary obligations of the Liquidating Trust and the Liquidating Trustee, which professionals need not be "disinterested" as such term is defined in the Code, and (b) invest Liquidating Trust Proceeds (including any earnings thereon or proceeds therefrom) as permitted by section 345 of the Code and the terms of the Liquidating Trust Agreement; provided, however, that such investments are investments permitted to be made by a Liquidating Trust within the meaning of Treasury Regulation Section 301.7701-4(d), as reflected therein, or under applicable Internal Revenue Service guidelines, rulings, or other controlling authorities.  The Liquidating Trustee shall exercise such of the rights and powers vested in it by this Plan, the Liquidating Trust Agreement, and the Confirmation Order, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

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8.           Maintenance of Bank Accounts and Distribution of Trust Property.
The Liquidating Trustee shall be authorized to disburse the Liquidating Trust Proceeds to the holders of Liquidating Trust Interests and otherwise in accordance with the terms of the Plan and the Liquidating Trust Agreement.  All Trust Property (including any Liquidating Trust Proceeds) shall be held in the Liquidating Trust for the benefit of holders of Disputed Claims and Liquidating Trust Interests in one or more separate bank or other depository accounts or investment accounts, in accordance with section 345 of the Code, as determined by the Liquidating Trustee in accordance with the terms of the Liquidating Trust Agreement.  The Liquidating Trustee shall be entitled to use the Debtor’s bank accounts that are in existence as of the Effective Date and shall be authorized to open such other bank or depository accounts for the Liquidating Trust as may be necessary or appropriate in its discretion, to enable it to carry out the provisions of the Plan (provided that, any bank account opened by the Liquidating Trustee shall be at a financial institution on the United States Trustee’s list of Authorized Bank Depositories under section 345 of the Code).  The Liquidating Trustee may, from time to time, invest Liquidating Trust Proceeds (including any earnings thereon or proceeds therefrom) in certificates of deposit, treasury bills, money market accounts or other short term investments, consistent with section 345 of the Code and the terms of the Liquidating Trust Agreement.  All interest earned thereon shall be retained for Distribution to the holders of Liquidating Trust Interests pursuant to the Plan.  The Liquidating Trustee will continue to make Distributions until all the Trust Property (including any earnings thereon or proceeds therefrom), has been distributed to holders of Liquidating Trust Interests in accordance with the terms of the Plan.
B.           Dissolution of the Liquidating Trust.
The Liquidating Trust shall be dissolved no later than three (3) years from the Effective Date provided, however, that, the Bankruptcy Court, upon a motion made by the Liquidating Trustee or the Trust Advisory Board, may extend the term of the Liquidating Trust for a finite period or periods if such an extension is warranted by the facts and based upon a finding that such an extension is necessary to the liquidating purpose of the Liquidating Trust; provided further, however, that any such extension is approved by the Bankruptcy Court within six (6) months of the beginning of the proposed extended term.  The aggregate of all extensions shall not exceed two (2) years, unless the Liquidating

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Trustee receives a favorable ruling from the Internal Revenue Service or an opinion of counsel acceptable to the Liquidating Trustee and the Trust Advisory Board that any further extension would not adversely affect the status of the Liquidating Trust as a liquidating trust within the meaning of Treasury Regulations Section 301.7701-4(d) for federal income tax purposes.  Upon the Distribution of all the Trust Property, the Liquidating Trustee shall take all necessary steps to effect the dissolution of the Liquidating Trust, in accordance with the terms of the Liquidating Trust Agreement.
C.           Federal Income Tax Treatment.
1.           General.
If possible, the Liquidating Trust will be structured for federal income tax purposes as a “liquidating trust” as defined in Treasury Regulations Section 301.7701-4(d) according to the guidelines established by the Internal Revenue Service in Rev. Proc. 94-45, 1994-2 C.B. 684, for the formation of liquidating trusts.  If the Liquidating Trust cannot be structured to comply with Treasury Regulations Section 301.7701-4(d) and, to the extent required, Rev. Proc. 94-45, then the Liquidating Trust  will be structured as another entity or entities intended not to be subject to federal income tax, i.e. a “flow through” entity.
2.           Assets Treated as Owned by Creditors.
All parties, including, without limitation, the Debtor, the Liquidating Trust, and the holders of Allowed Class 3 Claims, shall, for all U.S. federal income tax purposes, treat the transfer of the Trust Property to the Liquidating Trust as (a) a transfer of the Trust Property directly to the holders of Allowed Class 3 Claims followed by (b) such holders’ transfer of the Trust Property to the Liquidating Trust, in exchange for Liquidating Trust Interests.  The holders of Allowed Class 3 Claims shall be treated for federal income tax purposes as the grantors and owners of their respective shares of the Trust Property.
3.           Tax Reporting.
The Liquidating Trustee shall file tax returns for the Liquidating Trust that are legally required to be filed.  The Liquidating Trustee shall also send annually to each holder of a Liquidating Trust Interest a separate statement setting forth such holder’s share income, gain, loss, deduction, or credit related thereto and will instruct all such holders to report such items on their federal income tax

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returns.  The Liquidating Trust’s taxable income, gain, loss, deduction, or credit will be allocated to the holders of Liquidating Trust Interests in accordance with their relative interests in the Liquidating Trust.
No later than ninety (90) days following the Effective Date, the Liquidating Trustee, in reliance upon such professionals as the Liquidating Trustee may retain, shall make a good faith valuation of the Trust Property, and such valuation shall be used consistently by all parties (including, without limitation, the Liquidating Trustee and the holders of Liquidating Trust Interests) for all federal income tax purposes.  The Liquidating Trustee also shall file or cause to be filed, any other statements, returns, or disclosures relating to the Liquidating Trust that are required by any Governmental Entity.
Subject to definitive guidance from the Internal Revenue Service or a court of competent jurisdiction to the contrary (including receipt by the Liquidating Trust of a private letter ruling if requested, or the receipt of an adverse determination by the Internal Revenue Service upon audit if not contested), the Liquidating Trust may (i) treat any assets allocable to, or retained on account of, Disputed Claims as held by the Disputed Claims Reserve, which shall be composed of one or more discrete trusts for federal income tax purposes, consisting of separate and independent shares to be established in respect of each Disputed Claim in accordance with the trust provisions of the Internal Revenue Code (sections 641 et seq.), (ii) treat as taxable income or loss of the Disputed Claims Reserve, with respect to any given taxable year, the portion of the taxable income or loss of the Liquidating Trust that would have been allocated to holders of Disputed Claims had such Claims been Allowed on the Effective Date (but only for the portion of the taxable year with respect to which such Claims are unresolved), and (iii) to the extent permitted by applicable law, report to the applicable taxing authorities consistent with the foregoing for state and local income tax purposes.  All holders of Liquidating Trust Interests shall report, for tax purposes, consistent with the foregoing.
The Liquidating Trustee shall be responsible for payments, out of the Liquidating Trust Proceeds, of any taxes imposed on the Liquidating Trust or the Trust Property, including the Disputed Claims Reserve.  In the event, and to the extent, any Cash retained on account of Disputed Claims in the Disputed Claims Reserve is insufficient to pay any portion of such taxes attributable to the taxable income arising from the assets allocable to, or retained on account of, Disputed Claims, such taxes

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shall be (i) reimbursed from any subsequent Cash amounts retained on account of Disputed Claims, or (ii) to the extent such Disputed Claims subsequently have been resolved, deducted from any amounts distributable by the Liquidating Trustee as a result of the resolutions of such Disputed Claims.
The Liquidating Trustee may request an expedited determination of the tax liability of the Liquidating Trust, including the Disputed Claims Reserve, under section 505(b)(2) of the Code for all returns for, or on behalf of the Liquidating Trust, for all taxable periods through the dissolution of the Liquidating Trust.
D.           Post Effective Date Fees and Expenses.
From and after the Effective Date, the Liquidating Trustee shall, in the ordinary course of business and without the necessity of Bankruptcy Court approval, pay the reasonable fees and expenses related to implementation and consummation of the Plan out of the Liquidating Trust Proceeds.  Any dispute with respect to such fees and expenses will be resolved by the Bankruptcy Court.
E.           Prosecution of Recovery Rights.
Except as otherwise provided in the Liquidating Trust Agreement, the Liquidating Trustee shall have full power and authority to commence, if not already commenced, prosecute, settle and abandon any action related to the Recovery Rights.  After the Effective Date, all actions relating to the Recovery Rights shall be filed and prosecuted in the name of the Liquidating Trust.  Any counsel retained by the Debtor or the Committee prior to the date the Confirmation Order becomes a Final Order shall not be disqualified from being retained by the Liquidating Trustee on the same terms and conditions of its prior employment solely by reason of that prior employment.
F.           Effect of Confirmation.
On the Confirmation Date, the provisions of the Plan shall be binding on the Debtor, the Liquidating Trustee, the Liquidating Trust, the Trust Advisory Board, the Estate, all holders of Claims against or Interests in the Debtor, and all other parties in interest whether or not such holders are impaired and whether or not such holders have accepted the Plan.
G.           Corporate Matters Regarding The Debtor.
On the Effective Date, (i) all Interests and any Certificates evidencing or creating any

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indebtedness or obligation of or ownership interest in the Debtor shall be deemed to be fully and finally cancelled and shall be of no further force or effect, without any further action being required to effect such cancellation, and (ii) the obligations of, Claims against, and Interests in the Debtor under, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the Interests and any other Certificate evidencing or creating any indebtedness or obligation of the Debtor, will be released and satisfied.
On the Effective Date, after making the required transfers and Distributions, the Debtor shall be dissolved as a Delaware corporation, without any further action being required to effect such dissolution, and the Debtor’s officers, directors and employees will be terminated and relieved of any responsibilities to the Debtor.  Such dissolution shall be deemed to have occurred and be effective as provided herein and shall be authorized and approved in all respects, without any requirement of further action by stockholders or directors of the Debtor.  The Debtor and Liquidating Trustee shall each be authorized to execute, deliver, file or record any instruments, applications and documents and take such other action as may be necessary to effectuate and further evidence the terms and conditions of the Plan including the dissolution of the Debtor.
H.           Nondischarge And Injunction.
1.           Nondischarge Of Debtor.
Pursuant to section 1141(d)(3) of the Code, the Confirmation Order shall not discharge Claims against the Debtor.  However, no Creditor or holder of an Interest may receive any payment from or seek recourse against any assets that are to be distributed under this Plan, except for those assets required to be distributed to that Creditor as expressly provided for in this Plan.  As of the Effective Date, all Persons are precluded from asserting against the Debtor, the Liquidating Trustee, the Liquidating Trust, the Indenture Trustees, the Committee, counsel for the members of the Committee and any counsel retained in the Case pursuant to sections 327, 328 or 1103 of the Code, or any property that is to be distributed under this Plan or the Liquidating Trust Agreement, any Claims, rights, causes of action, liabilities or Interests, or other claims based upon or related to any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, other than conduct constituting gross negligence, intentional or willful misconduct, or fraud, or as

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otherwise expressly provided in this Plan or the Confirmation Order, regardless of the filing, lack of filing, allowance or disallowance of such a Claim or Interest and regardless of whether such an entity has voted or not voted to accept or reject this Plan.
2.           Injunction.
Except as otherwise provided in the Plan or the Confirmation Order, on and after the Effective Date all Persons that have held, currently hold or may hold a debt, Claim, other liability or Interest against or in the Debtor that would be discharged upon confirmation of this Plan and the Effective Date but for the provisions of section 1141(d)(3) of the Code hereof are permanently enjoined from taking any of the following actions on account of such debt, Claim, liability, Interest or right:  (a) commencing or continuing in any manner any action or other proceeding on account of such debt, Claim, liability, Interest or right against the Debtor, the Liquidating Trustee, the Liquidating Trust, the Indenture Trustees, or property that is to be distributed under this Plan or by the Liquidating Trust, other than to enforce any right to a Distribution with respect to such property under the Plan; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree, or order against the Debtor, the Liquidating Trustee, the Liquidating Trust, the Committee, the members of the Committee, the Indenture Trustees, counsel for the members of the Committee and any counsel retained in the Case pursuant to sections 327, 328 or 1103 of the Code, or any property to be distributed to Creditors under this Plan, other than as permitted under subparagraph (a) above; and (c) creating, perfecting or enforcing any lien or encumbrance against any property to be distributed under this Plan or the Liquidating Trust Agreement, other than as permitted by this Plan.
On and after the Effective Date, each holder of a Claim or an Interest in the Debtor is permanently enjoined from taking or participating in any action that would interfere or otherwise hinder the Debtor or Liquidating Trustee from implementing this Plan, the Confirmation Order, or the Liquidating Trust Agreement.
I.           Exemption From Certain Transfer Taxes And Further Transactions.
Pursuant to  section 1146(a) of the Code, any transfers from the Debtor or the Liquidating Trustee to any other Person pursuant to the Plan, the Liquidating Trust Agreement, or any agreement

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regarding the transfer of title to or ownership of any of the Trust Property, will not be subject to any mortgage or other document recording tax, stamp tax, conveyance fee, sales or use tax, intangibles transfer tax, real estate transfer tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment, and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.
ARTICLE VI
DISTRIBUTIONS
A.           Distributions to Holders of Allowed Claims Other than Holders of Allowed Class 3 Claims.
1.           Timing and Calculation of Amounts to be Distributed.
Unless otherwise provided for in the Plan, on the Effective Date, the Debtor will deliver to each holder of an (i) Allowed Administrative Claim, (ii) Allowed Priority Tax Claims, (iii) Allowed Secured Claim, (iv) Allowed Priority Claim, or (v) Allowed Convenience Claim, the Distribution to which the holders of such Claims are entitled pursuant to the Plan.  Any Distributions pursuant to this Article VI.A required to be made after the Effective Date shall be made by the Liquidating Trustee.
2.           Delivery of Distributions.
All Distributions to holders of Allowed Claims other than holders of Allowed Class 3 Claims shall be made by check mailed by first-class mail through the United States mail, with postage fully prepaid, or by wire transfer.  Distributions shall be made by the Debtor or a disbursing agent selected by the Debtor and the Committee prior to the Effective Date: (i) at the address set forth on the proof of Claim filed by such holder, (ii) at the address set forth in any written notices of address change delivered to the Debtor after the date of any related proof of Claim, but received within seven (7) days prior to the proposed Distribution, (iii) at the addresses reflected in the Schedules if no proof of Claim has been filed and if the Debtor has not received a written notice of a change of address within seven (7) days prior to the proposed Distribution, or (iv) if no proof of Claim is filed, no new address has been received by the Debtor and the holder’s address is not listed in the Schedules, at the last known

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address of such holder available to the Debtor.  Distributions shall be deemed made under the Plan on the date of the mailing of the checks or the wiring of funds.
If any holder’s Distribution is returned by the United States Post Office or undelivered due to lack of a current address or for any other reason, no further Distributions to such holder shall be made unless and until the Liquidating Trustee is notified of such holder’s then-current address, at which time all previously returned Distributions shall be made to such holder without interest; provided, however, that Distributions returned shall be retained by the Liquidating Trustee in the Disputed Claim Reserve for a period of six (6) months after their return, unless claimed by the relevant holder within that time period.  Thereafter, the Liquidating Trustee shall file a notice with the Bankruptcy Court setting forth the names of the holders of Unclaimed Distributions as of the date thereof.  Unless a holder asserts its rights with regard to such Unclaimed Distributions within thirty (30) days of the filing of the notice, such Unclaimed Distributions shall become Liquidating Trust Proceeds free and clear of any rights, Claims, or interests of such holder, and available for Distribution to the remaining holders of Liquidating Trust Interests.  The Claim of any holder to such Unclaimed Distributions shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.  No provision of this Plan or the Liquidating Trust Agreement shall be interpreted to require the Debtor, the Liquidating Trustee, or the Trust Advisory Board to attempt to locate any such holder.
B.           Distributions to Holders of Allowed Class 3 Claims.
1.           Timing and Calculation of Amounts to be Distributed.
a.           Initial Distribution.
On the Initial Distribution Date, the Debtor or the Liquidating Trustee, as applicable, shall deliver to each holder of an Allowed Class 3 Claim: (i) its pro rata share of the Initial Distribution and (ii) written notification as to the number of Liquidating Trust Interests allocated to such holder on account of such holder’s Allowed Class 3 Claim in accordance with Article III.B.3; provided that, the Liquidating Trustee shall be entitled to defer the Initial Distribution if the Liquidating Trustee and the Trust Advisory Board determine that the amount of Cash available for the Initial Distribution  is insufficient to justify the cost of the Initial Distribution.
         b.           Subsequent Distributions.

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Additional Distributions will be made to the holders of Liquidating Trust Interests at such future dates as the Liquidating Trustee, subject to the approval of the Trust Advisory Board, determines are appropriate, provided that, Distributions are made on an annual basis, provided, further, that the Liquidating Trustee shall be entitled to defer any such Distribution if the Liquidating Trustee determines, with the approval of the Trust Advisory Board, that the amount of Liquidating Trust Proceeds available for Distribution at such time is insufficient to justify the cost of effecting the Distribution..
2.           Delivery of Distributions to Holders of Liquidating Trust Interests.
All Distributions to holders of Liquidating Trust Interests, shall be made by check mailed by first-class mail through the United States mail, with postage fully prepaid, or by wire transfer.  Distributions shall be made by the Liquidating Trustee (i) at the address set forth on the proof of Claim filed by such holder, (ii) at the address set forth in any written notices of address change delivered to the Debtor or Liquidating Trustee after the date of any related proof of Claim, but received within seven (7) days prior to the proposed Distribution, (iii) at the addresses reflected in the Schedules if no proof of Claim has been filed and if neither the Debtor nor the Liquidating Trustee has received a written notice of a change of address within seven (7) days prior to the proposed Distribution, (iv) if no proof of Claim is filed, no new addresses has been received by the Debtor or Liquidating Trustee and the holder’s address is not listed in the Schedules, at the last known address of such holder available to the Debtor or the Liquidating Trustee, or (v) as otherwise directed by the Indenture Trustees.  Distributions are deemed made under the Plan on the date of the mailing of the checks or the wiring of funds.
If any holder’s Distribution is returned by the United States Post Office or undelivered due to lack of a current address or for any other reason, no further Distributions to such holder shall be made unless and until the Liquidating Trustee is notified of such holder’s then-current address, at which time all previously returned Distributions shall be made to such holder without interest; provided, however, that Distributions returned shall be retained by the Liquidating Trustee in the Disputed Claim Reserve for a period of six (6) months after their return, unless claimed by the relevant holder within that time period.  Thereafter, the Liquidating Trustee shall file a notice with the Bankruptcy Court setting forth

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the names of the holders of Unclaimed Distributions as of the date thereof.  Unless a holder asserts its rights with regard to such Unclaimed Distributions within thirty (30) days of the filing of the notice, such Unclaimed Distributions shall become Liquidating Trust Proceeds free and clear of any rights, Claims, or interests of such holder, and available for Distribution to the remaining holders of Liquidating Trust Interests.  The Claim of any holder to such Unclaimed Distributions shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.  No provision of this Plan or the Liquidating Trust Agreement shall be interpreted to require the Debtor, the Liquidating Trustee, the Indenture Trustees, or the Trust Advisory Board to attempt to locate any such holder.
3.           Delivery of Distributions to the Indenture Trustees.
All Distributions to holders of Allowed Class 3 Trust Claims shall be made to the applicable Indenture Trustee on behalf of the holders of such Trust Claims, and each Indenture Trustee shall make further Distributions as set forth in Article VIII.G.4.  Except as otherwise expressly provided in this Plan, all such Distributions shall, for all income tax purposes, be allocated to the principal amount of the Trust Claim first and then, to the extent that the consideration exceeds the principal amount of the Trust Claim, to the portion of such Trust Claim representing accrued but unpaid interest.
C.           Expense Reserve.
On and after the Effective Date, the Liquidating Trustee shall establish and maintain a reserve of sufficient funds (the “Expense Reserve”) as the Liquidating Trustee, subject to the approval of the Trust Advisory Board, shall determine are reasonably necessary for the Liquidating Trust:  (i) to satisfy accrued ordinary course obligations of the Debtor that remain unpaid as of the Effective Date; (ii) to meet contingent liabilities and maintain the value of the Trust Property during the term of the Liquidating Trust (including taxes imposed or which may be imposed on the Liquidating Trust or in respect of Trust Property); and (iii) to make the payments and satisfy the existing and anticipated future obligations, costs, expenses, and liabilities of the Liquidating Trust, including compensation of the Liquidating Trustee and the Trust Professionals and to satisfy or maintain appropriate reserves for  any pending or anticipated indemnification obligations under Liquidating Trust Section 5.07 if a separate reserve is not created for such indemnification obligations.  The amount of the initial Expense Reserve

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shall be determined prior to the Confirmation Hearing by the Debtor, with the approval of the Committee, and shall be set forth in the Confirmation Order.
D.           Disputed Claims Reserve.
On and after the Effective Date, the Liquidating Trustee shall establish and maintain a reserve (the “Disputed Claims Reserve”) in an aggregate amount sufficient to pay each holder of a Disputed Claim in Class 3 the amount such holder would be entitled to receive under the Plan if such Claim immediately became an Allowed Claim.  The Disputed Claims Reserve will not be treated as a separate taxable entity for federal income tax purposes but the Disputed Claims Reserve shall be liable for and provide payment for its share of all taxes, administrative costs and fees.  The amount of the Disputed Claim Reserve shall be determined prior to the Confirmation Hearing by the Debtor, with the consent of the Committee, and shall be set forth in the Confirmation Order.
E.           No Interest on Disputed Claims or Liquidating Trust Interests.
Unless otherwise ordered by the Bankruptcy Court or included as part of an Allowed Claim, postpetition interest shall not accrue or be paid on Claims, and no holder shall be entitled to interest accruing on or after the Petition Date on any Claim.  Additionally, interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Effective Date to the date a Distribution is made thereon, when and if such Disputed Claim becomes an Allowed Claim, unless interest is included as part of the Allowed Claim.  No interest shall accrue or be paid with respect to any Liquidating Trust Interest.
F.           De Minimis Distributions.
Prior to the Final Distribution Date, the Liquidating Trustee shall have no obligation to make, but in its sole and absolute discretion may elect to make, a Distribution to a specific holder of a Liquidating Trust Interest if the amount to be distributed to such holder in respect of such Liquidating Trust Interest on any particular Distribution Date is less than Twenty Five Dollars ($25.00).  If the Liquidating Trustee elects not to make Distributions of less than Twenty Five Dollars ($25.00), then all such Distributions shall remain in the Liquidating Trust earmarked for ultimate Distribution to such holders on the date of the Final Distribution or on such earlier Distribution Date, if any, on which the aggregate accumulated Distribution to any such holder is Twenty Five Dollars ($25.00) or more.

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The Liquidating Trustee shall have no obligation to make, but in its sole and absolute discretion may elect to make, a Distribution to a specific holder of a Liquidating Trust Interest if the amount to be distributed to such holder in respect of such Liquidating Trust Interest on the Final Distribution Date is less than Twenty Five Dollars ($25.00).
G.           Withholding Taxes.
The Liquidating Trustee shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all Distributions under the Plan shall be subject to any such withholding and reporting requirements.  All such amounts withheld and paid to the appropriate taxing authority shall be treated as amounts distributed to such holders of Liquidating Trust Interests for all purposes of the Liquidating Trust Agreement.  The Liquidating Trustee shall be authorized to collect such tax information from the holders of Liquidating Trust Interests (including, without limitation, social security numbers or other tax identification numbers) as in its sole discretion deems necessary to effectuate the Plan, the Confirmation Order, and the Liquidating Trust Agreement.  In order to receive distributions under the Plan, each holder of Liquidating Trust Interests will need to identify themselves to the Liquidating Trustee and provide tax information and the dollar amount of their Claim, to the extent the Liquidating Trustee deems appropriate.  This identification requirement may, in certain cases, extend to holders who hold their securities in street name.  The Liquidating Trustee may refuse to make a distribution to any holder of a Liquidating Trust Interest that fails to furnish such information in a timely fashion, until such information is delivered; provided, however, that, upon the delivery of such information by a holder of a Liquidating Trust Interest, the Liquidating Trustee shall make such Distribution to which the holder of the Liquidating Trust Interest is entitled, without interest; and, provided further that, if the Liquidating Trustee fails to withhold in respect of amounts received or distributable with respect to any such holder and the Liquidating Trustee is later held liable for the amount of such withholding, such holder shall reimburse the Liquidating Trustee for such liability.

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ARTICLE VII
PROCEDURES FOR TREATING AND RESOLVING DISPUTED CLAIMS
A.           Objections to Claims.
After the Effective Date, the Liquidating Trustee shall be responsible for commencing, prosecuting or settling objections to Claims.   All objections to Claims shall be filed with the Bankruptcy Court and served upon the holders of such Claims by the later of (a) 90 days after the Effective Date, or (b) 90 days after the relevant proof of Claim has been filed, except as extended by an agreement between the Creditor and the Liquidating Trustee, or by order of the Bankruptcy Court.  If an objection has not been filed to a proof of Claim by the objection bar dates established herein, the Claim to which the proof of Claim relates shall be treated as an Allowed Claim for purposes of Distribution under the Plan.  On and after the Effective Date, the Liquidating Trustee shall have the authority, pursuant to the Liquidating Trust Agreement, to compromise, settle, otherwise resolve, or withdraw an objection to a Claim without further notice or approval of the Bankruptcy Court.
The Liquidating Trustee shall also be responsible for commencing, prosecuting or settling objections to Administrative Claims that are not Allowed Claims as of the Effective Date.  All objections to Administrative Claims shall be filed with the Bankruptcy Court and served upon the holders of such Claims by the later of (a) 120 days after the Effective Date, or (b) 120 days after the particular request for an administrative expense payment has been filed, except as extended by an agreement between the Creditor and the Liquidating Trustee, or by order of the Bankruptcy Court.  If an objection has not been filed to a request for payment of an Administrative Claim by the objection bar dates established herein, the Administrative Claim shall be treated as an Allowed Claim for purposes of Distribution under the Plan.  On and after the Effective Date, the Liquidating Trustee shall have the authority, pursuant to the Liquidating Trust Agreement, to compromise, settle, otherwise resolve, or withdraw an objection to an Administrative Claim without further notice or approval of the Bankruptcy Court.
B.           Setoff and Recoupment
The Debtor and the Liquidating Trustee may, but shall not be required to, set-off against or recoup from any claims of any nature whatsoever that the Debtor may have against any Creditor,

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whether pursuant to section 553 of the Code, applicable state or federal law or otherwise, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor or the Liquidating Trustee of any such claim it may have against such Creditor.
ARTICLE VIII
EFFECT OF PLAN CONFIRMATION
A.           Satisfaction of Claims.
Except to the extent otherwise provided in the Plan, the treatment of all Claims or Interests in the Debtor under the Plan shall be in exchange for and in complete satisfaction and release of, all Claims or Interests in the Debtor of any nature whatsoever, known or unknown, including any interest accrued or expenses incurred thereon from and after the Petition Date, or against the Estate.  Except as otherwise provided in the Plan, upon the Effective Date, all Claims and Interests in the Debtor and the Estate shall be satisfied and released in full in exchange for the consideration provided under the Plan.  Except as otherwise provided in the Plan, all Persons shall be precluded and enjoined from asserting against the Debtor, the Estate, the Liquidating Trust, the Trust Property or the Liquidating Trustee, any Claims or Interests or other Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.
B.           Preservation of Recovery Rights.
Except as expressly released or otherwise expressly provided in the Plan, pursuant to section 1123(b) of the Code, the Debtor and the Liquidating Trust, as applicable, shall be vested with and shall retain and may enforce any and all claims, rights, and causes of action that the Debtor or the Estate may hold or have against any Person, all of which are hereby preserved, including  all Recovery Rights, and all rights of disallowance, offset, recharacterization and/or equitable subordination with respect to claims, and causes of action that have been or may be brought by or on behalf of the Debtor, the Estate, the Committee or the Liquidating Trust.  Such claims, rights and causes of action shall remain assets of and vest in the Liquidating Trust, whether or not litigation relating thereto is pending on the Effective Date, and whether or not any such claims, rights and causes of action have been listed or referred to in the Plan, the Disclosure Statement, or any other document filed with the Bankruptcy Court.  Neither the Debtor, the Estate, the Committee, nor the Liquidating Trust waives, releases,

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relinquishes, forfeits, or abandons (nor shall they be estopped or otherwise precluded or impaired from asserting) any claims, rights and causes of action or defenses that constitute property of the Debtor or its Estate: (a) whether or not such claims, rights, causes of action, or defenses have been listed or referred to this Plan, the Disclosure Statement, or any other document filed with the Bankruptcy Court, (b) whether or not such claims, rights and causes of action, or defenses are currently known to the Debtor, and (c) whether or not a defendant in any litigation relating to such claims, rights or causes of action filed a proof of Claim in the Case, filed a notice of appearance or any other pleading or notice in the Case, voted for or against this Plan, or received or retained any consideration under this Plan.  Without in any manner limiting the scope of the foregoing, notwithstanding any otherwise applicable principle of law or equity, including any principles of judicial estoppel, res judicata, collateral estoppel, issue preclusion, or any similar doctrine, the failure to list, disclose, describe, identify, analyze or refer to any claims, rights and causes of action, or defenses in the Plan, the Disclosure Statement, or any other document filed with the Bankruptcy Court shall in no manner waive, eliminate, modify, release, or alter the right of the Debtor or the  Liquidating Trustee, to commence, prosecute, defend against, settle, recover on account of, and realize upon any such claims, rights and causes of action, that the Debtor, its Estate, or the Committee may have as of the Effective Date.
The Debtor expressly reserves all its claims, rights and causes of action, and defenses for later adjudication by the Debtor or Liquidating Trustee, as applicable, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches will apply to such claims, rights and causes of action, and defenses upon or after the confirmation or consummation of the Plan based on the Disclosure Statement, the Plan or the Confirmation Order.  In addition, the Debtor and the Liquidating Trustee expressly reserve the right to pursue or adopt claims, rights and causes of action that are alleged in any lawsuits in which the Debtor is a defendant or an interested party, against any entity, including the plaintiffs or co-defendants in such lawsuits.  Any entity to whom the Debtor has incurred an obligation (whether on account of services, purchase, sale of goods or otherwise), or who has received services from the Debtor, or who has received money or property from the Debtor, or who has transacted business with the Debtor, or who has leased equipment or property from or to the Debtor

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should assume that such obligation, receipt, transfer or transaction may be reviewed by the Debtor or the Liquidating Trustee subsequent to the Effective Date and may be the subject of an action after the Effective Date, whether or not: (a) such entity has filed a proof of Claim against the Debtor in this Case; (b) such entity's proof of Claim has been objected to by the Debtor; (c) such entity's Claim was included in the Debtor's Schedules; or (d) such entity's scheduled Claim has been objected to by the Debtor or has been identified by the Debtor as contingent, unliquidated or disputed.
Neither the failure to list a Claim in the Schedules filed by the Debtor, the failure of the Debtor or any other Person to object to any Claim for purpose of voting, the failure of the Debtor or any other Person to object to a Claim or Administrative Claim before confirmation or consummation of the Plan or the Effective Date, the failure of any Person to assert a Claim or cause of action before confirmation or consummation of the Plan or the Effective Date, the absence of a proof of Claim having been filed with respect to a Claim nor any action or inaction of the Debtor or any other Person with respect to a Claim or Administrative Claim, other than a legally effective express waiver or release, shall be deemed a waiver or release of the right of the Debtor or the Liquidating Trust before or after solicitation of votes on the Plan or before or after the Confirmation Date or the Effective Date to (a) object to or examine such Claim or Administrative Claim in whole or in part or (b) retain and either assign or exclusively assert, pursue, prosecute, utilize, otherwise act or otherwise enforce any claim or cause of action against the holder of any such Claim.
C.           Exculpation and Limitation of Liability.
The Debtor, the Committee, the Indenture Trustees, the Liquidating Trustee, and the members of the Trust Advisory Board, and each of their respective employees, officers, directors, members, partners, agents, representatives, attorneys, and any Persons employed by any of them, shall neither have nor incur any liability to any Person for any act taken or omission made in good faith in connection with or related to the administration of the Case, including, but not limited to, the formulation, implementation, confirmation, or consummation of the Plan, the Disclosure Statement, the Liquidating Trust Agreement, or any other contract, instrument, release, or other agreement or document created in connection with the Plan or regarding any Distribution made under the Plan or the

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Liquidating Trust Agreement, except to the extent that the action taken or omitted to be taken by each of the same is determined by a Final Order to be due to such Person's own respective gross negligence, intentional or willful misconduct or fraud.
In no event shall the Liquidating Trustee, the members of the Trust Advisory Board, the Indenture Trustees, or the Trust Professionals be held personally liable for any claim, expense, liability or other obligation asserted against or incurred by the Liquidating Trust in carrying out the terms of the Liquidating Trust Agreement and this Plan.
Upon entry of the Confirmation Order, pursuant to section 1125(e) of the Code, the Debtor, the Committee and its present and former members, officers, directors, employees, agents, advisors, representatives, successors or assigns, and any Professionals (acting in such capacity) employed by any of the foregoing Persons will be deemed to have solicited votes on the Plan in good faith and in compliance with the Code and any applicable non-bankruptcy law, and, therefore, shall have no liability for the violation of any applicable law, rule or regulation governing the solicitation of votes on the Plan.
D.           Indemnification.
The Liquidating Trustee, each member of the Trust Advisory Board, the Trust Professionals, and each of their agents, employees, officers, directors, professionals, attorneys, accountants, advisors, representatives and principals (collectively, the “Indemnified Parties”) shall be indemnified by the Liquidating Trust solely from the Trust Property for any losses, claims, damages, liabilities and expenses, including, without limitation, reasonable attorneys’ fees, disbursements and related expenses, which the Indemnified Parties may incur or to which the Indemnified Parties may become subject in connection with any action, suit, proceeding or investigation brought by or threatened against one or more of the Indemnified Parties on account of the acts or omissions of an Indemnified Party in its capacity as such; provided, however, that the Liquidating Trust shall not be liable to indemnify any Indemnified Party for any act or omission determined by a Final Order which constitutes gross negligence, fraud or intentional or willful misconduct.  Notwithstanding any provision herein to the contrary, the Indemnified Parties shall be entitled to obtain advances from the Liquidating Trust to cover their reasonable expenses of defending themselves in any action brought against them as a result

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of the acts or omissions, actual or alleged, of an Indemnified Party in its capacity as such; provided, however, that the Indemnified Parties receiving such advances shall repay the amounts so advanced to the Liquidating Trust immediately upon the entry of a Final Order finding that such Indemnified Parties were not entitled to any indemnity under the provisions of this Section.  The foregoing indemnity in respect of any Indemnified Party shall survive the termination or resignation of such Indemnified Party from the capacity for which they are indemnified.
Notwithstanding any obligation to make payments and distributions hereunder, the Liquidating Trustee may establish and maintain a reserve in an aggregate amount sufficient in the Liquidating Trustee's opinion, with the approval of the Trust Advisory Board, to cover any asserted indemnification obligations or claims owed to any Indemnified Party and any defense expenses related thereto.
E.           Insurance.
On or prior to the Effective Date, and as a condition to the Effective Date, the Debtor shall have arranged and paid for extended existing insurance coverage or purchased new insurance coverage covering the Liquidating Trustee, the Trust Professionals, and the members of the Trust Advisory Board from claims and causes of action of any third party (including without limitation any holder of a Claim) that remain extant and unreleased under the Plan on the Effective Date.  Such extended or newly purchased insurance shall be in such amounts, for such terms or periods of time, and placed with such insurers as are determined, by the Debtor, subject to the consent of the Committee, or the Liquidating Trustee with approval of the Trust Advisory Board, as applicable, to be reasonable under the circumstances or as specified and ordered by the Bankruptcy Court in the Confirmation Order.
F.           Cramdown.
Notwithstanding anything to the contrary contained herein, the Debtor reserves the right to seek confirmation of the Plan pursuant to section 1129(b) of the Code in the event any impaired Class of Claims or Interests does not vote to accept the Plan.
G.           Surrender and Cancellation of Trust Claims.
On the Effective Date, except to the extent otherwise provided herein, all Certificates evidencing the Trust Claims, including the Trust Preferred Securities, and each of the ITLA Capital Statutory Trusts, shall be deemed surrendered and automatically canceled, and as a condition precedent

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to receiving any distribution on account of its Allowed Claim, each holder of a Trust Claim, and each of the ITLA Capital Statutory Trusts will be deemed to have surrendered the Certificates or other documentation underlying each such Claim, and all such surrendered Certificates and other documentation will be deemed to be canceled, except to the extent otherwise provided in the Plan.  The Indenture Trustees may (but will not be required to) request that the holders of Trust Claims, and each of the ITLA Capital Statutory Trusts surrender their Certificates for cancellation on or after the Effective Date.  The Certificates shall be of no further force or effect, and (a) the obligations of the Debtor thereunder or in any way related thereto shall be discharged and (b) except as expressly set forth herein, the obligations of the Indenture Trustees are also discharged.
On the Effective Date, except to the extent otherwise provided herein, the Indentures shall be deemed automatically canceled, as permitted by section 1123(a)(5)(F) of the Code, and (a) the obligations of the Debtor thereunder shall be discharged, and (b) except as expressly set forth herein, the obligations of the Indenture Trustees are also discharged.
As of the Effective Date, the transfer register or ledger maintained by each Indenture Trustee for the Trust Preferred Securities shall be closed, and there shall be no further changes in the record holders of any Trust Claims.
Notwithstanding Sections G.1 and G.2 above, the Trust Preferred Securities, the ITLA Capital Statutory Trusts, and the Indentures with respect thereto shall continue in effect solely for purposes of, if applicable: (i) allowing each Indenture Trustee to receive Distributions under the Plan on behalf of the holders of the Trust Claims or Liquidating Trust Interests, (ii) thereafter, allowing each Indenture Trustee to make Distributions to holders of the Trust Claims or the Liquidating Trust Interests, and (iii) permitting each Indenture Trustee to maintain any rights and liens it may have against property held or collected by such Indenture Trustee for distribution to the holders of the Trust Claims or Liquidating Trust Interests for reasonable fees, costs and expenses incurred pursuant to the applicable Indenture, or for indemnification as provided for under such Indenture. The Trust Preferred Securities, the ITLA Capital Statutory Trusts, and the Indentures shall terminate in their entirety upon the occurrence of the Final Distribution.

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ARTICLE IX
CONDITIONS PRECEDENT
A.           Conditions to Confirmation.
The only condition precedent to confirmation of the Plan is that the Bankruptcy Court shall have Entered the Confirmation Order in form and substance acceptable to the Debtor and the Committee.
B.           Conditions to the Effective Date.
The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Section C of this Article IX:
(i)           the Confirmation Order shall be a Final Order;
(ii)           all other actions and all agreements, instruments or other documents necessary to implement the terms and provisions of the Plan shall have been effected, and in each case, shall have been duly and validly executed and delivered by the parties thereto and all conditions to their effectiveness shall have been satisfied or waived in accordance therewith;
(iii)           the Debtor shall have received all authorizations, consents, rulings, opinions, or other documents that are determined by the Debtor, with the consent of the Committee, to be necessary to implement the Plan and that are required by law, regulation, or order;
(iv)           the Debtor shall have purchased insurance in accordance with Article VIII, Section E; and
(v)           the Debtor shall have paid all outstanding Allowed Administrative Claims.
C.           Waiver of Conditions to Confirmation
The conditions set forth in Article IX, Sections A and B, supra may be waived, in whole or in part, by the Debtor, with Committee consent, without any notice to any other parties in interest or the Bankruptcy Court and without a hearing.  The failure of the Debtor to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.
D.           Effect of Failure of Conditions
If the Effective Date does not occur, the Plan shall be null and void in all respects and nothing

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contained in the Plan or the Disclosure Statement shall: (i) constitute a waiver or release of any claims by or Claims against the Debtor; (ii) prejudice in any manner the rights of the Debtor, any holder of a Claim or Interest, or any other Person; or (iii) constitute an admission, acknowledgement, offer, or undertaking by the Debtor, any Creditors, or holders of Interests, or any other Person in any respect.
ARTICLE X
RETENTION AND SCOPE OF JURISDICTION OF THE BANKRUPTCY COURT
A.           Retention and Scope of Jurisdiction of the Bankruptcy Court.
Following the Effective Date, the Bankruptcy Court shall retain such jurisdiction as is legally permissible, including, without limitation, for the following purposes:
1.           To determine the allowability, amount, classification, or priority of Claims upon objection by the Liquidating Trustee;
2.           To construe and to take any action to execute and enforce this Plan, the Confirmation Order,  the Liquidating Trust Agreement, or any other order of the Bankruptcy Court, to issue such orders as may be necessary for the implementation, execution, performance, and consummation of this Plan, implementation of the Liquidating Trust Agreement,  and all matters referred to herein, and to determine all matters that may be pending before the Bankruptcy Court in the Case on or before the Effective Date;
3.           To rule on any and all applications for allowance of compensation and expense reimbursement of Professionals for periods on or before the Effective Date;
4.           To rule on any request for payment of any Administrative Claim or administrative expense;
5.           To resolve any dispute regarding the implementation, execution, performance, consummation, or interpretation of this Plan, the Liquidating Trust, or the Liquidating Trust Agreement;
6.           To resolve all applications, adversary proceedings, contested matters, and other litigated matters instituted on or before the Effective Date;

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7.           To hear and determine any actions related to the Recovery Rights, whether or not such actions are pending on or commenced after the Effective Date and to recover any assets of the Debtor's Estate;
8.           To determine such other matters and to perform other functions as may be provided in the Confirmation Order;
9.           To modify this Plan under section 1127 of the Code, to remedy any apparent nonmaterial defect or omission in this Plan, or to reconcile any nonmaterial inconsistency in the Plan so as to carry out its intent and purposes, subject to the consent of the Committee and the provision of notice and opportunity for a hearing regarding any such  modification;
10.           To issue injunctions or take such other actions or make such other orders as may be necessary or appropriate to restrain interference with this Plan or the Liquidating Trust Agreement or their execution or implementation by any entity;
11.           To issue such orders in aid of execution of the Plan, the Liquidating Trust Agreement, and the Confirmation Order, notwithstanding any otherwise applicable non-bankruptcy law, with respect to any entity, to the full extent authorized by the Code;
12.           To hear and determine any tax disputes concerning the Liquidating Trust and to determine and declare any tax effects under the Plan; and
13.           To enter a final decree closing the Case.
ARTICLE XI
MISCELLANEOUS
A.           Governing Law.
Except to the extent that the Code or the Bankruptcy Rules are applicable, the rights and obligations arising under the Plan shall be governed by the laws of the State of California.  The Liquidating Trust Agreement shall be governed by the laws of the State of Delaware.
B.           Successors And Assigns.
The rights, benefits and obligations of any Person named or referred to in this Plan are binding on, and will inure to the benefit of, any permitted heirs, executors, administrators, successors or assigns of such Person.

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C.           Modification of the Plan.
The Debtor may modify the Plan pursuant to section 1127 of the Code and as herein provided, to the extent applicable law permits, prior to the Entry of the Confirmation Order, subject to the consent of the Committee.  After the Entry of the Confirmation Order, the Debtor may, upon order of the Bankruptcy Court, amend or modify the Plan in accordance with section 1127(b) of the Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan, subject to the consent of the Committee.
D.           Provisions Severable.
Should any provision in this Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any or all other provisions of the Plan.
E.           Headings Do Not Control.
In interpreting this Plan, the headings of individual Sections are provided for convenience only, and are not intended to control over the text of any Section.  The headings used in the Plan are inserted for convenience only and neither constitute a portion of the Plan nor in any manner affect the provisions of the Plan.
F.           Post-Confirmation Status Report.
Within 120 days of the Effective Date, the Liquidating Trustee shall file a status report with the Bankruptcy Court explaining what progress has been made toward consummation of the confirmed Plan.  The status report shall be served on the United States Trustee, the Trust Advisory Board and those parties who have requested post-confirmation notice as provided for herein in Article XI, Section I below.  Further status reports shall be filed by the Liquidating Trustee every 120 days and served on the same parties.
G.           Fractional Dollars.
Any other provision of the Plan notwithstanding, no payments of fractions of dollars will be made to any holder of an Allowed Claim or Liquidating Trust Interest.  Whenever any payment of a fraction of a dollar to any holder of an Allowed Claim or Liquidating Trust Interest would otherwise be called for, the actual payment will reflect a rounding of such fraction up or down to the nearest whole

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dollar.
H.           Payment Dates.
Whenever any payment to be made under the Plan is due on a day other than a Business Day, such payment will instead be made, without interest, on the next Business Day.
I.           Post-Confirmation Notices or Requests.
From and after the Effective Date, any Person who desires notice of any pleading or document filed in the Bankruptcy Court, or any hearing in the Bankruptcy Court, or other matter as to which the Code requires notice to be provided, shall file a request for post-confirmation notice and shall serve the request on the Liquidating Trustee.
J.           Successors/Representatives of the Debtor.
As of the Effective Date, the Liquidating Trust, the Liquidating Trustee and the Trust Advisory Board shall be the representatives of the Estate under section 1123(b)(3) of the Code and successors to the Debtor under section 1142 of the Code.

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ARTICLE XII
CONFIRMATION REQUEST
The Debtor requests confirmation of the Plan pursuant to section 1129 of the Code.

Dated: April 15, 2011	Respectfully submitted, Imperial Capital Bancorp, Inc. Debtor and Debtor in Possession By: /s/ Anthony Rusnak Anthony Rusnak Chief Operating Officer

Submitted by:

Stutman, Treister & Glatt
Professional Corporation

By:       /s/ Gary E. Klausner
Gary E. Klausner, Esq.
Reorganization Counsel
To Debtor and Debtor in Possession

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EXHIBIT "A" TO LIQUIDATING PLAN

LIQUIDATING TRUST AGREEMENT

This LIQUIDATING TRUST AGREEMENT, dated as of [____________ ___], 2011 (this “Agreement”), is made by and between Imperial Capital Bancorp, Inc., a Delaware corporation (the “Debtor”), and Anthony Rusnak, as the Liquidating Trustee hereunder (the “Liquidating Trustee”), pursuant to the Amended Chapter 11 Liquidating Plan of Reorganization for the Debtor, dated April 15, 2011, as amended, modified or supplemented and confirmed by the Bankruptcy Court in the Case (the “Plan”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

BACKGROUND

A.           On December 18, 2009, the Debtor filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., as amended (the “Code”), in the United States Bankruptcy Court for the Southern District of California (the “Bankruptcy Court”).

B.           On [____________ ___], 2011, the Bankruptcy Court entered an order confirming the Plan, pursuant to Section 1129 of the Code (the “Confirmation Order”).

C.           The Plan provides for the establishment of the Imperial Capital Liquidating Trust (the “Liquidating Trust”).  The Plan further provides that, on the Effective Date, all Trust Property will automatically vest in the Liquidating Trust, (ii) the Trust Property (including all Cash) will be reserved, preserved, assigned, transferred, and conveyed, as the case may be, to the Liquidating Trust free and clear of liens, claims, encumbrances and interests, and (iii) except as otherwise provided in the Plan, the Liquidating Trust shall assume liability for and incur the obligation to make the Distributions required to be made under the Plan to holders of Allowed Claims after the Effective Date and to handle all aspects of the Claim resolution process for Claims in all Plan Classes.

D.           The Liquidating Trust is being created pursuant to this Agreement, the Plan and the Confirmation Order for the purposes of (i) receiving, holding, administering and liquidating the Trust Property for the benefit of holders of Allowed Class 3 Claims under the Plan (collectively, the "Beneficiaries"), in accordance with Treasury Regulation Section 301.7701-4(d), with no objective or authority to continue or engage in the conduct of a trade or business, (ii) making Distributions to the Beneficiaries, as described in Article VI of the Plan and as set forth in this Agreement, (iii) finally resolving any Disputed Claims and making Distributions from the Disputed Claims Reserve to holders of Disputed Claims when, and if, such Disputed Claims become Allowed Claims, and (iv) otherwise implementing the Plan and finally administering the Estate, all in accordance with the Plan and this Agreement.

E.           The Liquidating Trust is intended to qualify as a “liquidating trust” under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) and the regulations promulgated thereunder (the “Treasury Regulations”), specifically Treasury Regulations Section 301.7701-4(d) and, as such, as a “grantor trust” for United States federal income tax purposes, with the Liquidating Trust Beneficiaries treated as the grantors and owners of the Liquidating Trust.

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F.           In the event the Liquidating Trust shall fail or cease to qualify as a Liquidating Trust in accordance with Treasury Regulations Section 301.7701-4(d), the parties intend that the Liquidating Trustee take such action as it shall deem appropriate to have the Liquidating Trust classified as a partnership for federal tax purposes under Treasury Regulations Section 301.7701-3 (but not a publicly traded partnership under Internal Revenue Code section 7704), including, if necessary, creating or converting it into a Delaware limited liability partnership or limited liability company that is so classified; and

G.           The Liquidating Trustee, with the consent of the Trust Advisory Board (as defined herein) as provided in Section 3.02 and 3.03, shall have all powers necessary to implement the provisions of this Agreement and administer the Liquidating Trust, including the power to: (i) make the Distributions contemplated by the Plan to holders of Liquidating Trust Interests; (ii) administer, hold and liquidate any Trust Property in a commercially reasonable manner; (iii) conserve, protect, collect and liquidate or otherwise convert into Cash all assets that constitute part of the Trust Property; (iv) administer, investigate, enforce, prosecute, settle, and abandon any Recovery Rights in the name of, and for the benefit of, the Liquidating Trust; (v) analyze Claims, and objections thereto, and settle, compromise, dispute, and prosecute Disputed Claims, as applicable; (vi) administer the Plan; (vii) file appropriate tax returns, each in the exercise of its fiduciary obligations; (viii) do all other acts that may be necessary or appropriate for the Final Distribution of Trust Property, including the execution and delivery of appropriate agreements or other documents of disposition, liquidation, or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (ix) do all acts contemplated by the Plan to be done by the Liquidating Trust; and (x) otherwise manage the affairs of the Liquidating Trust, in each case subject to Section 3.02, Section 3.03 and Section 3.04 of this Agreement regarding the limitation on the Liquidating Trustee and the rights of the Trust Advisory Board.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the Debtor and the Liquidating Trustee agree as follows:

ARTICLE I

ESTABLISHMENT OF LIQUIDATING TRUST

Section 1.01.  Creation of Liquidating Trust.

  The Debtor and the Liquidating Trustee, pursuant to the Plan and the Confirmation Order, hereby constitute and create the Liquidating Trust.  The Liquidating Trust is irrevocable, and, expect as expressly set forth in the Plan and herein, may not be altered or modified.

Section 1.02.  Purpose of Liquidating Trust.

  The Liquidating Trust shall be established for the purposes of liquidating and distributing the Trust Property, in accordance with the Plan and Treasury Regulation Section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.  The purpose of this Agreement is to implement certain provisions of the Plan, including Article V and Article VI of the Plan, on behalf, and for the benefit, of the Beneficiaries, to serve as a mechanism for liquidating and converting the Trust Property to Cash and distributing the Trust Property to the Beneficiaries.  The Liquidating Trustee will not hold itself out as an investment company and will not conduct a trade or

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business.  The Liquidating Trustee will distribute the Trust Property to the Beneficiaries in accordance with this Agreement, the Plan and the Confirmation Order.

Section 1.03.  Transfer of Trust Property.

(a)           Prior to the Effective Date, the Debtor will retain power and control over the Estate.  On the Effective Date, the Liquidating Trust will be established and become effective and title to the Trust Property will automatically vest in the Liquidating Trust, without the need to execute any documents or instruments of transfer.

(b)           On the Effective Date, pursuant to the Plan, the Confirmation Order and Sections 1123(a)(5)(B) and 1123(b)(3)(B) of the Code, all of the Debtor’s right, title and interests in and to the Trust Property will be reserved, preserved, assigned, transferred, and conveyed, as the case may be, to the Liquidating Trust whereupon title to the Trust Property will irrevocably vest in the Liquidating Trust, free and clear of any and all liens, claims, encumbrances, and interests (legal, beneficial or otherwise) to the maximum extent permissible under Section 1141(c) of the Code.

(c)           Except as otherwise provided in the Plan, the Liquidating Trust shall assume liability for and incur the obligation to make the Distributions to holders of Allowed Claims required to be made under the Plan and to handle all aspects of the Claim resolution process on and after the Effective Date, as described in Articles III, V, VI, and VII of the Plan.

(d)           Nothing in this Agreement is intended to, or shall be construed to, effect a release, extinguishment or compromise of any Claim or Recovery Rights transferred to the Liquidating Trust pursuant to this Agreement.

(e)           Except as otherwise provided in the Plan or the Confirmation Order, in accordance with Section 1123(b)(3)(B) of the Code, any Recovery Rights of the Debtor shall vest upon the Effective Date in the Liquidating Trust.  Except as otherwise provided in the Plan, the Confirmation Order and this Agreement, after the Effective Date, the Liquidating Trust shall have the exclusive right to institute, prosecute, abandon, settle or compromise any Recovery Rights, without further order of the Bankruptcy Court, in any court or other tribunal including any adversary proceeding filed in the Case.  Recovery Rights and any recoveries therefrom shall remain the sole property of the Liquidating Trust and holders of Claims or Interests shall have no right to any such recovery, except as provided in the Plan.

(f)           Proceeds, if any, of litigation conducted by the Liquidating Trust will be added to the assets of the Liquidating Trust, administered pursuant to this Agreement and distributed pursuant to the Plan.

(g)           The Trust Property is to be applied by the Liquidating Trustee in accordance with the terms hereof, the Plan and the Confirmation Order for the benefit of the Beneficiaries, and for no other party, subject to the further covenants, conditions and terms hereinafter set forth.  Upon the transfer of the Trust Property to the Liquidating Trust, the Liquidating Trustee shall succeed to all of the Debtor’s rights, title and interest in the Trust Property and the Debtor shall have no further interest in or with respect to the Trust Property or the Liquidating Trust.

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(h)           To the extent any assets of the Debtor cannot be transferred to the Liquidating Trust because of a restriction on transferability under applicable nonbankruptcy law that is not superseded by Section 1123 or any other provision of the Code, the disposition of such assets shall be determined by the Bankruptcy Court upon application by the Liquidating Trustee.

(i)           For all federal, state and local income tax purposes, all parties (including the Debtor, the Liquidating Trustee and the Beneficiaries) shall treat the transfer of the Trust Property to the Liquidating Trust, as set forth in Section 1.03 (a)-(h) and in accordance with the Plan, as a transfer of such assets by the Debtor to the Beneficiaries, followed by a transfer by the Beneficiaries of such assets to the Liquidating Trust, and the Beneficiaries shall be treated as the grantors and the owners of the assets of the Liquidating Trust.

(j)           No later than ninety (90) days following the Effective Date, the Liquidating Trustee, in reliance upon such professionals as the Liquidating Trustee may retain, shall make a good faith valuation of the Trust Property.  Such valuation shall be used consistently by all parties (including the Liquidating Trustee and the Beneficiaries) for federal and other income tax purposes.

(k)           The Debtor and the Committee, respectively, shall be deemed to have transferred, assigned and delivered to the Liquidating Trust, without waiver, all of their right, title and interests in and to any attorney-client privilege, work-product privilege or other privilege or immunity attaching to any documents or communications (whether written or oral) which are associated with the Trust Property and the Claims of Beneficiaries, which shall vest in the Liquidating Trust and the Liquidating Trustee, in trust, and, consistent with Section 1123(b)(3)(B) of the Code, for the benefit of the Beneficiaries.

(l)           All claims, rights, powers, property and privileges that are transferred and assigned to the Liquidating Trust pursuant to the Plan are transferred to the Liquidating Trust whether or not such claims, rights, powers, property and privileges are referenced in the Liquidating Trust Agreement.

Section 1.04.  Appointment and Acceptance of Liquidating Trustee.  The Trust Advisory Board hereby designates Anthony Rusnak, in connection with the applicable provisions of the Delaware Business Trust Act, 12 Del. C. §3801 et seq., as the same may be amended from time to time, or any successor statute, to serve as the initial Liquidating Trustee.  The Liquidating Trustee shall be deemed to be appointed pursuant to Section 1123(b)(3)(B) of the Code.  The Liquidating Trustee accepts the appointment and agrees to serve in such capacity.  The Liquidating Trustee also accepts the grant, assignment, transfer, conveyance and delivery to the Liquidating Trust, on behalf, and for the benefit, of the Beneficiaries, by the Debtor of all of its right, title and interest in the Trust Property, upon and subject to the terms and conditions set forth herein, in the Plan and in the Confirmation Order.  The Liquidating Trustee’s powers are exercisable solely in a fiduciary capacity consistent with, and in furtherance of, the purpose of the Liquidating Trust and not otherwise.  The Liquidating Trustee shall have the authority to bind the Liquidating Trust within the limitations set forth herein, but shall for all purposes hereunder be acting in the capacity as Liquidating Trustee, and not individually.

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Section 1.05.  Liquidation of Trust Property.  The Liquidating Trustee shall, in an expeditious but commercially reasonable manner and subject to the other provisions of the Plan and this Agreement, liquidate and convert to Cash the Trust Property, make timely Distributions in accordance with the terms hereof and not unduly prolong the existence of the Liquidating Trust.  The Liquidating Trustee shall exercise reasonable business judgment and liquidate the Trust Property to maximize net recoveries; provided that the Liquidating Trustee shall be entitled to take into consideration the risks, timing, and costs of potential actions in making determinations as to the maximization of recoveries.  Such liquidations may be accomplished through the prosecution, compromise and settlement, abandonment or dismissal of any or all Claims, Recovery Rights or otherwise or through the sale or other disposition of the Trust Property (in whole or in combination, and including the sale of any Recovery Rights).  The Liquidating Trustee may incur any reasonable and necessary expenses in connection with the liquidation and conversion of the Trust Property into Cash.

Section 1.06.  No Reversion.  In no event shall any part of the Trust Property revert to or be distributed to the Debtor.

Section 1.07.  Relationship.  This Agreement is intended to create a trust and a trust relationship and to be governed and construed in all respects as a trust.  The Liquidating Trust is not intended to be, and shall not be deemed to be or treated as, a general partnership, limited partnership, joint venture, corporation, joint stock company or association, nor shall the Liquidating Trustee or the Beneficiaries, or any of them, for any purpose be, or be deemed to be or treated in any way whatsoever to be, liable or responsible hereunder as partners or joint venturers.  The relationship of the Beneficiaries to the Liquidating Trust shall be solely that of beneficiaries of a trust and shall not be deemed a principal or agency relationship, and their rights shall be limited to those conferred upon them by this Agreement.

Section 1.08.  Incidents of Ownership.  The Beneficiaries shall be the sole beneficiaries of the Liquidating Trust, and the Trust Property, and the Liquidating Trustee shall retain only such incidents of ownership as are necessary to undertake the actions and transactions authorized herein, in the Plan and in the Confirmation Order.

ARTICLE II

LIQUIDATING TRUST INTERESTS

Section 2.01.  Rights of Beneficiaries.  Each Beneficiary shall be entitled to participate in the rights and benefits due to a Beneficiary hereunder.  Each Beneficiary holds a beneficial interest in the Trust Property (the “Liquidating Trust Interests”) subject to all the terms and conditions of this Agreement, the Plan and the Confirmation Order.  The interest of a Beneficiary is hereby declared and shall be in all respects personal property.  Except as expressly provided hereunder, a Beneficiary shall have no title to, right to, possession of, management of or control of the Liquidating Trust or the Trust Property or to any right to call for a partition or division of the Trust Property or to require an accounting.  No Creditor shall hold a Liquidating Trust Interest until such time as such Creditor’s related Claim becomes an Allowed Claim pursuant to the Plan.

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Section 2.02.  Evidence of Liquidating Trust Interest.  Each Beneficiary’s interest in the Trust Property shall not be evidenced by any certificate, security or receipt, or in any other form or manner whatsoever, except as maintained on the books and records of the Liquidating Trust by the Liquidating Trustee (or any agent appointed by the Liquidating Trustee for purposes of maintaining a record of the Beneficiaries and their respective Liquidating Trust Interests).  The Liquidating Trustee may, upon written request of a holder of a Liquidating Trust Interest, provide reasonably adequate documentary evidence of such holder’s Liquidating Trust Interest, as indicated in the books and records of the Liquidating Trust to the extent practicable.  The expense of providing such documentation shall be borne by the requesting Beneficiary at the discretion of the Liquidating Trustee.

Section 2.03.  Identification of Holders of Liquidating Trust Interests.  The holders of Liquidating Trust Interests shall be recorded and set forth in a register maintained by the Liquidating Trustee (or its agent) expressly for such purpose.  All references in this Agreement to holders of Liquidating Trust Interests shall be read to mean holders of record as set forth in the official register maintained by the Liquidating Trustee.

Section 2.04.  Exemption from Registration.  The Liquidating Trust Interests have not been registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law.  It is the intention of the parties hereto that the rights of the Beneficiaries under the Liquidating Trust and the Liquidating Trust Interests do not constitute “securities” under the Securities Act or any state securities law, provided, however, that if the Liquidating Trust Interests constitute “securities,” the parties hereto intend that the exemption from registration provided in Section 1145 of the Code shall apply to the Liquidating Trust Interests.  None of the parties hereto represents or warrants that the rights of the Beneficiaries under the Liquidating Trust and the Liquidating Trust Interests will not be securities or that their issuance under the Plan will be entitled to exemption from registration under applicable securities laws.

Section 2.05.  Transfers of Liquidating Trust Interests.  The Liquidating Trust Interests shall not be capable of being transferred, assigned, sold, pledged or hypothecated, in whole or in part, except by will, intestate succession, or operation of law.  Any Transfer of a Liquidating Trust Interest or any part thereof in violation of this Section 2.05 shall be void ab initio.

Section 2.06.  Limited Liability.  No provision of this Agreement, the Plan or the Confirmation Order, and no mere enumeration herein of the rights or privileges of any Beneficiary, shall give rise to any liability of such Beneficiary solely in its capacity as such, whether such liability is asserted by the Debtor, by Creditors of the Debtor, or by any other Person.  Beneficiaries are deemed to receive the Trust Property in accordance with the provisions of this Agreement, the Plan and the Confirmation Order in exchange for their Allowed Unsecured Claims, without further obligation or liability of any kind, but subject to the provisions of this Agreement.

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ARTICLE III

AUTHORITY AND LIMITATIONS OF LIQUIDATING TRUSTEE

Section 3.01.  Authority of the Liquidating Trustee.

(a)           Pursuant to the terms of the Plan, the Confirmation Order and this Agreement, the Liquidating Trustee shall have various rights, powers, duties and responsibilities concerning the prosecution of certain litigation claims, the disposition of assets, the resolution of Claims, and numerous other obligations relating to maximizing the proceeds of the Liquidating Trust and the administration of the Liquidating Trust.

(b)           The Liquidating Trustee shall have only such rights, powers and privileges expressly set forth in the Plan, the Confirmation Order, this Agreement and as otherwise provided by applicable law.  Subject to the Plan, the Confirmation Order and the other provisions herein, including the oversight of the Trust Advisory Board, the Liquidating Trustee shall be expressly authorized to undertake the following actions, in the Liquidating Trustee’s reasonable business judgment and in accordance with the best interests of the Beneficiaries:

(i)           open bank accounts (and to delegate such authority to such representatives or agents of the Liquidating Trustee as the Liquidating Trustee may nominate from time to time), and to hold, manage, convert to Cash, and distribute the Trust Property to the Beneficiaries, including prosecuting and resolving the claims and Recovery Rights belonging to the Liquidating Trust;

(ii)           protect and enforce the rights to the Trust Property vested in the Liquidating Trust and the Liquidating Trustee by this Agreement by any method deemed reasonably appropriate, including by judicial proceedings or pursuant to any applicable bankruptcy, insolvency, moratorium or similar law and general principles of equity;

(iii)           file any and all tax returns with respect to the Liquidating Trust and pay taxes properly payable by the Liquidating Trust, if any;

(iv)           subject to Section 3.02(b), investigate, seek to recover on account of, litigate, settle, transfer, release or abandon any and all Recovery Rights;

(v)           subject to Section 3.02(b), object to, prosecute, defend, compromise, adjust, arbitrate, abandon, estimate, or otherwise deal with and settle Claims;

(vi)           make all necessary filings in accordance with any applicable law, statute or regulation, including, but not limited to, the Exchange Act;

(vii)           retain and pay Trust Professionals and, pursuant to an order of the Bankruptcy Court, pay any outstanding amounts due to Professionals retained by the Committee or the Debtor for services provided prior to the Effective Date;

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(viii)           invest monies received by the Liquidating Trust, Liquidating Trustee or otherwise held by the Liquidating Trust or Liquidating Trustee in accordance with Section 5.08 hereof, limited, however, to such investments that are consistent with the Liquidating Trust’s status as a Liquidating Trust within the meaning of Treasury Regulation Section 301.7701-4(d) and which actions are merely incidental to its liquidation and dissolution;

(ix)           execute any documents and take any other actions related to, or in connection with, the liquidation of the Trust Property and the exercise of the Liquidating Trustee’s powers granted herein;

(x)           in the event that the Liquidating Trustee determines that the Beneficiaries or the Liquidating Trust may, will or have become subject to adverse tax consequences, take such commercially reasonable actions that will, or are reasonably intended to, alleviate such adverse tax consequences;

(xi)           request any appropriate tax determination, including a determination pursuant to Section 505 of the Code;

(xii)           incur liabilities, pay expenses and make disbursements required hereunder and as is necessary to preserve, liquidate, administer and protect the Trust Property;

(xiii)           purchase such insurance coverage as required under this Agreement or as the Liquidating Trustee, in his reasonable business judgment, in consultation with the Trust Advisory Board, deems necessary and appropriate including with respect to the liabilities and obligations of the Liquidating Trustee and the Trust Advisory Board (in the form of errors and omissions policy, fiduciary policy or otherwise) which insurance coverage may remain in effect for a reasonable period after the termination of this Agreement;

(xiv)           exercise such other rights, powers, and privileges, as may be vested in the Liquidating Trustee by this Agreement, the Plan, or order of the Bankruptcy Court or as may be necessary and proper to carry out the provisions of the Plan or this Agreement;

(xv)           take any and all necessary actions as it shall deem appropriate to have the Liquidating Trust classified as a partnership for federal tax purposes under Treasury Regulations Section 301.7701-3 (but not a publicly traded partnership under Internal Revenue Code section 7704), including, if necessary, creating or merging in to a Delaware limited liability partnership or limited liability company that is so classified, in the event that the Liquidating Trust shall fail or cease to qualify as a Liquidating Trust within the meaning of Treasury Regulations Section 301.7701-4(d);

(xvi)           establish and maintain a website for the purposes of publishing information and notices to the Beneficiaries;  and

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(xvii)                      take all necessary actions and file all appropriate motions to obtain an order closing the Case.

(c)           Except as otherwise provided in this Agreement, the Liquidating Trustee will not be required to obtain the order or approval of the Bankruptcy Court, or any other court of competent jurisdiction in, or account to the Bankruptcy Court or any other court of competent jurisdiction for, the exercise of any right power or privilege conferred hereunder.  Notwithstanding the foregoing, where the Liquidating Trustee determines, in its reasonable discretion, that it is necessary, appropriate or desirable, the Liquidating Trustee will have the right to submit to the Bankruptcy Court any question or questions regarding, or seek approval for, any specific action proposed to be taken by the Liquidating Trustee with respect to this Agreement, the Liquidating Trust, or the Trust Property, including the administration and Distribution of the Trust Property and the termination of the Liquidating Trust.  Pursuant to the Plan, the Bankruptcy Court has retained jurisdiction for such purposes and may approve or disapprove any such proposed action upon motion by the Liquidating Trustee.

(d)           Except as otherwise set forth in this Agreement or in the Plan, and subject to the Treasury Regulations governing Liquidating Trusts and the retained jurisdiction of the Bankruptcy Court as provided for in the Plan, the Liquidating Trustee may control and exercise authority over the Trust Property and over the protection, conservation and disposition thereof.

(e)           No Person dealing with the Liquidating Trust shall be obligated to inquire into the authority of the Liquidating Trustee in connection with the protection, conservation or disposition of the Trust Property.

Section 3.02.  Limitations on Liquidating Trustee.

(a)           No part of the Trust Property shall be used or disposed of by the Liquidating Trustee in furtherance of any trade or business.  The Liquidating Trustee shall, on behalf of the Liquidating Trust, hold the Liquidating Trust out as a trust in the process of liquidation and not as an investment company.  The Liquidating Trustee shall not engage in any investments or activities inconsistent with the treatment of the Liquidating Trust as a liquidating trust within the meaning of Treasury Regulations Section 301.7701-4(d) while the Liquidating Trust qualifies as a liquidating trust, provided, however, that if the Liquidating Trust (or a Delaware limited liability or limited liability partnership into which it shall be converted) shall be classified as a partnership for federal tax purposes under Treasury Regulations 301.7701-3, the foregoing restrictions shall not apply.  The Liquidating Trustee shall not become a market-maker for the Liquidating Trust Interests or otherwise attempt to create a secondary market for the Liquidating Trust Interests.  The Liquidating Trustee shall be restricted to the liquidation of the Trust Property on behalf, and for the benefit, of the Beneficiaries and the Distribution and application of Trust Property for the purposes set forth in this Agreement, the Plan and the Confirmation Order, and the conservation and protection of the Trust Property and the administration thereof in accordance with the provisions of this Agreement, the Plan and the Confirmation Order.

(b)           Notwithstanding anything in this Agreement to the contrary, the Liquidating Trustee shall submit to the Trust Advisory Board for its approval the following

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matters and any other matters that the Trust Advisory Board may from time to time direct or that expressly require the approval of the Trust Advisory Board pursuant to the other terms of this Agreement:

(i)           Any transaction involving the sale, assignment, transfer or abandonment of any Trust Property having a value in excess of $100,000;

(ii)           Any proposed final settlement, disposition or abandonment of any Recovery Right, Claims or other litigation involving the Liquidating Trust or Trust Property with a value in excess of $100,000 other than any proposed final settlement, disposition or abandonment that was made or accepted by the Debtor prior to the Effective Date, the principal terms of which have been evidenced in writing (whether or not such offer or acceptance is conditioned upon approval of any supervising authority);

(iii)           Any incurrence of any cost, expense or fee in excess of $25,000 (covering services to be rendered or products utilized by the Liquidating Trustee within a one month period);

(iv)           Any determination to retain any Trust Professionals and any compensation arrangements for such Trust Professionals;

(v)           Determinations of the amount and timing of any Distributions of Trust Property to the Beneficiaries;

(vi)           Any determination to initiate lawsuits or proceedings;

(vii)           Determinations of amounts to be reserved for the administrative expenses of the Liquidating Trust; and

(viii)           The dissolution of the Liquidating Trust.

The foregoing shall not limit the Liquidating Trustee’s ability to make determinations and take actions regarding compliance with tax withholding requirements (including remittances).

Section 3.03.  Prosecution of Recovery Rights.  With respect to any Recovery Rights, the Liquidating Trustee shall be empowered and authorized, without approval of the Bankruptcy Court or notice to any other Person, except as limited by 3.02(b), to object to, administer, prosecute, settle, enforce, or otherwise compromise or abandon for the benefit of the Liquidating Trust all claims and Recovery Rights (including claims under Chapter 5 of the Code) transferred to the Liquidating Trust by the terms of the Plan or other litigation involving the Liquidating Trust or Trust Property, including taking any action with respect to appeals, counterclaims, and defenses of such claims and Recovery Rights.  In connection with any claims, Recovery Rights or other litigation involving the Liquidating Trust or Trust Property, the Liquidating Trustee shall be empowered and authorized to assert or waive any privilege or defense on behalf of the Liquidating Trust or the Debtor (or its successors).  In the event that the Trust Advisory Board either (i) determines that an actual, potential or perceived conflict of interest exists or may arise on the part of the Liquidating Trustee in connection with any claim, Recovery Right or other litigation involving the Liquidating Trust or Trust Property, or (ii) disputes the reasonableness of

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or otherwise fails to approve any final settlement, disposition or abandonment of any claim, Recovery Right, or other litigation involving the Liquidating Trust or Trust Property with a value in excess of $100,000 which requires the approval of the Trust Advisory Board pursuant to Section 3.02(b)(ii), then, upon written notice to the Liquidating Trustee, the Liquidating Trustee shall be relieved of its obligations, responsibilities and rights with respect to such claim, Recovery Right, or other litigation involving the Liquidating Trust or Trust Property and the Trust Advisory Board shall be authorized and empowered and vested, without any further act, with all rights powers, rights, title, discretion and privileges of the Liquidating Trustee necessary to prosecute, settle or otherwise compromise or abandon such claim or Recovery Rights for the benefit of the Liquidating Trust such matter.

Section 3.04.  Establishment of Trust Advisory Board.

(a)           The “Trust Advisory Board” means the board to be appointed in accordance with, and to exercise the duties set forth in, this Agreement, which duties shall be in the nature of approving and overseeing the actions of the Liquidating Trustee pertaining to the administration of the Liquidating Trust, including the removal of the Liquidating Trustee.  The Trust Advisory Board shall be comprised of three (3) members.  The initial members of the Trust Advisory Board are (i) ____________, (ii) ____________, and (iii) ____________.

(b)           Notwithstanding anything in this Section 3.04, the Trust Advisory Board shall not take any action which will cause the Liquidating Trust to fail to qualify as a “liquidating trust” for United States federal income tax purposes.

(c)           A quorum for meetings of the Trust Advisory Board shall consist of a majority of the non-recused, voting members of the Trust Advisory Board then serving but in no event less than two voting members; provided, however, that, for purposes of determining whether a quorum is present at such a meeting, a voting member of the Trust Advisory Board shall be deemed present if a representative of the member is attending in person, by telephone or by proxy.

(d)           Except as expressly provided herein, the affirmative vote of a majority of the non-recused, voting members of the Trust Advisory Board, but in no event less than two voting members, shall constitute an act of the Trust Advisory Board with respect to any matter that requires the determination, consent, approval or agreement of such board.  Any or all of the members of the Trust Advisory Board may participate in a regular or special meeting by, or conduct the meeting through the use of, conference telephone or similar communications equipment by means of which all persons participating in the meeting may hear each other, in which case any required notice of such meeting may generally describe the arrangements (rather than or in addition to the place) for the holding thereof.  Any member of the Trust Advisory Board participating in a meeting by this means is deemed to be present in person at the meeting.  In all matters submitted to a vote of the Trust Advisory Board, each Trust Advisory Board member shall be entitled to cast one vote, which vote shall be cast personally by such Trust Advisory Board member or by proxy.  In a matter in which the Liquidating Trustee cannot obtain direction or authority from the Trust Advisory Board, the Liquidating Trustee may file a motion requesting such direction or authority from the Bankruptcy Court.

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(e)           A Trust Advisory Board member shall be recused from the Trust Advisory Board’s deliberations and votes on any matters as to which such member has a conflicting interest.  If a Trust Advisory Board member does not recuse himself/herself from any such matter, that Trust Advisory Board member may be recused from such matter by the majority vote of the remaining, voting members of the Trust Advisory Board that are not recused from the matter.

(f)           Any action required or permitted to be taken by the Trust Advisory Board at a meeting may be taken without a meeting if the action is taken by unanimous written consent of the Trust Advisory Board as evidenced by one or more written consents describing the action taken, signed by the Trust Advisory Board and filed with the minutes or proceedings of the Trust Advisory Board.

(g)           The authority of the members of the Trust Advisory Board shall be effective as of the Effective Date and shall remain and continue in full force and effect until the Liquidating Trust is dissolved in accordance with Article VI hereof.  The service of the members of the Trust Advisory Board shall be subject to the following:

(i)           the members of the Trust Advisory Board shall serve until death or resignation pursuant to clause (iv) below;

(ii)           a member of the Trust Advisory Board may resign at any time by providing a written notice of resignation to the remaining members of the Trust Advisory Board.  Such resignation shall be effective when a successor is appointed as provided herein;

(iii)           a member of the Trust Advisory Board may be removed for cause upon order of the Bankruptcy Court.  An order of the Bankruptcy Court shall be sought and obtained upon a noticed motion, which may be filed by two or more members of the Trust Advisory Board.  Notice of the motion seeking Bankruptcy Court approval shall be given by first class mail to the Liquidating Trustee and the Trust Advisory Board members and posted on the website.

(iv)           in the event of a vacancy due to the death, resignation or removal of a member of the Trust Advisory Board a new member shall be appointed, by (1) the unanimous vote of the remaining members of the Trust Advisory Board or (2) upon order of the Bankruptcy Court.  An order of the Bankruptcy Court shall be sought and obtained upon a noticed motion which may be filed by one or more members of the Trust Advisory Board.  Notice of the motion seeking Bankruptcy Court approval shall be given by first class mail to the Liquidating Trustee and the Trust Advisory Board members and posted on the website; and

(v)           immediately upon appointment of any successor member of the Trust Advisory Board, all rights, powers, duties, authority, and privileges of the predecessor member of the Trust Advisory Board hereunder shall be vested in and undertaken by the successor member of the Trust Advisory Board without any further

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act; and the successor member of the Trust Advisory Board shall not be liable personally for any act or omission of the predecessor member of the Trust Advisory Board.

(h)           Members of the Trust Advisory Board will be compensated as set forth in the attached Exhibit B.  In addition, any member of the Trust Advisory Board may be reimbursed by the Liquidating Trustee for its actual, reasonable out-of-pocket expenses incurred for serving on such board in the same manner and priority as the compensation and expenses of the Liquidating Trustee under this Agreement, in accordance with a budget approved by the Trust Advisory Board, after submission of reasonably detailed receipts or invoices evidencing such expenses.  Except as provided for in this Section 3.04, the members of the Trust Advisory Board shall not be entitled to receive any other form of compensation on account of their service on the Trust Advisory Board.  The initial budget shall include a reserve of no less than $[______] for the fees and expenses of the Trust Advisory Board, including Trust Professionals retained by the Trust Advisory Board.  If the Cash in the Liquidating Trust is insufficient to compensate and reimburse the members of the Trust Advisory Board, including any professionals retained by the Trust Advisory Board, for any amounts to which he or they are entitled hereunder, then the Liquidating Trustee is hereby authorized to reduce to Cash that portion of the Trust Property necessary so as to effect such compensation and reimbursement.

Section 3.05.  Agents and Professionals; Employees.

(a)           Each of the Liquidating Trustee and the Trust Advisory Board may, but shall not be required to, from time to time enter into contracts with, consult with and retain independent contractors, including attorneys, financial advisors, accountants, appraisers, disbursing agents or other parties deemed by the Liquidating Trustee and the Trust Advisory Board, as applicable, to have qualifications necessary or desirable to assist in the proper administration of the Liquidating Trust (collectively, “Trust Professionals”).  The Trust Professionals so retained by either the Liquidating Trustee or the Trust Advisory Board need not be “disinterested” as that term is defined in the Bankruptcy Code and may include counsel, accountants and financial advisors employed by the Debtor, the Committee or any other party in the Case.

(b)           After the Effective Date, Trust Professionals shall be required to submit reasonably detailed invoices on a monthly basis to the Liquidating Trustee and the Trust Advisory Board, including in such invoices a description of the work performed, the identity of the Person(s) who performed such work, and, if billing on an hourly basis, the hourly rate of such Person, plus an itemized statement of expenses.

(c)           The Liquidating Trustee shall pay invoiced amounts within thirty (30) days of the date thereof, without Bankruptcy Court approval, unless the Liquidating Trustee or the Trust Advisory Board objects.  Trust Professionals are not required to apply to the Bankruptcy Court for payment of their fees or reimbursement of their expenses.  In the event of any dispute concerning the entitlement to, or the reasonableness of any compensation and/or expenses of any Trust Professionals, the Liquidating Trustee (in consultation with the Trust Advisory Board) and the applicable Trust Professional shall try to resolve such dispute within sixty (60) days of the date of the disputed invoice.  In the event the parties cannot resolve any

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dispute concerning the entitlement to, or the reasonableness of any compensation and/or expenses of any Trust Professionals, either the Liquidating Trustee (in consultation with the Trust Advisory Board) or the affected party may ask the Bankruptcy Court to resolve the dispute.

(d)           All payments to Trust Professionals shall be paid out of Trust Property in the ordinary course of business without the need for approval of the Bankruptcy Court or the Trust Advisory Board, except as provided in Section 3.02(b)(iv) and Section 3.05(c) above.

Section 3.06.  Released and Enjoined Claims.  For the avoidance of any doubt, the Liquidating Trust and Liquidating Trustee shall not, and have no authorization to, pursue any claims or causes of actions which have been released or are subject to injunction pursuant to the Plan and/or Confirmation Order, including but not limited to those released claims and causes of action referenced in Article VIII of the of the Plan.  The Liquidating Trust and Liquidating Trustee shall not assert any Recovery Rights against the Released Parties.

Section 3.07.  Transactions With Related Persons.  Notwithstanding any other provisions of this Agreement, the Liquidating Trustee shall not knowingly, directly or indirectly, sell or otherwise transfer all of any part of the Trust Property to, or contract with or cause the Liquidating Trust to contract with, (a) any stockholder, member, partner, director, manager, officer, employee or agent of the Liquidating Trustee or any individual related by blood, marriage or adoption to, or any individual sharing the household of, any such Person or (b) any Person in which any Person identified in clause (a) has an ownership or pecuniary interest (other than publicly-traded Persons or Entities in which such interest is less than 5%), unless, in each case, after full disclosure of such relationship or interest, such transaction or contract is approved by the Trust Advisory Board.

Section 3.08.  No Other Duties.  Other than the duties and obligations of the Liquidating Trustee specifically set forth in this Agreement, the Plan or the Confirmation Order, the Liquidating Trustee shall have no duties or obligations of any kind or nature with respect to its position as such.

Section 3.09.  Termination.  The duties, responsibilities and powers of the Liquidating Trustee shall terminate on the date the Liquidating Trust is dissolved pursuant to Section 6.01 hereof, under applicable law in accordance with the Plan, by an order of the Bankruptcy Court; provided, that Section 5.01, Section 5.02, Section 5.03, Section 5.04, Section 5.05, Section 5.06, and Section 5.07 hereof shall survive such termination, dissolution and entry.

ARTICLE IV

DISTRIBUTIONS AND ADMINISTRATION OF THE LIQUIDATING TRUST

Section 4.01.  Delivery of Distributions in General.  Except as otherwise provided in the Plan or the Confirmation Order, Distributions of Liquidating Trust Proceeds shall be made by the Liquidating Trustee, or such third party disbursing agent as the Liquidating Trustee may employ.

          (a)           Subject to the provisions of Fed. R. Bankr. P. 2002(g), and except as otherwise provided herein, Distributions and deliveries to Beneficiaries shall be made by check

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mailed by first-class mail through the United States mail, with postage fully prepaid, or by wire transfer.  Distributions shall be made by the Liquidating Trustee (i) at the address set forth on the proof of Claim filed by such Beneficiary, (ii) at the address set forth in any written notices of address change delivered to the Debtor or Liquidating Trustee after the date of any related proof of Claim, but provided such change of address is received by the Liquidating Trustee at least seven (7) days prior to a scheduled Distribution, (iii) at the addresses reflected in the Schedules if no proof of Claim has been filed and if neither the Debtor nor the Liquidating Trustee has received a written notice of a change of address at least seven (7) days prior to a scheduled Distribution, or (iv) if no proof of Claim is filed, no new addresses has been received by the Debtor or Liquidating Trustee and the Beneficiary’s address is not listed in the Schedules, at the last known address of such Beneficiary available to the Debtor or the Liquidating Trustee.  Distributions shall be deemed made under the Plan on the date of the mailing of the checks or the wiring of funds.

Section 4.02.  Claims.  On the Effective Date each holder of an Allowed Class 3 Claims shall be allocated Liquidating Trust Interests entitling such holder to its pro rata portion of Distributions from the Liquidating Trust as set forth in the Plan.

Section 4.03.  Timing and Amount of Distributions.

(a)           Initial Distribution.  The Debtor or the Liquidating Trustee, as applicable, on the Effective Date, or as soon as is reasonably practicable on or after the Effective Date, but in no event more than forty five (45) days after the Effective Date, provided however that such forty five (45) day period may be extended by the Liquidating Trustee with the approval of the Trust Advisory Board, but in no event more than 120 days after the Effective Date, shall deliver to each Beneficiary (i) the Initial Distribution as provided for in Article VI of the Plan, and (ii) written notification as to the number of Liquidating Trust Interests allocated to such Beneficiary on account of such Beneficiaries’ Allowed Class 3 Claims (the “Initial Distribution”).

(b)           Subsequent Distributions.  Subject to Section 3.02(b)(v), the Liquidating Trust shall make additional Distributions of Liquidating Trust Proceeds on such dates that the Liquidating Trustee, subject to the approval of the Trust Advisory Board, shall determine are appropriate but no less often than annually; provided, that the Liquidating Trustee shall be entitled to defer any such Distribution if the Liquidating Trustee, subject to the approval of the Trust Advisory Board, determines that the amount of Liquidating Trust Proceeds available for Distribution at such time is insufficient to justify the cost of effecting the Distribution.

Section 4.04.  Maintenance of Expenses Reserve.  Notwithstanding anything in this Agreement to the contrary, on and after the Effective Date, the Liquidating Trustee shall establish and maintain a reserve of sufficient funds (the “Expense Reserve”) as the Liquidating Trustee, subject to the approval of the Trust Advisory Board, shall determine are reasonably necessary for the Liquidating Trust:  (i) to satisfy accrued ordinary course obligations of the Debtor that remain unpaid as of the Effective Date; (ii) to pay any unclassified Claims under Section III.A of the Plan that become Allowed Claims after the Effective Date; (iii) to meet contingent liabilities and maintain the value of the Trust Property during the term of the Liquidating Trust (including taxes imposed or which may be imposed on the Liquidating Trust or in respect of Trust Property); and (iv) to make the payments and satisfy the existing and anticipated future obligations, costs,

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expenses, and liabilities of the Liquidating Trust, including compensation of the Liquidating Trustee, the members of the Trust Advisory Board, and the Trust Professionals, payment of the reasonable fees and expenses of the Indenture Trustees (including the fees, costs and expenses of Professionals retained by the Indenture Trustees), and to satisfy or maintain appropriate reserves for any pending or anticipated indemnification obligations under Section 5.07 if a separate reserve is not created for such indemnification obligations.  The amount of the initial Expense Reserve shall be determined prior to the Confirmation Hearing by the Debtor, with the approval of the Committee, and shall be set forth in the Confirmation Order.

Section 4.05.  No Interest.  No interest will accrue on account of any Claim or Liquidating Trust Interest and the Liquidating Trustee will not distribute interest on account of any Claim or Liquidating Trust Interest.

Section 4.06.  Distribution of Trust Property Upon Termination.  Promptly before the termination of the Liquidating Trust, the Liquidating Trustee or its agent shall distribute any remaining Trust Property to or on behalf of the holders of Liquidating Trust Interests in accordance with Article IV of this Agreement, the Plan and the Confirmation Order (the "Final Distribution").

Section 4.07.  Minimum and De Minimis Distributions.  The Liquidating Trustee will not be required to make, but in its sole and absolute discretion may elect to make, Distributions or payments to a specific Beneficiary if the amount to be distributed to such Beneficiary in respect of such Liquidating Trust Interest on any particular Distribution Date is less than Twenty-Five Dollars ($25.00).  If the Liquidating Trustee elects not to make Distributions of less than Twenty-Five Dollars ($25.00), then all such Distributions shall remain in the Liquidating Trust, earmarked for ultimate Distribution to such Beneficiaries on the date of Final Distribution or on such earlier Distribution Date, if any, on which the aggregate accumulated Distribution to any such Beneficiary is Twenty-Five Dollars ($25.00) or more.  The Liquidating Trustee shall have no obligation to make, but in its sole and absolute discretion may elect to make, a Distribution to a specific Beneficiary if the amount to be distributed to such Beneficiary in respect of such Liquidating Trust Interest as a Final Distribution is less than Twenty- Five Dollars ($25.00).

Section 4.08.  Notice of Change of Address.  Any Beneficiary may designate a change of address for the purposes of the Plan or  this Agreement by providing the Liquidating Trustee written notice of such address, which notice will be effective upon receipt by the Liquidating Trustee, unless received less than seven (7) days before a scheduled Distribution, in which case it shall be deemed effective following such scheduled Distribution.  Notices and requests shall be deemed received by a Beneficiary: (i) if sent by mail, on the second (2nd) Business Day after deposit in the United States mail, postage prepaid, (ii) if sent by overnight courier, on the first (1st) Business Day after delivery to such courier, (iii) if sent by fax or email on a Business Day prior to 5:00 p.m. eastern time, on such Business Day (or if after 5:00 p.m. eastern time or not on a Business Day, on the next Business Day).

Section 4.09.  Application of Trust Property.

(a)           The Liquidating Trustee shall distribute all Liquidating Trust Proceeds in the order and reflecting the priorities set forth below:

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(i)           FIRST, to pay all the liabilities, costs and expenses of the Liquidating Trust including:(A) payment of all Trust Professionals, (B) the compensation due and payable to the Liquidating Trustee and the members of the Trust Advisory Board, (C) any indemnification obligations, or reserves for same, owed pursuant to Section 5.07, and (D) the reimbursement for any and all costs, expenses and liabilities incurred by the Liquidating Trustee or the Trust Advisory Board in connection with the performance of their duties under this Agreement.

(ii)           SECOND, to make the Distributions required under the Plan to the Beneficiaries in accordance with the terms, provisions and priorities set forth in the Plan.

(b)           Subject to the Plan and Section 4.09(c) below, the Liquidating Trustee shall distribute periodically to the Beneficiaries all available Liquidating Trust Proceeds (including as Cash for this purpose, all permissible investments described in Section 5.08, below).  All Distributions to the Beneficiaries, shall be made in accordance with the Plan.  The Liquidating Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Liquidating Trustee’s reasonable discretion, required by any law, regulation, rule, ruling, directive or other governmental requirement.

(c)           Notwithstanding anything to the contrary in Section 4.09(a) and Section 4.09(b) above, prior to making any Distribution to the Beneficiaries, the Liquidating Trustee may retain such amounts as are reasonably necessary to fund and maintain the Disputed Claims Reserve and the Expense Reserve.

Section 4.10.  Setoffs.  The Liquidating Trustee may, pursuant to applicable bankruptcy or non-bankruptcy law, set off against any Liquidating Trust Interest and the Distributions to be made pursuant to the Plan on account thereof (before any Distribution is made on account of such Liquidating Trust Interest by the Liquidating Trustee), the claims or Recovery Rights of any nature that the Debtor, the Estate, or the Liquidating Trust may have against the holder of such Liquidating Trust Interest; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor, the Estate, the Liquidating Trustee or the Liquidating Trust of any such claims or Recovery Rights that the Debtor, the Estate, the Liquidating Trustee or the Liquidating Trust may possess against such holder; and, provided, further, that nothing contained herein is intended to limit the ability of any Creditor to effectuate rights of setoff or recoupment preserved or permitted by the provisions of Sections 553, 559, or 560 of the Code or pursuant to the common law right of recoupment.

Section 4.11.  Disputed Claims; Establishment of Disputed Claims Reserve.

(a)           Disputed Claims.  The Liquidating Trustee shall assume responsibility and authority to prosecute objections to Claims pending as of the Effective Date and shall have the right to cause the Liquidating Trust to object, in accordance with Article VII of the Plan and applicable law, to any Claim, including a Trust Claim, if and to the extent the Liquidating Trustee believes that such Claim is not allowable (each, a “Disputed Claim”); provided that in making decisions as to objection and reconciliation of Claims, the Liquidating Trustee shall consider the cost of such objection and reconciliation and the likely Distribution in respect of

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such Claims.  Notwithstanding anything to the contrary contained in this Agreement, no payments or Distributions will be made from the Liquidating Trust Proceeds or the Disputed Claims Reserve on account of a Disputed Claim until such Claim becomes an Allowed Claim.  The Liquidating Trustee will distribute amounts from the Disputed Claims Reserve (net of any expenses, including any taxes relating thereto), as provided herein and in the Plan, as such Disputed Claims are resolved by Final Order, and such amounts will be distributable in respect of such Disputed Claims as such amounts would have been distributable had the Disputed Claims been Allowed Claims as of the Effective Date.

(b)           Establishment of Disputed Claims Reserve.  On and after the Effective Date, the Liquidating Trustee shall establish and maintain a reserve (the “Disputed Claims Reserve”) in an aggregate amount sufficient to pay each holder of a Disputed Claim the amount such holder would be entitled to receive under this Agreement from the Liquidating Trust if such Claim immediately became an Allowed Claim.  The Disputed Claims Reserve will not be treated as a separate taxable entity for federal income tax purposes but the Disputed Claims Reserve shall be liable for and provide payment for its share of all taxes, administrative costs and fees.  The amount of the Disputed Claim Reserve shall be determined prior to the Confirmation Hearing by the Debtor, with the consent of the Committee, and shall be set forth in the Confirmation Order.

(c)           Distribution to Holders of Allowed Unclassified Claims and Allowed Claims in Classes 1, 2 and 4.  Section VI.A of the Plan shall govern Distribution to holders of unclassified Allowed Claims and holders of Allowed Claims in Classes 1, 2, and 4 made by the Liquidating Trustee pursuant to the Plan and this Agreement.

Section 4.12.  Reporting.

(a)           The Liquidating Trustee shall deliver reports (the “Reports”) to members of the Trust Advisory Board not later than fifteen (15) days following the end of each fiscal quarter.  Such reports shall specify in reasonable detail (i) the status of any Recovery Rights, Claims and litigation involving the Liquidating Trust or the Trust Property, including any settlements entered into by the Liquidating Trust, (ii) the costs and expenses of the Liquidating Trust that are incurred (including, but not limited to, any taxes imposed on the Liquidating Trust or actual reasonable out-of-pocket fees and expenses incurred by Trust Professionals in connection with the administration and liquidation of the Trust Property) during the preceding fiscal quarter, (iii) the amounts listed in clause (ii) incurred since the Effective Date, (iv) the amount of Cash and other assets received by the Liquidating Trust during the prior fiscal quarter, (v) the aggregate amount of Cash and other assets received by the Liquidating Trust since the Effective Date, (vi) the calculation of the estimated amount of the Cash available to be distributed, (vi) the aggregate amount of Distributions from the Liquidating Trust to the Beneficiaries since the Effective Date, and (vii) such other information as the Trust Advisory Board may reasonably request from time to time.  The Liquidating Trustee shall also timely prepare, file and distribute such additional statements, reports and submissions (A) as may be necessary to cause the Liquidating Trust and the Liquidating Trustee to be in compliance with applicable law or (B) as may be otherwise reasonably requested from time to time by the Trust Advisory Board.

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(b)           The Liquidating Trustee shall prepare and submit to the Trust Advisory Board for approval an annual plan and budget at least thirty (30) days prior to the commencement of each fiscal year of the Liquidating Trust; provided, however, that the first such report shall be submitted no later than forty-five (45) days after the Effective Date of the Plan.  Such annual plan and budget shall set forth in reasonable detail:  (i) the Liquidating Trustee’s anticipated actions to administer and liquidate the Trust Property; and (ii) the anticipated expenses, including office expenses and the expenses of Trust Professionals, associated with conducting the affairs of the Liquidating Trust.  Such annual plan and budget shall be updated and submitted to the Trust Advisory Board for review and approval on a quarterly basis, and each such quarterly update shall reflect the differences between the anticipated actions described in the annual report and actual operations of the Liquidating Trust to date.  Any such annual plan and budget as approved by the Trust Advisory Board is referred to herein as the “Budget”.  All actions by the Liquidating Trustee must be substantially consistent with the then current Budget, provided that the Liquidating Trustee may take action that is not contemplated by the Budget with the prior approval of the Trust Advisory Board.

Section 4.13.  Books and Records.  The Liquidating Trustee shall maintain in respect of the Liquidating Trust books and records relating to the Trust Property and the payment of expenses of, and liabilities of Claims against or assumed by, the Liquidating Trust in such detail and for such period of time as may be necessary to enable it to make full and proper accounting in respect thereof and to comply with applicable provisions of law.  Such books and records shall be maintained on a modified cash or other comprehensive basis of accounting necessary to facilitate compliance with the tax reporting requirements of the Liquidating Trust.  Except as provided in Section 8.03, nothing in this Agreement requires the Liquidating Trust to file any accounting or seek approval of any court with respect to the administration of the Liquidating Trust, or as a condition for managing any payment or Distribution out of the Trust Property.  Beneficiaries shall have the right upon fifteen (15) days prior written notice delivered to the Liquidating Trustee to inspect the books and records (including financial statements) of the Liquidating Trust and the register maintained pursuant to Section 2.03, provided that, if so requested and prior to being granted access to the information, such Beneficiary shall have (i) entered into a confidentiality agreement satisfactory in form and substance to the Liquidating Trustee; and (ii) agreed to bear the costs of the Liquidating Trustee incurred in connection with such inspection and provided further, that the Liquidating Trustee shall not be required to allow more than four (4) such inspections in any given month.

Section 4.14.  Compliance with Laws.

(a)           Any and all Distributions of Trust Property shall be made in compliance with the Plan and all applicable laws, including, but not limited to, applicable federal and state securities laws.

(b)           The Liquidating Trustee shall be obligated to file all applicable state and federal tax returns on behalf of the Liquidating Trust.  The Liquidating Trustee shall administer the Liquidating Trust and make any and all Distributions of Trust Property in compliance with the Plan and all applicable laws, including, but not limited to, the filing and withholding requirements of applicable federal and state taxation laws.

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Section 4.16.  Undeliverable and Unclaimed Distributions.

(a)           If any Distribution to a Beneficiary is returned as undeliverable, no further Distributions to that Beneficiary shall be made unless and until the Liquidating Trust receives notice of the Beneficiary’s then-current address, at which time all outstanding Distributions shall be made to such Beneficiary without interest.  Undeliverable Distributions made through the Liquidating Trust shall be returned to the Liquidating Trust and deposited into the Disputed Claims Reserve until such Distributions are claimed.  Undeliverable Distributions made through the Disputed Claims Reserve shall be returned to the Disputed Claims Reserve until such Distributions are claimed, and if such Distributions are not claimed, those Distributions shall become Liquidating Trust Proceeds and be available for Distribution to the Beneficiaries in accordance with Section VI.A.2. of the Plan and Section 4.16(b) below.

(b)           Notwithstanding the foregoing, any Distribution that remains unclaimed for a period of six (6) months after delivery (or delivery has been attempted) shall be deemed an “Unclaimed Distribution.”  The Liquidating Trustee shall file a notice with the Bankruptcy Court setting forth the names of the holders of Unclaimed Distributions as of the date thereof.  Unless a holder asserts its rights with regard to such Unclaimed Distributions within thirty (30) days of the filing of the notice, all Unclaimed Distributions shall become Liquidating Trust Proceeds free and clear of any rights, claims, or interests of such holder, and available for Distribution to the remaining holders of Liquidating Trust Interests.  The Claim of any holder to such Unclaimed Distributions shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.  No provision of this Plan or the Liquidating Trust Agreement shall be interpreted to require the Debtor, the Liquidating Trustee, or the Trust Advisory Board to attempt to locate any such holder.

Section 4.17.  Exchange Act.  If, notwithstanding the restrictions on Transfer provided herein, the Liquidating Trustee believes that the Liquidating Trust may have become subject to the registration requirements of the Exchange Act, the Liquidating Trustee (i) may promptly seek no action relief from the staff of the SEC to be exempted from all or some of the requirements of the Exchange Act if advised by counsel to the Liquidating Trust that such a request has a reasonable chance of success and (ii) if such request is not granted by the SEC or the Liquidating Trustee reasonably believes it shall not be granted, the Liquidating Trustee shall cause the Liquidating Trust to register pursuant to, and comply with, the applicable reporting requirements of the Exchange Act  and to take any actions customary and appropriate in connection therewith.

Section 4.18.  Fiscal Year.  Except for the first and last years of the Liquidating Trust, the fiscal year of the Liquidating Trust shall be the calendar year.  For the first and last years of the Liquidating Trust, the fiscal year of the Liquidating Trust shall be such portion of the calendar year that the Liquidating Trust is in existence.

Section 4.19.  Cash Payments.  All Distributions required to be made by the Liquidating Trustee to or on behalf of the Beneficiaries may be made in Cash denominated in U.S. dollars by checks drawn on a domestic bank selected by the Liquidating Trustee or, at the option of the Liquidating Trustee, by wire transfer from a domestic bank selected by the Liquidating Trustee; provided that cash payments to or on behalf of foreign Beneficiaries may be made, at the option

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of the Liquidating Trustee, in such funds as and by such means as are necessary or customary in a particular foreign jurisdiction.  All Cash shall be maintained in a U.S. financial institution.

Section 4.20.  Insurance.  On or prior to the Effective Date, and as a condition to the Effective Date, the Debtor shall have arranged and paid for customary insurance coverage for the protection of the Liquidating Trustee, the members of the Trust Advisory Board, Trust Professionals and any such other Persons serving as administrators and overseers of the Liquidating Trust on and after the Effective Date (in the form of errors and omissions policy, fiduciary policy or otherwise).  The Liquidating Trustee shall maintain such coverage for so long as the Liquidating Trust exists and to the extent reasonable available for a period of three (3) years after the termination of this Agreement, in such amounts as the Liquidating Trustee, subject to the approval of the Trust Advisory Board, reasonably determines.  The Liquidating Trustee also may obtain insurance coverage it deems necessary and appropriate with respect to real and personal property which may become Liquidating Trust Assets, if any.

Section 4.21.  Disputes.  To the extent a dispute arises between the Liquidating Trustee and the Trust Advisory Board concerning the performance of any of the powers, duties, and/or obligations set forth herein, either the Liquidating Trustee or the Trust Advisory Board may file a noticed motion and/or other pleadings with the Bankruptcy Court and obtain advice and guidance or such other relief as may be appropriate concerning a resolution of the matter(s) in dispute between the parties.  In such event, the Liquidating Trustee and Trust Advisory Board shall have the right to engage legal counsel to advise it with respect to the matter(s) in dispute and the reasonable fees and expenses of such legal counsel shall be reimbursed by the Liquidating Trustee from Trust Property, subject to Section 5.09 hereof.

ARTICLE V

THE LIQUIDATING TRUSTEE/TRUST ADVISORY BOARD

Section 5.01.  Generally.  The Liquidating Trustee and the members of the Trust Advisory Board shall exercise such of the rights and powers vested in it by this Agreement, the Plan and the Confirmation Order, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.  No provision of this Agreement, the Plan or the Confirmation Order shall be construed to relieve the Liquidating Trustee from liability for its own gross negligence, fraud or intentional or willful misconduct.  Neither the Liquidating Trustee or the members of the Trust Advisory Board nor any of their respective employees, officers, directors, members, partners, agents, representatives, or Trust Professionals, shall have or shall incur any liability to any Person or entity for any act taken or omission made in good faith in connection with or related to this Agreement or the Plan.

      Section 5.02.  Parties Dealing With the Liquidating Trustee.  In the absence of actual knowledge to the contrary, any Person dealing with the Liquidating Trust or the Liquidating Trustee will be entitled to rely on the authority of the Liquidating Trustee and its agents to act in connection with the Trust Property.  No Person dealing with the Liquidating Trustee has any obligation to inquire into the validity or propriety of any transaction by the Liquidating Trustee or its agents relating to the Liquidating Trust or the Trust Property.

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Section 5.03.  Reliance by Liquidating Trustee/Trust Advisory Board.  Except as otherwise provided in this Agreement, the Plan or the Confirmation Order:

(a)           the Liquidating Trustee and the Trust Advisory Board may rely and shall be protected in acting upon any resolution, statement, instrument, opinion, report, notice, request, consent, order or other paper or document reasonably believed by the Liquidating Trustee or the Trust Advisory Board to be genuine and to have been signed or presented by the proper party or parties;

(b)           the Trust Advisory Board may consult with counsel and other professionals with respect to matters in their area of expertise and any opinion of counsel or other professionals shall be full and complete authorization and protection in respect of any action taken or not taken by the Trust Advisory Board.  The Trust Advisory Board shall be entitled to rely upon the advice of such professionals in acting or failing to act, and shall not be liable for any act taken or not taken in reliance thereon; and

(c)           Persons (including any Trust Professionals) engaged in transactions with the Liquidating Trustee shall look only to the Trust Property to satisfy any liability incurred by the Liquidating Trustee to such Person in carrying out the terms of this Agreement, the Plan or the Confirmation Order, and the Liquidating Trustee shall have no personal or individual obligation to satisfy any such liability.

Section 5.04.  Liability to Third Persons.  No Beneficiary shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Trust Property or the affairs of the Liquidating Trustee.  The Liquidating Trustee, the members of the Trust Advisory Board, and Trust Professionals shall not be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Trust Property or the affairs of the Liquidating Trust, except for their own gross negligence, fraud or intentional or willful misconduct determined by a Final Order, and any such Person shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with affairs of the Liquidating Trust.

Section 5.05.  Limitation of Liability.  The Liquidating Trustee, the members of the Trust Advisory Board and the Trust Professionals will not be liable, under any circumstances, for punitive, exemplary, consequential, special or other damages for a breach of this Agreement or any actions taken in furtherance of their duties hereunder.

Section 5.06.  No Liability for Acts of Others.  Nothing contained in this Agreement, the Plan or the Confirmation Order shall be deemed to be an assumption by the Liquidating Trustee or the members of the Trust Advisory Board of any of the liabilities, obligations or duties of the Debtor and shall not be deemed to be or contain a covenant or agreement by the Liquidating Trustee or the members of the Trust Advisory Board to assume or accept any such liability, obligation or duty.  Any successor Liquidating Trustee may accept and rely upon any accounting made by or on behalf of any predecessor Liquidating Trustee hereunder, and any statement or representation made as to the assets comprising the Trust Property or as to any other fact bearing upon the prior administration of the Liquidating Trust, so long as it has a good faith basis to do so.  The Liquidating Trust shall not be liable for having accepted and relied in good

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faith upon any such accounting, statement or representation if it is later proved to be incomplete, inaccurate or untrue.  The Liquidating Trustee, any successor Liquidating Trustee, and any member of the Trust Advisory Board shall not be liable for any act or omission of any predecessor Liquidating Trustee or member of the Trust Advisory Board, nor have a duty to enforce any claims against any predecessor Liquidating Trustee or member of the Trust Advisory Board on account of any such act or omission.

Section 5.07.  Indemnity.

  (a) The Liquidating Trustee, each member of the Trust Advisory Board, the Trust Professionals, and each of their agents, employees, officers, directors, professionals, attorneys, accountants, advisors, representatives and principals (collectively, the “Indemnified Parties”) shall be indemnified by the Liquidating Trust solely from the Trust Property for any losses, claims, damages, liabilities and expenses, including reasonable attorneys’ fees, disbursements and related expenses, which the Indemnified Parties may incur or to which the Indemnified Parties may become subject in connection with any action, suit, proceeding or investigation brought by or threatened against one or more of the Indemnified Parties on account of the acts or omissions of an Indemnified Party in its capacity as such or arising out of the discharge of the powers and duties conferred upon such Indemnified Party pursuant to or in furtherance of this Agreement or the Plan; provided, however, that the Liquidating Trust shall not be liable to indemnify any Indemnified Party for any act or omission determined by a Final Order which constitutes gross negligence, fraud or intentional or willful misconduct.  Notwithstanding any provision herein to the contrary, the Indemnified Parties shall be entitled to obtain advances from the Liquidating Trust to cover their reasonable expenses of defending themselves in any action brought against them as a result of the acts or omissions, actual or alleged, of an Indemnified Party in its capacity as such; provided, however, that the Indemnified Parties receiving such advances shall repay the amounts so advanced to the Liquidating Trust immediately upon the entry of a Final Order finding that such Indemnified Parties were not entitled to any indemnity under the provisions of this Section 5.07.  The foregoing indemnity in respect of any Indemnified Party shall survive the termination or resignation of such Indemnified Party from the capacity for which they are indemnified.

(b)  Notwithstanding any obligation to make payments and Distributions hereunder, the Liquidating Trustee may establish and maintain a reserve in an aggregate amount sufficient in the Liquidating Trustee's opinion, with the approval of the Trust Advisory Board, to cover any asserted indemnification obligations or claims owed to any Indemnified Party and any defense expenses related thereto.

Section 5.08.  Investment and Safekeeping of Trust Property.  All monies and other property received by the Liquidating Trustee shall, until distributed or paid over as herein provided, be held in trust for the benefit of the Beneficiaries, but need not be segregated from other Trust Property, unless and to the extent required by law; provided however, that the Liquidating Trustee shall continue to maintain the existing separate Imperial Capital Bancorp, Inc./FDIC-R Debtor in Possession Tax Reserve Account (Account Number 4110382149 held at Torrey Pines Bank), which will be held in trust for the benefit of both the Liquidating Trust and the Federal Deposit Insurance Corporation as Receiver for Imperial Capital Bank (the "FDIC-R"), pending the final resolution of the tax refund dispute between the Debtor and the FDIC-R.  The Liquidating Trustee shall be under no liability for interest or producing income on any monies received by it hereunder and held for Distribution or payment to the Beneficiaries, except

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as such interest shall actually be received by the Liquidating Trustee.  Investments of any monies held by the Liquidating Trust shall be administered in view of the manner in which individuals of ordinary prudence, discretion and judgment would act in the management of their own affairs; provided, however, that the right and power of the Liquidating Trustee to invest the Trust Property, the proceeds thereof, or any income earned by the Liquidating Trust, shall be limited to the right and power to invest such Trust Property (pending periodic Distributions in accordance with Article IV hereof) in demand and time deposits, such as short-term certificates of deposit, in banks or other financial institutions, or other temporary liquid investments, such as Treasury bills; and provided further, that the scope of any such permissible investments shall be limited to include only those investments, or shall be expanded to include any additional investments, as the case may be, that a Liquidating Trust within the meaning of Treasury Regulation Section 301.7701-4(d), may be permitted to invest in, pursuant to the Treasury Regulations, or any modification in the Internal Revenue Service (the “IRS”) guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise.  Any investment made as provided for herein must mature prior to the date of the next scheduled Distribution, but in no event shall such investment have a maturity date in excess of six (6) months from the date of the acquisition of such investment.  The Liquidating Trustee shall not be responsible for any losses to the Liquidating Trust which may occur, including by reason of bank failure or the amount of the Liquidating Trust exceeding the Federal Deposit Insurance Corporation limits.

Section 5.09.  Expense Reimbursement and Compensation.

(a)           The Liquidating Trustee shall be entitled to reimburse itself out of any available Cash in the Liquidating Trust, for its actual out-of-pocket costs and expenses incurred in connection with the administration of the Liquidating Trust and any documents prepared in connection therewith, including, but not limited to, the fees and disbursements to professionals as provided in this Agreement, and against and from any and all loss, liability, expense, or damage which the Liquidating Trustee may sustain in good faith and without willful misconduct, gross negligence, or fraud in the exercise and performance of any of the powers and duties of the Liquidating Trustee under this Agreement.  As compensation for the performance of his duties, the Liquidating Trustee shall be entitled to the compensation set forth in Exhibit A hereto.  Additionally, the Liquidating Trustee shall be entitled to reimbursement for its actual out-of-pocket costs and expenses incurred in connection with the administration of the Liquidating Trust as set forth in Exhibit A hereto.

(b)           If the Cash in the Liquidating Trust is insufficient to compensate and reimburse the Liquidating Trustee, including any professionals retained by the Liquidating Trustee for any amounts to which he or they are entitled hereunder, then the Liquidating Trustee is hereby authorized to reduce to Cash that portion of the Trust Property necessary so as to effect such compensation and reimbursement.

Section 5.10.  Bond.  The Liquidating Trustee may serve without bond.

Section 5.11.  Confidentiality.  The Liquidating Trustee shall, during the period that the Liquidating Trustee serves as Liquidating Trustee under this Agreement and for a period of twelve (12) months following the termination of this Agreement, hold strictly confidential and not use for personal gain any material, non-public information of or pertaining to any entity to

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which any of the Trust Property relates or of which he has become aware in his capacity as Liquidating Trustee, except as otherwise required by law.

ARTICLE VI

DURATION AND TERMINATION OF TRUST

Section 6.01.  Duration.  The Liquidating Trust shall become effective upon the Effective Date and shall remain and continue in full force and effect until terminated as provided herein.  The Liquidating Trust will terminate no later than at the end of three (3) years from the Effective Date; provided, however, that, within the period that is six (6) months prior to such termination, the Bankruptcy Court, upon motion, may enter an order extending the term of the Liquidating Trust if such extension is necessary for the liquidation of the Trust Property (in a manner that would maximize the value of such assets)  Notwithstanding the foregoing, multiple extensions can be obtained so long as Bankruptcy Court approval is obtained on a date within the period of six (6) months prior to the expiration of each extended term.  The aggregate of all extensions shall not exceed two (2) years, unless the Liquidating Trustee receives a favorable ruling from the Internal Revenue Service or an opinion of counsel acceptable to the Liquidating Trustee or the Trust Advisory Board that any further extension would not adversely affect the status of the Liquidating Trust as a liquidating trust within the meaning of Treasury Regulations Section 301.7701-4(d) for federal income tax purposes.  Upon the Distribution of all of the Trust Property, the Liquidating Trustee shall take all necessary steps to effect the dissolution of the Liquidating Trust, in accordance with the terms of the Liquidating Trust Agreement.  Upon termination and complete satisfaction of its duties under this Agreement, the Liquidating Trustee will be forever discharged and released from all powers, duties, responsibilities, and liabilities pursuant to the Liquidating Trust other than those attributable to the gross negligence or willful misconduct of the Liquidating Trustee.

Section 6.02.  Diligent Administration  The Liquidating Trustee shall (i) not unduly prolong the duration of the Liquidating Trust, (ii) at all times endeavor to resolve, settle or otherwise dispose of all claims that constitute Trust Property, (iii) effect the liquidation and distribution of the Trust Property to the Beneficiaries in accordance with the terms hereof and the Plan, and (iv) endeavor to terminate the Liquidating Trust as soon as practicable.

Section 6.03.  Continuance of Trust for Winding Up.  After the termination of the Liquidating Trust and solely for the purpose of liquidating and winding up the affairs of the Liquidating Trust, the Liquidating Trustee shall continue to act as such until its duties have been fully performed.  Upon Distribution of all Trust Property, the Liquidating Trustee shall retain the books, records and files that shall have been delivered to or created by the Liquidating Trustee.  At the Liquidating Trustee’s discretion, all of such records and documents may be destroyed at any time following the date that is six (6) years after the final Distribution of Trust Property (unless such records and documents are necessary to fulfill the Liquidating Trustee’s obligations pursuant to Section 3.01 and Section 4.13 hereof), subject to the terms of any joint prosecution and common interests agreement(s) to which the Liquidating Trustee may be party.  Except as otherwise specifically provided herein, upon the final Distribution of Trust Property, the Liquidating Trustee shall be deemed discharged and have no further duties or obligations hereunder and the Liquidating Trust will be deemed to have been dissolved.

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ARTICLE VII

SUCCESSOR LIQUIDATING TRUSTEES

Section 7.01.  Resignation.  The Liquidating Trustee may resign by giving not less than thirty (30) days’ prior written notice thereof to each member of the Trust Advisory Board, and to the Beneficiaries by posting such notice on the Liquidating Trust’s website.  Such resignation shall become effective on the later to occur of (a) the date specified in such written notice or (b) (i) the effective date of the appointment of a successor Liquidating Trustee in accordance with Section 7.04 hereof, and (ii) such successor’s acceptance of such appointment in accordance with Section 7.05 hereof.

Section 7.02.  Removal.  The Liquidating Trustee may be removed by (1) the unanimous vote of the members of the Trust Advisory Board with or without cause, or (2) upon order of the Bankruptcy Court.  An order of the Bankruptcy Court shall be sought and obtained upon a noticed motion, which must be filed by two members of the Trust Advisory Board.  Notice of the motion seeking Bankruptcy Court approval shall be given by first class mail to the Liquidating Trustee and the Trust Advisory Board members and posted on the website.

Section 7.03.  Selection of Successor Liquidating Trustee.  In the event of the resignation or removal of the Liquidating Trustee a successor shall be (1) selected by the unanimous vote of the members of the Trust Advisory Board or (2) appointed pursuant to an order of the Bankruptcy Court if a successor is not selected within forty-five (45) days of the prior Liquidating Trustee’s resignation or removal.  An order of the Bankruptcy Court shall be sought and obtained upon a noticed motion filed by one or more members of the Trust Advisory Board.  Notice of the motion seeking Bankruptcy Court approval shall be given by first class mail to the Liquidating Trustee and the members of the Trust Advisory Board and posted on the website.

Section 7.04.  Other Terminations.  In the event of the incapacity or death of the Liquidating Trustee or if the Liquidating Trustee otherwise ceases to act as Liquidating Trustee for any reason other than resignation or removal, a vacancy shall be deemed to exist and a successor shall be appointed by (i) the unanimous vote of the Trust Advisory Board or (ii) appointed pursuant to an order of the Bankruptcy Court within fifteen (15) days after the date of such vacancy. An order of the Bankruptcy Court shall be sought and obtained upon a noticed motion filed by one or more members of the Trust Advisory Board.

Section 7.05.  Acceptance of Appointment by Successor Liquidating Trustee.  Any successor Liquidating Trustee selected or appointed hereunder shall execute an instrument accepting its appointment and shall file a copy thereof with the Bankruptcy Court.  Thereupon, such successor Liquidating Trustee shall, without any further act, become vested with all the duties, powers, rights, title, discretion and privileges of its predecessor as if originally named Liquidating Trustee.

Section 7.06.  Effect of Termination.  The resignation, removal, incapacity, bankruptcy or insolvency of the Liquidating Trustee shall not operate to terminate the Liquidating Trust or to revoke any existing agency created pursuant to the terms of this Agreement, the Plan or

26

the Confirmation Order or invalidate any action theretofore taken by the Liquidating Trustee.  All fees and expenses incurred by the Liquidating Trustee prior to the resignation, incapacity or removal thereof shall be paid from the Trust Property within thirty (30) days of such resignation, incapacity or removal, unless such fees and expenses are disputed by the successor Liquidating Trustee or the Trust Advisory Board.  In the event of any dispute concerning any fees and expenses incurred by the Liquidating Trustee prior to the resignation, incapacity or removal of the Liquidating Trustee, the successor Liquidating Trustee (in consultation with the Trust Advisory Board) and predecessor Liquidating Trustee shall try to resolve such dispute within sixty (60) days of the date of such resignation, incapacity or removal.  In the event the parties cannot resolve any such dispute, either the successor Liquidating Trustee (in consultation with the Trust Advisory Board) or the predecessor Liquidating Trustee may ask the Bankruptcy Court to resolve the dispute and any disputed fees and expenses of the predecessor Liquidating Trustee that are subsequently allowed by the Bankruptcy Court shall be paid from the Trust Property.  In the event of the resignation or removal of the Liquidating Trustee, such Liquidating Trustee shall:  (i) promptly execute and deliver such documents, instruments and other writings as may be reasonably requested by the successor Liquidating Trustee or directed by the Bankruptcy Court to effect the termination of such Liquidating Trustee’s capacity under this Agreement; (ii) promptly deliver to the successor Liquidating Trustee all documents, instruments, records and other writings related to the Liquidating Trust as may be in the possession of such Liquidating Trustee; and (iii) otherwise assist and cooperate in effecting the assumption of its obligations and functions by such successor Liquidating Trustee.

ARTICLE VIII

TAX MATTERS

Section 8.01.  Intention of Parties to Establish Liquidating Trust.  This Agreement is intended to create a liquidating trust for federal income tax purposes and, to the extent provided by law, shall be governed and construed in all respects as such a trust.  Any ambiguity herein shall be construed consistent herewith and, if necessary, this Agreement may be amended by the Liquidating Trustee, with the consent of the Trust Advisory Board, to comply with federal income tax laws, which amendments may apply retroactively.  In the alternative, if the Liquidating Trust shall fail or cease to qualify as a liquidating trust in accordance with Treasury Regulations Section 301.7701-4(d), then this Agreement is intended to empower the Liquidating Trustee to take such action as it shall deem appropriate in consultation with the Trust Advisory Board to have the Liquidating Trust classified as a partnership for federal tax purposes under Treasury Regulations Section 301.7701-3, including, if necessary, merging or converting it into a Delaware limited liability partnership or limited liability company that is so classified.

Section 8.02.  Tax Treatment.  The Debtor, the Liquidating Trustee, the Beneficiaries  and the holders of Liquidating Trust Interests will treat the Liquidating Trust as a “Liquidating Trust” within the meaning of Treasury Regulation § 301.7701-4(d) and any comparable provision of state or local law.  Consistent with this treatment, for all federal, state and local income tax purposes, each holder of an Allowed Class 3 Claim shall be treated as transferring such Allowed Class 3 Claim to the Debtor in exchange for the holder’s pro rata share of the Trust Property, in addition to other Distributions to which the holder may be entitled under the Plan, and then as transferring the holder’s pro rata share of the Trust Property to the Liquidating

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Trust in exchange for the Beneficiaries interests in the Liquidating Trust.  The holders of Liquidating Trust Interests in the Liquidating Trust will be treated for federal income tax purposes as the grantors and deemed owners of the Liquidating Trust; and the Liquidating Trustee and the Beneficiaries will use consistent valuations for the transferred assets for tax purposes.

Section 8.03.  Tax Reporting.

(a)           The “taxable year” of the Liquidating Trust shall be the “calendar year” as those terms are defined in Section 441 of the Internal Revenue Code.  The Liquidating Trustee shall file all legally required returns for the Liquidating Trust as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a).  The Liquidating Trustee shall annually (within seventy-five (75) days after the end of each calendar year) provide to each record holder of a Liquidating Trust Interest a separate statement setting forth the holder’s share or items of income, gain, loss, deduction, or credit and will instruct all such holders to report such items on their federal income tax returns.  Such reporting shall also occur within sixty (60) days of the dissolution of the Liquidating Trust.  The Liquidating Trust’s taxable income, gain, loss, deduction, or credit will be allocated (subject to provisions of the Plan relating to Disputed Claims) to the Beneficiaries in accordance with their relative Liquidating Trust Interests in the Liquidating Trust.

(b)           No later than ninety (90) days following the Effective Date, the Liquidating Trustee, in reliance upon such professionals as the Liquidating Trustee may retain, shall make a good faith valuation of the Trust Property and such valuation shall be used consistently by all parties (including the Liquidating Trust and the Beneficiaries) for all federal income tax purposes.  The Liquidating Trust also shall file or cause to be filed, any other statements, returns, or disclosures relating to the Liquidating Trust that are required by any governmental unit.

(c)           Subject to definitive guidance from the Internal Revenue Service or a court of competent jurisdiction to the contrary (including receipt by the Liquidating Trust of a private letter ruling if requested, or the receipt of an adverse determination by the Internal Revenue Service upon audit if not contested), the Liquidating Trust shall (i) treat any assets allocable to, or retained on account of, Disputed Claims as held by the Disputed Claims Reserve, which shall be composed of one or more discrete trusts for federal income tax purposes, consisting of separate and independent shares to be established in respect of each Disputed Claim in accordance with the trust provisions of the Tax Code (sections 641 et seq.), (ii) treat as taxable income or loss of the Disputed Claims Reserve, with respect to any given taxable year, the portion of the taxable income or loss of the Liquidating Trust that would have been allocated to holders of Disputed Claims had such claims been Allowed on the Effective Date (but only for the portion of the taxable year with respect to which such claims are unresolved), (iii) treat as a Distribution from the Liquidating Trust for Disputed Claims resolved earlier in the taxable year, to the extent that such Distributions related to taxable income or loss of the Liquidating Trust for Disputed Claims determined in accordance with the provisions hereof, and (iv) to the extent permitted by applicable law, report consistent with the foregoing for state and local income tax purposes.  All Beneficiaries shall report, for tax purposes, consistent with the foregoing.

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(d)           The Liquidating Trustee shall be responsible for payments, out of the Trust Property, of any taxes imposed on the Liquidating Trust or the Trust Property, including the Disputed Claims Reserve.  In the event, and to the extent, any Cash retained on account of Disputed Claims in the Disputed Claims Reserve is insufficient to pay any portion of such taxes attributable to the taxable income arising from the assets allocable to, or retained on account of, Disputed Claims, such taxes shall be (i) reimbursed from any subsequent Cash amounts retained on account of Disputed Claims, or (ii) to the extent such Disputed Claims subsequently have been resolved, deducted from any amounts distributable by the Liquidating Trustee as a result of the resolution of such Disputed Claims.

(e)           The Liquidating Trustee may request an expedited determination of the tax liability of the Liquidating Trust, including the Disputed Claims Reserve, under Code section 505(b) for all returns for, or on behalf of the Liquidating Trust, for all taxable periods through the dissolution of the Liquidating Trust.

Section 8.04.  Tax Withholdings.

(a)           The Liquidating Trustee shall be authorized to collect such tax information from the holders of Liquidating Trust Interests (including social security numbers or other tax identification numbers) as it in its sole discretion deems necessary to effectuate the Plan, the Confirmation Order and this Agreement.  The Liquidating Trustee may require any of the holders of Liquidating Trust Interests to furnish to the Liquidating Trustee (i) its, his or her employer or taxpayer identification number (“TIN”) as assigned by the IRS, or (ii) in the case of Liquidating Trust Beneficiaries that are not United States persons for federal income tax purposes, certification of foreign status on IRS Form W-8BEN or W-8ECI, and the Liquidating Trustee may condition any Distribution to any of holders of Liquidating Trust Interests upon receipt of such identification number or certification.  If any of the holders of Liquidating Trust Interests shall fail to provide the Liquidating Trustee with any requested TIN or certification of foreign status within ninety (90) days after the request, such failure shall be deemed a waiver of all of such holder’s interests in the Liquidating Trust and rights to Distribution hereunder or under the Plan.  Proceeds that would have been distributed to said holders shall be distributed to the other holders based on their pro rata.

(b)           The Liquidating Trustee may withhold and pay to the appropriate taxing authority all amounts required to be withheld pursuant to the Internal Revenue Code, as amended, or any provision of any foreign, state or local tax law with respect to any payment or Distribution to or on behalf of the Beneficiaries.  All such amounts withheld, and paid to the appropriate taxing authority, shall be treated as amounts distributed to such Beneficiaries for all purposes of this Agreement.  The Liquidating Trustee may refuse to make a Distribution to any Beneficiary that fails to furnish such tax information in a timely manner, until such information is delivered; provided, however, that upon the Beneficiary’s delivery of such information, the Liquidating Trustee shall make such Distribution to which the Beneficiary is entitled, together with any interest and income actually earned thereon.  The Distribution amount of a Beneficiary who fails to provide the required tax information will be classified as an undeliverable Distribution subject to the same treatment described in Section 4.15.

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ARTICLE IX

AMENDMENT AND WAIVER

Section 9.01.  Amendment and Waiver.  Any substantive provision of this Agreement may be amended or waived in writing by the Liquidating Trustee, subject to the approval of the Trust Advisory Board.  Technical amendments to this Agreement may be made, as necessary to clarify this Agreement or enable the Liquidating Trustee to effectuate the terms of this Agreement, the Plan and the Confirmation Order, by the Liquidating Trustee in consultation with the Trust Advisory Board.  Notwithstanding this Section 9.01, any amendments to this Agreement shall not be inconsistent with the purpose and intention of the Liquidating Trust to liquidate in an orderly manner the Trust Property (which will maximize the value of such assets) in accordance with Treasury Regulations Section 301.7701-4(d) and Section 1.02 hereof, or in the alternative, as allowed under Delaware law applicable to limited liability companies or limited liability partnerships.  In the event that the Liquidating Trust shall fail or cease to qualify as a liquidating trust in accordance with Treasury Regulations Section 301.7701-4(d), this Agreement may be amended by the Liquidating Trustee, with the approval of the Trust Advisory Board, to the extent necessary for the Liquidating Trustee to take such action as it shall deem appropriate in consultation with the Trust Advisory Board to have the Liquidating Trust classified as a partnership for federal tax purposes under Treasury Regulations Section 301.7701-3 (but not a publicly traded partnership under Internal Revenue Code section 7704), including, if necessary, creating or converting it into a Delaware limited liability partnership or limited liability company that is so classified.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01.  Governing Law.  Except to the extent that the Code or other federal law is applicable, or to the extent that any document to be entered into in connection herewith provides otherwise, the rights, duties, and obligations arising under this Agreement shall be governed by, and construed and enforced in accordance with, the Code and, to the extent not inconsistent therewith, the laws of the State of Delaware, without giving effect to principles of conflicts of laws.  The actual administration of the Liquidating Trust may be conducted in any location, and the location of the Trust Property may be changed as the Liquidating Trustee may determine from time to time.

Section 10.02.  Preservation of Privilege and Defenses.  In connection with the rights, claims, and Recovery Rights that constitute the Trust Property, any attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) transferred to the Liquidating Trust and shall vest in the Liquidating Trustee and its representatives, and the Debtor, the Committee, and the Liquidating Trustee are authorized to take all necessary actions to effectuate the transfer of such privileges and available defenses.

Section 10.03.  Joint Litigation Privilege.  All communications, whether in writing or oral, among, and all documents exchanged among, the Liquidating Trustee, and its Trust

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Professionals, agents and representatives, on the one hand, and the Trust Advisory Board, and its members, Trust Professionals, agents and representatives, on the other hand, shall be for all purposes deemed to be, and treated as, privileged communications, not subject to discovery, disclosure, or process seeking same, based upon their common interests, joint litigation privileges, and joint attorney-work product protections, of the Liquidating Trustee and the Trust Advisory Board with respect to all matters pertaining to the Plan and this Agreement, including the Claims and the Recovery Rights, except for matters pertaining to the compensation of the Liquidating Trustee or the members of the Trust Advisory Board.

Section 10.04.  Cooperation.  The Debtor shall turn over to the Liquidating Trustee any books and records and provide access to any information in the possession of the Debtor to the Liquidating Trustee.

Section 10.05.  Severability.  If any provision of this Agreement or the application thereof to any person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and such provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

Section 10.06.  Notices.  Any notice or other communication hereunder shall be in writing and shall be deemed to have been sufficiently given, for all purposes, if deposited, postage prepaid, in a post office or letter box addressed to the person for whom such notice is intended:

If to the Liquidating Trustee:

Tel: (___)___-____
Fax: (___)___-____

with a copy to:

Tel: (___)___-____
Fax: (___)___-____

If to the Trust Advisory Board:

Tel: (___)___-____
Fax: (___)___-____

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with a copy to:

Tel: (___)___-____
Fax: (___)___-____

If to a holder of a Liquidating Trust Interest:

To the name and address set forth on the register maintained by the Liquidating Trustee or on a website created and maintained pursuant to this Agreement.

Section 10.07.  Headings.  The section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 10.08.  Relationship to the Plan.  The principal purpose of this Agreement is to aid in the implementation of the Plan and therefore this Agreement incorporates the provisions of the Plan.  To that end, the Liquidating Trustee shall have full power and authority to take any action consistent with the purpose and provisions of the Plan, and to seek any orders from the Bankruptcy Court in furtherance of the implementation of the Plan and this Agreement.  If any provisions of this Agreement are found to be inconsistent with the provisions of the Plan or the Confirmation Order, the provisions of the Plan or Confirmation Order shall control.  The Liquidating Trustee hereby agrees to act in accordance with the Plan and Confirmation Order and to take no action inconsistent with the requirements of the Plan or Confirmation Order.

Section 10.09.  Counterparts, Execution and Delivery by Facsimile.  For the purposes of facilitating the execution of this Agreement, as herein provided and for other purposes, this Agreement may be executed simultaneously in counterparts, each of which counterpart shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.  Any original counterpart when executed and transmitted by electronic facsimile or electronic mail shall be deemed duly delivered to the other party upon confirmed receipt thereof by such other party.

Section 10.10.  Jurisdiction.  Subject to the proviso below, the parties agree that the Bankruptcy Court shall have exclusive jurisdiction over the Liquidating Trust, the Liquidating Trustee and the Trust Advisory Board, including the administration and activities of the Liquidating Trust and the Liquidating Trustee; provided, however, that notwithstanding the foregoing, the Liquidating Trustee shall have power and authority to bring any action in any court of competent jurisdiction to prosecute any Recovery Rights transferred to the Liquidating Trust by the Plan.  The Liquidating Trustee or its agents (including professionals) shall not need to file retention applications or fee applications with the Bankruptcy Court.

Section 10.11.  Entire Agreement.  This Agreement and any exhibits, schedules or appendices attached hereto contain the entire agreement between the parties and supersede all

32

prior and contemporaneous agreements or understandings between the parties with respect to the subject matter hereof.

Section 10.12.  Meanings of Other Terms.  Except where the context otherwise requires, words importing the masculine gender include the feminine and the neuter, if appropriate, words importing the singular number shall include the plural number and vice versa and words importing persons shall include firms, associations, corporations and other entities.  All references herein to Articles, Sections and other subdivisions, unless referring specifically to the Plan or provisions of the Code, the Bankruptcy Rules, or other law, statute or regulation, refer to the corresponding Articles, Sections and other subdivisions of this Agreement, and the words herein and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or subdivision of this Agreement.  The term “including” shall mean “including, without limitation.”

Section 10.13.  Successors/Representatives of the Debtor.  The Liquidating Trust, the Liquidating Trustee and the Trust Advisory Board shall be “representative[s] of the estate” under Section 1123(b)(3) of the Code and successors of the Debtor under Section 1142 of the Code.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed by their respective officers, representatives or agents, effective as of the date first above written.

DEBTOR:

Imperial Capital Bancorp, Inc.

By:	____________________________________
Name:	____________________________________
Title:	____________________________________

Liquidating Trustee:

_______________________________
Anthony Rusnak

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EXHIBIT A

Liquidating Trustee’s Compensation

Fees in connection with the Liquidating Trustee’s engagement will consist of a monthly fee of [$_________].

In addition to the fee outlined above, the Liquidating Trustee will be entitled to be reimbursed for reasonable out-of-pocket expenses that are incurred by the Liquidating Trustee in performing its services as Liquidating Trustee, including, but not limited to coach airfare, meals, hotel accommodations, telephone, industry research, duplicating and printing, etc.  Further, if the Liquidating Trustee is required to testify or provide evidence at or in connection with any judicial or administrative proceeding relating to its services as Liquidating Trustee, the Liquidating Trustee will be reimbursed for reasonable out-of-pocket expenses (including counsel fees) with respect thereto.  The Liquidating Trustee is authorized to pay out of the Trust Property any amounts for which the Liquidating Trustee is entitled to reimbursement, thirty (30) days after submitting to the Trust Advisory Board a reasonably detailed invoice setting forth such expenses, unless the Trust Advisory Board objects.

The Liquidating Trustee shall not be required to file fee applications with the Bankruptcy Court.

AGREED AND ACKNOWLEDGED

LIQUIDATING TRUSTEE:

By:       __________________________________
Name:  __________________________________

EXHIBIT "B" TO LIQUIDATING PLAN

Trust Advisory Board Member Compensation

EXHIBIT "B" TO DISCLOSURE STATEMENT

CASE 09-19431-LA11 Filed 06/27/11   Doc 509 pg. 1 of 12

CSD 1001A (11/15/04)

Name, Address, Telephone No. & I.D. No.
GARY E. KLAUSNER (STATE BAR NO. 69077) GREGORY K. JONES (STATE BAR NO. 181072) STUTMAN, TREISTER & GLATT
PROFESS IONAL CORPORATION
1901 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067
Phone: (310) 228-5600/Facsimile: (310) 228-5788

[SEAL] Order Entered on June 28, 2011 by Clerk U.S. Bankruptcy Court Southern District of California
UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF CALIFORNIA 325 West “F” Street, San Diego, California 92101-6991
In Re IMPERIAL CAPITAL BANCORP, INC. Debtor	BANKRUPTCY NO. 09-19431-11-LA Date of Hearing: June 9, 2011 Time of Hearing: 10:00a.m. Name of Judge: Hon. Louise DeCarl Adler
AMENDED ORDER GRANTING MOTION FOR ORDER (1) APPROVING
DISCLOSURE STATEMENT; (2) SCHEDULING HEARING ON CONFIRMATION OF
DEBTOR'S CHAPTER 11 PLAN; AND (3) APPROVING CERTAIN FORMS AND
PROCEDURES IN CONNECTION WITH PLAN SOLICITATION HEARING

IT IS ORDERED THAT the relief sought as set forth on the continuation pages attached and numbered 2 through 8 with exhibits, if any, for a total of 8 pages, is granted. Motion, Docket Entry No. 459.
//
//
//
//
//

Dated: June 27, 2011

Signature by the attorney constitutes a certification under Fed. R. of Bankr. P. 9011 that the relief in the order is the relief granted by the court.

Submitted by:

Stutman, Treister & Glatt, P.C.
(Firm name)

By: /s/ Gregory K. Jones
Attorney for ☒Movant      ☐Respondent

CSD 1001A
552 197v2

CASE 09-19431-LA11 Filed 06/27/11   Doc 509 pg. 2 of 12

CSD 1001A (11/15/04) (Page 2)

ORDER GRANTING MOTION FOR ORDER (1) APPROVING DISCLOSURE STATEMENT; (2) SCHEDULING HEARING ON CONFIRMATION OF DEBTOR'S CHAPTER 11 PLAN; AND (3) APPROVING CERTAIN FORMS AND PROCEDURES IN CONNECTION WITH PLAN SOLICITATION HEARING

 DEBTOR: Imperial Capital Bancorp, Inc.                                                                                                CASE NO: 09-19431 -1 1-LA

On April 28, 2011, Imperial Capital Bancorp, Inc., the debtor and debtor in possession in the above-captioned case (the "Debtor") filed its "Motion for Order (1) Approving Disclosure Statement; (2) Scheduling Hearing on Confirmation of Debtor's Chapter 11 Plan; and (3) Approving Certain Forms and Procedures in Connection with Plan Solicitation and Confirmation Hearing" [Docket No. 459] (the "Motion"). Among other things, the Motion seeks entry of an order approving the Debtor's "Second Amended Disclosure Statement Re Amended Chapter 11 Liquidating Plan of Reorganization for Debtor Imperial Capital Bancorp, Inc., a Delaware Corporation, Dated April 15, 2011" [Docket No. 457] (the "Disclosure Statement").

In connection with the Motion, the Debtor filed its "Notice of Hearing on Motion for Order (1) Approving Disclosure Statement; (2) Scheduling Hearing on Confirmation of Debtor's Chapter 11 Plan; and (3) Approving Certain Forms and Procedures in Connection with Plan Solicitation and Confirmation Hearing" [Docket No. 460] (the "Notice"). The Debtor also separately filed its "Certificate of Service of Disclosure Statement Hearing Notice" [Docket No. 461] (the "Certificate of Service").

On May 31, 2011, the Federal Deposit Insurance Corporation, as Receiver for Imperial Capital Bank (the "FDIC-R") filed its "Objection to Adequacy of Proposed Amended Disclosure Statement re: Amended Chapter 11 Liquidation Plan of Reorganization for Debtor Imperial Capital Bancorp, Inc., a Delaware corporation, Dated April 15, 2011" [Docket No. 481] (the "Objection").

On June 6, 2011, the Debtor filed its "Debtor's Reply to 'Objection to Adequacy of Proposed Amended Disclosure Statement re: Amended Chapter 11 Liquidation Plan of Reorganization for Debtor Imperial Capital Bancorp, Inc., a Delaware corporation, Dated April 15, 2011' Filed by the Federal Deposit Insurance Corporation, as Receiver for Imperial Capital Bank" [Docket No. 486] (the "Reply").

Contemporaneously with the submission of this order, the Debtor filed its "Second Declaration of Gregory K. Jones Regarding Submission of Proposed 'Order Granting Motion for Order (1) Approving Disclosure Statement; (2) Scheduling Hearing on Confirmation of Debtor's Chapter 11 Plan; and (3) Approving Certain Forms and Procedures in Connection with Plan Solicitation Hearing'" (the "Jones Declaration").

Upon consideration of the Motion, Disclosure Statement, Notice, Certificate of Service, Objection, Reply, and Jones Declaration, and it appearing that the Debtor provided adequate notice of the Motion, and good cause appearing, it is hereby ordered that:

1.            The Motion is granted as set forth herein.

2.            The Notice, and the Debtor's distribution thereof, comply with the requirements of Bankruptcy Rule 3017(a) and hereby are approved.

3.            The Debtor has provided adequate notice of the time fixed for filing objections and for the hearing to consider approval of the Disclosure Statement in accordance with Rules 2002 and 3017(a) of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules") and Rule 2002-1(e) of the Local Rules of the United States Bankruptcy Court for the Southern District of California (the "Local Rules").

4.            The Debtor shall amend the Disclosure Statement to include the following information:

(a)	the Tax Allocation Agreement between the Debtor and Imperial Capital Bank, dated December 12, 1997 ("TAA"), which shall be attached to the Disclosure Statement as Exhibit "D";

(b)	a numeric analysis comparing the costs of a numeric administration by a chapter 7 trustee against

CASE  09-19431-LA11 Filed 06/27/11   Doc 509 pg. 3 of 12

CSD 1001A (11/15/04) (Page 3)
ORDER GRANTING MOTION FOR ORDER (1) APPROVING DISCLOSURE STATEMENT; (2) SCHEDULING HEARING ON CONFIRMATION OF DEBTOR'S CHAPTER 11 PLAN; AND (3) APPROVING CERTAIN FORMS AND PROCEDURES IN CONNECTION WITH PLAN SOLICITATION HEARING

DEBTOR: Imperial Capital Bancorp, Inc.                                                                                         CASE NO: 09-19431 -1 1-LA

the costs incurred by using the liquidating trust procedure described in the Disclosure Statement, a copy of which is attached to the Jones Declaration as Exhibit "1", shall be attached to the Disclosure Statement as Exhibit "E"; and

(c)
the biographical information of the proposed liquidating trustee Anthony Runsak and the Trust Advisory Board (as such term is defined in the Disclosure Statement) and their proposed compensation, a copy of which is attached to the Jones Declaration as Exhibit "2", shall be attached to the Disclosure Statement as Exhibit "F".

5.            The Disclosure Statement, as revised by the information contained in paragraph 4 of this Order and a true and correct copy of which is attached to the Jones Declaration as Exhibit "3", is approved pursuant to section 1125(a) as containing adequate information.

6.            The FDIC-R's Objection is overruled as to its objection as to the adequacy of notice for assumption and rejection of the Tax Allocation Agreement and its assertion of a conflict of interest held by Anthony Rusnak vis a vis avoidance actions against insiders.

7.            Section V.H.1 of the Debtor's "Amended Chapter 11 Liquidating Plan of Reorganization for Debtor Imperial Capital Bancorp, Inc., a Delaware Corporation, Dated April 15, 2011" [Docket No. 448] (the "Plan") shall be amended to add the following underlined content:

Pursuant to section 1 141(d)(3) of the Code, the Confirmation Order shall not discharge Claims against the Debtor. However, no Creditor or holder of an Interest may receive any payment from or seek recourse against any assets that are to be distributed under this Plan, except for those assets required to be distributed to that Creditor as expressly provided for in this Plan. As of the Effective Date, all Persons are precluded from asserting against the Debtor, the Liquidating Trustee, the Liquidating Trust, the Indenture Trustees, the Committee, counsel for the members of the Committee and any counsel retained in the Case pursuant to sections 327, 328 or 1103 of the Code, or any property that is to be distributed under this Plan or the Liquidating Trust Agreement, any Claims, rights, causes of action, liabilities or Interests, or other claims based upon or related to any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, other than conduct constituting gross negligence, intentional or willful misconduct, or fraud, or as otherwise expressly provided in this Plan or the Confirmation Order, regardless of the filing, lack of filing, allowance or disallowance of such a Claim or Interest and regardless of whether such an entity has voted or not voted to accept or reject this Plan.

Notwithstanding the fact that the Office of the United States Trustee (the "UST") has agreed to this form of order, the UST reserves any and all of its rights to object to confirmation of the Plan on the grounds that the releases contained in the prior paragraph are impermissible or on any other grounds.

8.            The form of ballots for claims in Class 3 of the Plan, which are attached to the Jones Declaration as Exhibit "4", are hereby approved.

9.            The form of notice to parties in interest (except the Debtor's equity holders) of the hearing on confirmation of the Debtor's Plan, which is attached to the Jones Declaration as Exhibit "5" (the "General Confirmation Hearing Notice"), is hereby approved.

10.            The form of notice to the Debtor's equity holders of the hearing on confirmation of the Debtor's Plan, which is attached to the Jones Declaration as Exhibit "6" (the "Equity Confirmation Hearing

CASE 09-19431-LA11 Filed 06/27/11   Doc 509 pg. 4 of 12

CSD 1001A (11/15/04) (Page 4)
ORDER GRANTING MOTION FOR ORDER (1) APPROVING DISCLOSURE STATEMENT; (2) SCHEDULING HEARING ON CONFIRMATION OF DEBTOR'S CHAPTER 11 PLAN; AND (3) APPROVING CERTAIN FORMS AND PROCEDURES IN CONNECTION WITH PLAN SOLICITATION HEARING

DEBTOR: Imperial Capital Bancorp, Inc.                                                                                         CASE NO: 09-19431 -1 1-LA

Notice”) is hereby approved.

11.           The following procedures regarding the solicitation of votes to accept or reject the Plan are hereby approved:

(a)	June 9, 2011 shall be the record voting date (the "Voting Record Date") for all creditors entitled to vote on the Plan.

(b)
Epiq Bankruptcy Solutions, LLC, the Debtor's solicitation and balloting agent (the "Solicitation Agent") will serve the following documents on parties entitled to vote on the Plan (a "Solicitation Party"): (1) a copy of the Disclosure Statement; (2) a copy of the Plan (which will be attached as Exhibit "A" to the Disclosure Statement); (3) a form of Ballot; (4) the General Confirmation Hearing Notice; and (5) the "Recommendation to Vote to Accept the Plan" written by the Official Committee of Creditors Holding Unsecured Claims, which is attached to the Jones Declaration as Exhibit "7" (collectively, the "Solicitation Package"). The materials to be provided in the Solicitation Package satisfy the requirements of Bankruptcy Rule 3017(d).

(c)
With respect to holders of general unsecured claims against the Debtor that are not based on the debt securities issued by ITLA Capital Statutory Trust I ("Trust I"), ITLA Capital Statutory Trust II ("Trust II"), ITLA Capital Statutory Trust III ("Trust III"), ITLA Capital Statutory Trust IV ("Trust IV"), and ITLA Capital Statutory Trust V ("Trust V") (collectively, the "GUC Holders") the Solicitation Agent will serve a Solicitation Package on each of the following: (1) each creditor who (a) is listed in Schedule F of the Debtor's Schedule of Assets and Liabilities (the "Schedules") as holding a liquidated, undisputed and non-contingent claim, (b) did not file a proof of claim on or before the Voting Record Date, and (c) whose scheduled claim has not been expunged, disallowed, or satisfied on or before Voting Record Date; and (2) each creditor who filed a proof of claim that has not been disallowed, expunged or satisfied in full on or before the Voting Record Date. Creditors that fall within the clause (1) of the preceding sentence will be served at the address listed in the Schedules and creditors that fall within clause (2) of the preceding sentence will be served at the address listed in the most recent proof of claim filed by such creditor.

(d)
With respect to holders of general unsecured claims against the Debtor that are based on the debt securities issued by Trust I, Trust II, Trust III, Trust IV, and Trust V (the "Debt Security Holders"), the Solicitation Agent shall send the Solicitation Packages in accordance with the information indicated as of the Voting Record Date in (i) the records held by the Depository Trust Company (the "DTC") for the indentures where BNY Mellon is the Indenture Trustee or (ii) the records of U.S. Bank as of the Voting Record Date for the indentures where U.S. Bank is the Indenture Trustee. The brokers, dealers, commercial banks, trust companies, or other nominees through which the Debt Security Holders hold such claims and Interests (collectively, the "Nominees") shall forward copies of the Solicitation Package and any other materials included therewith to the beneficial owners (the "Beneficial Owners") of such claims and interests within five (5) business days of the receipt of the Solicitation Packages.

(e)
Any transferee of a claim will be entitled to receive a Solicitation Package and vote to accept or reject the Plan on account of the transferred claim only if: (a) all actions necessary to effect the transfer of the claim pursuant to Bankruptcy Rule 3001(e) have been completed by the Voting Record Date or (b) the transferee files, no later than the Voting Record Date, (i) the documentation required by Bankruptcy Rule 3001(e) to

CASE 09-19431-LA11 Filed 06/27/11   Doc 509 pg. 5 of 12

CSD 1001A (11/15/04) (Page 5)
ORDER GRANTING MOTION FOR ORDER (1) APPROVING DISCLOSURE STATEMENT; (2) SCHEDULING HEARING ON CONFIRMATION OF DEBTOR'S CHAPTER 11 PLAN; AND (3) APPROVING CERTAIN FORMS AND PROCEDURES IN CONNECTION WITH PLAN SOLICITATION HEARING

DEBTOR:Imperial Capital Bancorp, Inc.                                                                                        CASE NO: 09-19431 -1 1-LA

evidence the transfer and (ii) a sworn statement of the transferor supporting the validity of the transfer. In the event a claim is transferred after the transferor has completed a Ballot, the transferee of such claim shall also be bound by any vote (and the consequences thereof) made on the Ballot by the holder as of June 9, 2011 of such transferred claim.

(f)	Holders of Class 5 interests under the Plan shall be served with the Equity Confirmation Hearing Notice.

(g)
The Debtor shall serve a General Confirmation Hearing Notice pursuant to Bankruptcy Rule 3017(d) on all parties entitled to notice pursuant to the Court's "Order on Motion for Order Limiting Notice" [Docket No. 16], to the extent any such party is not otherwise a party entitled to receive Solicitation Packages.

(h)
The Debtor shall serve a copy of the General Confirmation Hearing Notice on any non-Solicitation Party that: (1) is listed in the Schedules, at the address listed in the Schedules; or (2) filed a proof of claim on or before the Voting Record Date at the address set forth in the most recent proof of claim filed by any such party; or if no address is contained in either the Schedules or a proof of claim, the address, if any, listed on the master mailing list for the case at the address on such list.

12.            The following procedures regarding the tabulation of votes to accept or reject the Plan are hereby approved:

(a)           The amount of a claim for voting purposes will be:

1.	the amount listed in the Schedules if such claim is not listed as contingent, unliquidated, or disputed (the "Scheduled Amount") and for which there is no Liquidated Amount (as defined below), or

2.
the amount listed on a proof of claim if a proof of claim with a specified liquidated amount has been timely filed and is neither (i) the subject of an objection filed before the Confirmation Hearing, nor (ii) been disallowed prior to the Confirmation Hearing, whereupon the amount of the claim for voting purposes shall be such specified liquidated amount (the "Liquidated Amount").

(b)
Notwithstanding (a) above, a claim that has been temporarily allowed by order of the Bankruptcy Court for voting purposes after notice and a hearing in accordance with Bankruptcy Rule 3018(a) and the procedures set forth herein, shall be counted in such amount for voting purposes (the "Temporary Amount").

(c)
If a creditor submits a Ballot that asserts a claim amount that is different from the Scheduled Amount, the Liquidated Amount, or, if applicable, the Temporary Amount, then the amount of such claim, for voting purposes, shall be determined as set forth in (a) or (b) above, as applicable.

(d)           If a creditor submits a Ballot for which:

1.           no proof of claim has been filed; or

2.           the proof of claim does not specify a Liquidated Amount; or

CASE 09-19431-LA11 Filed 06/27/11   Doc 509 pg. 6 of 12

CSD 1001A (11/15/04) (Page 6)
ORDER GRANTING MOTION FOR ORDER (1) APPROVING DISCLOSURE STATEMENT; (2) SCHEDULING HEARING ON CONFIRMATION OF DEBTOR'S CHAPTER 11 PLAN; AND (3) APPROVING CERTAIN FORMS AND PROCEDURES IN CONNECTION WITH PLAN SOLICITATION HEARING

DEBTOR:Imperial Capital Bancorp, Inc.                                                                                         CASE NO: 09-19431 -1 1-LA

3.            which is not listed in the Schedules; or
4.            is listed on the Schedules as contingent, unliquidated, or disputed, then the Ballot will not be counted unless otherwise ordered by the Bankruptcy Court.

(e)
Ballots cast by creditors who have filed proofs of claim in unliquidated, unknown, or unstated amounts that are not the subject of an objection and for which there are no Scheduled Amounts will not be counted subject to the claims estimation procedures set forth herein.

(f)
If a Class 3 claim holder casts more than one Ballot voting the same claim before the Voting Deadline, the last Ballot received prior to the Voting Deadline (as defined in paragraph 18, infra) shall supersede any prior Ballot(s).

(g)
Votes cast by a Class 3 claim holder with a Ballot that is incomplete or is not timely received shall not be counted; provided, however, that if the Ballot only fails to designate whether the claimant votes to accept or reject the Plan, the Ballot will be counted as an acceptance.

(h)	A Ballot purporting to vote one or more claims that are unclassified or not otherwise entitled to vote under the Plan shall not be counted.

(i)	A Ballot must be a signed original to be counted. Faxed or e-mailed Ballots will not be accepted by the Solicitation Agent.

(j)	Ballots that are incomplete, illegible, or mutilated will not be considered by the Solicitation Agent.

(k)
Votes cast by a beneficial owner of Debt Security Claims through a Nominee will be applied against the positions held by such entities in the applicable debt security of the Debtor as of the Voting Record Date, as evidenced by the depository listings or Beneficial Owner records. Votes submitted by a Nominee pursuant to a Master Ballot will not be counted in excess of the amount of the applicable securities held by such Nominee on June 9, 2011.

(l)	To the extent that conflicting votes or "overvotes" are submitted by a Nominee, the Solicitation Agent, in good faith, will attempt to reconcile discrepancies with the applicable Nominees.

(m)
To the extent that overvotes on a Master Ballot are not reconcilable prior to the preparation of the vote certification, the Solicitation Agent will apply the votes to accept and reject the Plan in the same proportion as the votes to accept and reject the Plan submitted on the Master Ballot that contained the overvote, but only to the extent of the Nominee's position in the applicable security.

(n)
Where a Beneficial Owner of a Debt Security Claim holds securities through more than one Nominee, it must execute a separate Ballot for each block of debt securities that it owns. Such holder must vote all of its claims in Class 3 in the same manner, to either accept or reject the Plan. If such holder casts inconsistent votes with respect to its Class 3 Claims, such votes will not be counted.

CASE 09-19431-LA11 Filed 06/27/11   Doc 509 pg. 7 of 12

CSD 1001A (11/15/04) (Page 7)
ORDER GRANTING MOTION FOR ORDER (1) APPROVING DISCLOSURE STATEMENT; (2) SCHEDULING HEARING ON CONFIRMATION OF DEBTOR'S CHAPTER 11 PLAN; AND (3) APPROVING CERTAIN FORMS AND PROCEDURES IN CONNECTION WITH PLAN SOLICITATION HEARING

DEBTOR: Imperial Capital Bancorp, Inc.                                                                                                CASE NO: 09-19431-11-LA

13.            The hearing to consider confirmation of the Debtor's Plan shall take place on September 22, 2011, at 10:30 a.m.

14.            July 6, 2011 shall be fixed as the deadline for the mailing of the Solicitation Packages, General Confirmation Hearing Notice, and Equity Confirmation Hearing Notice.

15.            August 12, 2011 shall be fixed as the deadline for creditors to file motions pursuant to Bankruptcy Rule 3018(a) seeking temporary allowance of a claim or interest for purposes of voting to accept or reject the Plan.

16.            August 18, 2011 shall be fixed as the deadline for the Debtor to file its memoranda in support of the Plan, any evidentiary declarations in support of confirmation, and the ballot tabulation analysis (the "Confirmation Pleadings"). The Debtor shall serve the Confirmation Pleadings on the Office of the United States Trustee, counsel for the Official Committee of Unsecured Creditors, counsel for the FDIC-R, the special notice list, and any other parties required under the Bankruptcy Rules (the "Notice Parties").

17.            September 1, 2011 shall be fixed as the deadline to file and serve on the Notice Parties and the Debtor objections (including any memoranda, declarations and evidence in support thereof) to confirmation of the Plan.

18.            August 12, 2011 at 5:00 p.m. (PST) shall be fixed as the deadline for the original Ballots accepting or rejecting the Plan to be delivered to the Solicitation Agent (the "Voting Deadline").

19.            The period of time set forth herein during which the Debtor may solicit acceptances of the Plan is a reasonable period of time for holders of Class 3 claims to make an informed decision to accept or reject the Plan.

20.            September 15, 2011 shall be fixed as the last day for the Debtor to file a reply (including any memoranda, declarations and evidence in support thereof, including the final ballot tabulation analysis) in further support of the Plan, including any response to objections to confirmation (the "Reply") and send the Reply on the Notice Parties and any parties that filed an Objection.

APPROVED AS TO FORM:

AKIN GUMP STRAUSS HAUER & FELD LLP

/s/ David P. Simonds
David P. Simonds
Counsel for the Official Committee of Unsecured Creditors

TIFFANY L. CARROLL
ACTING UNITED STATES TRUSTEE

By: /s/ David A. Ortiz
Trial Attorney for the
Acting United States Trustee

CASE 09-19431-LA11 Filed 06/27/11   Doc 509 pg. 8 of 12

CSD 1001A (11/15/04) (Page 8)
ORDER GRANTING MOTION FOR ORDER (1) APPROVING DISCLOSURE STATEMENT; (2) SCHEDULING HEARING ON CONFIRMATION OF DEBTOR'S CHAPTER 11 PLAN; AND (3) APPROVING CERTAIN FORMS AND PROCEDURES IN CONNECTION WITH PLAN SOLICITATION HEARING

DEBTOR: Imperial Capital Bancorp, Inc.                                                                                                CASE NO: 09-19431-11-LA

13.            The hearing to consider confirmation of the Debtor's Plan shall take place on September 22, 2011, at 10:30 a.m.

14.            July 6, 2011 shall be fixed as the deadline for the mailing of the Solicitation Packages, General Confirmation Hearing Notice, and Equity Confirmation Hearing Notice.

15.            August 12, 2011 shall be fixed as the deadline for creditors to file motions pursuant to Bankruptcy Rule 3018(a) seeking temporary allowance of a claim or interest for purposes of voting to accept or reject the Plan.

16.            August 18, 2011 shall be fixed as the deadline for the Debtor to file its memoranda in support of the Plan, any evidentiary declarations in support of confirmation, and the ballot tabulation analysis (the "Confirmation Pleadings"). The Debtor shall serve the Confirmation Pleadings on the Office of the United States Trustee, counsel for the Official Committee of Unsecured Creditors, counsel for the FDIC-R, the special notice list, and any other parties required under the Bankruptcy Rules (the "Notice Parties").

17.            September 1, 2011 shall be fixed as the deadline to file and serve on the Notice Parties and the Debtor objections (including any memoranda, declarations and evidence in support thereof) to confirmation of the Plan.

18.            August 12, 2011 at 5:00 p.m. (PST) shall be fixed as the deadline for the original Ballots accepting or rejecting the Plan to be delivered to the Solicitation Agent (the "Voting Deadline").

19.            The period of time set forth herein during which the Debtor may solicit acceptances of the Plan is a reasonable period of time for holders of Class 3 claims to make an informed decision to accept or reject the Plan.

20.            September 15, 2011 shall be fixed as the last day for the Debtor to file a reply (including any memoranda, declarations and evidence in support thereof, including the final ballot tabulation analysis) in further support of the Plan, including any response to objections to confirmation (the "Reply") and send the Reply on the Notice Parties and any parties that filed an Objection.

APPROVED AS TO FORM:
AKIN GUMP STRAUSS HAUER & FELD LLP

/s/ David P. Simonds
David P. Simonds
Counsel for the Official Committee of Unsecured Creditors

TIFFANY L. CARROLL
ACTING UNITED STATES TRUSTEE

By: /s/ David A. Ortiz
Trial Attorney for the
Acting United States Trustee

CASE  09-19431-LA11 Filed 06/27/11   Doc 509 pg. 9 of 12

CSD 1001A (11/15/04) (Page 8)
ORDER GRANTING MOTION FOR ORDER (1) APPROVING DISCLOSURE STATEMENT; (2) SCHEDULING HEARING ON CONFIRMATION OF DEBTOR'S CHAPTER 11 PLAN; AND (3) APPROVING CERTAIN FORMS AND PROCEDURES IN CONNECTION WITH PLAN SOLICITATION HEARING

DEBTOR: Imperial Capital Bancorp, Inc.                                                                                                                                          CASE NO: 09-19431-11-LA

Kathryn R. Norcross, Senior Counsel
Dennis J. Early, Counsel
Federal Deposit Insurance Corporation
Legal Division
3501 Fairfax Drive, VS-D-7076
Arlington, VA  22226
(703) 562-2739

PROCOPIO, CORY, HARGREAVES
 & SAVITCH LLP

/s/ Jeffrey Issacs
Jeffrey Isaacs
Counsel for the Federal Deposit Insurance Corporation, as Receiver

CASE  09-19431-LA11 Filed 06/27/11   Doc 509 pg. 10 of 12

CERTIFICATE OF SERVICE
I, Joanne B. Stern, am over the age of 18 years and not a party to the within action.

I am employed in an office that employs a member of the bar of this court, at whose direction the within service was made. My business address is Stutman, Treister, & Glatt Professional

Corporation, 1901 Avenue of the Stars, 12th Floor, Los Angeles, California 90067-6013.

On June 24, 2011, I served the foregoing pleading:

"AMENDED ORDER GRANTING MOTION FOR ORDER (1) APPROVING
DISCLOSURE STATEMENT; (2) SCHEDULING HEARING ON CONFIRMATION OF
DEBTOR'S CHAPTER 11 PLAN; AND (3) APPROVING CERTAIN FORMS AND
PROCEDURES IN CONNECTION WITH PLAN SOLICITATION HEARING"

on the interested parties in this action by email and/or by placing true copies thereof, enclosed in sealed envelopes, with first class postage thereon fully prepaid, in the United States mail at Los

Angeles, California addressed as follows:

See Service List Attached Hereto and Incorporated Herein by Reference

I declare under penalty of perjury that the foregoing is true and correct.

Executed on June 24, 2011, at Los Angeles, California.

/s/ Joanne B. Stern Joanne B. Stern

CASE  09-19431-LA11 Filed 06/27/11   Doc 509 pg. 11 of 12

SERVICE LIST
Imperial Capital Bank General Service List Doc No. 544178 – revised 03/29/11

Imperial Capital Bancorp Attn: Anthony Rusnak, Esq. PO Box 2283 La Jolla, CA 92037-2283	United States Trustee David A. Ortiz, Esq. United States Department of Justice 402 West Broadway, Suite 600 San Diego, CA 92101	Counsel to Bank of New York Mellon: Pillsbury Winthrop Shaw Pittman LLP Margot P. Erlich/Leo Crowley 1540 Broadway New York, NY 10036-4039

Committee Member: US Bank as Trustee for ITLA Capital Statutory Trust(s) I, II, V Attn: James H. Byrnes One Federal Street, 3rd Floor Boston, MA 02110	United States Department of Justice Tax Division Civil Trial Section, Western Division PO Box 683, Ben Franklin Station Washington, DC 20044	Securities & Exchange Commission Attn: Sarah D. Moyed 5670 Wilshire Blvd. 11th Floor Los Angeles, CA 90036

Federal Deposit Insurance Corporation 25 Jessie Street at Ecker Square, Suite 2300 San Francisco, CA 94105	Dept of Financial Institutions 7575 Metropolitan Drive, Suite 108 San Diego, CA 92108	Committee Member: Bank of New York Mellon as Indenture Trustee Attn: Martin Feig 101 Barclay Street, 8 West New York, NY 10286

Committee Member: 888 Prospect LJ, LLC Attn: Mercedes Juarez Cushman & Wakefield of SD 4435 Eastgate Mall, Suite 200 San Diego, CA 92121	Served by email at his request: BrianBenson30@yahoo.com	David Hunt 4087 Caminito Suero San Diego, CA 92122

Timothy M. Doyle 2617 Sutter Street Carlsbad, CA 92010	David Muchnikoff Silver Freedman & Taff LLP 3299 K Street NW, Suite 100 Washington, DC 20007	Jeffrey A. Berman Sidley & Austin LLP 555 W. Fifth Street, 40th Floor Los Angeles, CA 90013

Scott Wallace 7879 Sitio Abeto Dr. Carlsbad, CA 92309	American Express Travel Services, Inc. 4315 S. 2700 W Salt Lake City, UT 84184	Charles E. Kohl 25662 Shaw Place Stevenson Ranch, CA 91381

A Bullock Squar, Milner, Peterson, Miranda & Williamson, LLP 4100 Newport Place Dr. Third Fl. Newport Beach, CA 92660	Aila Pallera KPMG 355 South Grand Avenue Los Angeles, CA 9007 1-1568	Keith Lupton Ernst & Young LLP 725 S. Figueroa Street Los Angeles, CA 90017

Rosemary E. Lennon 1031-A Kenneth Road Glendale, CA 91202	Thomas Hobbs 531 Avenida del Verdor San Clemente, CA 92672	Bloomberg, LP 6500 Wilshire Boulevard Los Angeles, CA 90048

CASE  09-19431-LA11 Filed 06/27/11   Doc 509 pg. 12 of 12

Kevin Boyer, President Boyer Moving & Storage 13691 Danielson Street, Suite D Poway, CA 92064	Jayne Lindberg J A Lindberg Interiors 4079 Promontory Street San Diego, CA 92109	Grande Colonial Hotel La Jolla 910 Prospect Street La Jolla, CA 92037

Cynthia S. Reynolds AVP/Dedicated Service Director Bank of America 1655 Grant Street, Bldg. A, 10th Fl. Concord, CA 94520	Counsel to FDIC: Jeffrey Isaacs, Esq. Procopio, Cory, Hargreaves & Savitch LLP 525 B Street, Suite 2200 San Diego, CA 92101	Counsel to FDIC: Gerald P. Kennedy, Esq. Procopio, Cory, Hargreaves & Savitch LLP 525 B Street, Suite 2200 San Diego, CA 92101

Counsel to Bloomberg Finance LP Willkie Farr & Gallagher LLP Attn: Carol R. Mascera/Shaunna D. Jones 787 Seventh Avenue New York, NY 10019-6099	Counsel to U.S. Bank National Association Marie C. Pollio Shipman & Goodwin LLP One Constitution Plaza Hartford, CT 06103	Request for Notice 888 Prospect LJ, LLC: Jerry D. Hemme Goode, Hemme & Peterson 6256 Greenwich Dr., Suite 500 San Diego, CA 92122

Counsel to the Creditors' Committee David Simonds, Esq. Akin, Gump, Strauss, Hauer & Feld, L.L.P. 2029 Century Park East, 24th Floor Los Angeles, CA 90067	Attys for Iron Mountain Info. Mngt, Inc. Frank F. McGinn Bartlett Hackett Feinberg P.C. 155 Federal St., 9th Fl. Boston, MA 02110	Request for Notice: Heather Verbeck, Director FSI Group, Inc. 441 Vine Street, Suite 1300 Cincinnati, OH 45202

EXHIBIT "C" TO DISCLOSURE STATEMENT

Case 09-19431-LA11 Filed 08/28/11 Doc 437 Pg.of 23

X. BALANCE SHEET (ACCRUAL BASIS ONLY)
ASSETS	Current Month End
Current Assets:
Unrestricted Cash	10,446,359.49
Security Deposit Held by Landlord	30,971.51
Total Current Assets		10,477,331.00
Other Assets (Net of Amortization):
Due from Insiders	0.00
Other (Itemize)
Cash Improperly Withheld in former ICB account (City National Bank)	47,285.39
Residual Interest in Securities	268,160.90
Investment in ITLA Mortgage Loan
Securitization 2002-1	75,000.00
Current and Deferred Income Taxes	29,297,406.00
Delaware Franchise Taxes	99,945.00
Prepaid Expenses, Net	47,698.83
Interests in Insurance Policies	441,240.00
Other	35,873.82
Total Other Assets		30,312,609.94
TOTAL ASSETS		40,789,940.94
LIABILITIES
Postpetition Liabilities:
Accounts Payable	0.00
Taxes Payable	0.00
Professional fees	0.00
Secured Debt	0.00
Total Postpetition Liabilities		0.00
Prepetition Liabilities:
Secured Liabilities	0.00
Priority Liabilities	0.00
Unsecured Liabilities	99,378,089.81
Total Prepetition Liabilities		99,378,089.81
TOTAL LIABILITIES		99,378,089.81
EQUITY:
Prepetition Owners' Equity	(57,741,774.08)
Postpetition Profit/(Loss)	(751,377.79)
Direct Charges to Equity	(94,997.00)
TOTAL EQUITY		(58,588,148.87)
TOTAL LIABILITIES & EQUITY		40,789,940.94

EXHIBIT "D" TO DISCLOSURE STATEMENT

Tax Allocation Agreement

This TAX ALLOCATION AGREEMENT, made this 12th day of Dec., 1997, between and among ITLA Capital Corporation (hereinafter referred to as "Parent") and Imperial Thrift & Loan Association (hereinafter referred to as "Subsidiary") for taxable years commencing on or after January 1, 1996.

WITNESSETH

WHEREAS, Parent, Subsidiary, and any other corporation which together with Parent form an affiliated Group (the "Group") within the meaning of Section 1504(a) of the Internal Revenue Code (the "Code") desire to file a consolidated Federal income tax return for the taxable year ending December 31, 1996, and for any subsequent taxable period for which the Group is required or permitted to file a consolidated return; and

WHEREAS, Parent and Subsidiary wish to preserve the economic rights and privileges which would accrue to each from the filing of separate Federal income tax returns and, further, wish to set forth their agreement regarding those rights and privileges in writing, and

WHEREAS, not withstanding anything to the contrary in this agreement, it is the intent of the Parent and Subsidiary to be in compliance with the FDIC's Statement of Policy "Income Tax Remittance By Banks to Holding Company Affiliates" (43 Fed. Reg. 22241).

NOW, THEREFORE, Parent and Subsidiary hereby agree as follows:

I. Consolidated Return

1.     It would be to the mutual advantage of the parties hereto, and could result in smaller Federal income tax being paid by all parties, if a consolidated Federal income tax return is filed which will include any Subsidiary and affiliates of the parties in accordance with the terms of the Internal Revenue Code and related Income Tax Regulations.

2.      Parent and Subsidiary shall file such consents and other documents and take such action as may be necessary to continue in filing a consolidated tax return for the group.

3.     Parent and Subsidiary shall cause any corporation which hereafter becomes an affiliate of any of them and a member of the Group to join in a similar tax allocation agreement.

4.      Parent and Subsidiary shall maintain, and shall cause any Subsidiary subsequently formed or acquired to maintain, concurrent fiscal years.

5. Parent shall make all elections under the consolidated return regulations or required to be made for the consolidated group and shall approve all elections made with respect to each member of the group.

II.  Calculation of Individual Corporate Income Tax Liability

1.      Beginning with the year ended December 31, 1996 and for each tax year thereafter, each member of the Group will calculate its Federal corporate income tax liability as if it were to file a separate Federal income tax return for such period.

2.      The Parent's liability for federal taxes will be the difference between the total federal tax liability of the consolidated group and the amount allocated to the Subsidiary and the group's other subsidiaries.

3. In so computing the individual Federal income tax liability of each member of the Group:

(a)       Except as otherwise provided herein, "separate company taxable income" shall be determined as if Parent and each Subsidiary were filing a separate tax return, and the term will not have the same meaning as set forth in Section 1.1502-12 of the Income Tax Regulations under the Code;

(b)        Any dividends received by Parent from Subsidiary, or by one Subsidiary from another, will be assumed to qualify for the 100% dividend received deduction of Code Section 243, or shall be eliminated from such calculation in accordance with Regulation 1.1502-14(a)(1);

(c)       Gain or loss on intercompany transactions, whether deferred or not, shall be treated by each member of the Group in the manner required by Regulation 1.1502-13;

(d)        Limitations on the calculation of a deduction, the utilization of credits, or the calculation of a liability shall be made on a consolidated basis. Accordingly, the limitations provided in Sections 170(b)(2), 172(b)(2), 38(c), 53(a) and similar limitations shall be applied on a consolidated basis;

(e)            The amounts in each taxable income bracket in the tax taxable in Code Section 11(b) shall be allocated in any given year to members of the Group as Parent shall elect. Such election shall be made on an annual basis and shall be binding upon all parties to this agreement; and

(f)      In calculating any carryback or carryover of net operating losses, adjustments shall be made to such prior or subsequent year's separate company tax liability as determined under Code Section 172(b)(2). For purposes of this calculation, the election under Section 172(b)(3) shall be made on a separate company basis.

3. For State income or franchise tax (hereinafter referred to as State tax) purposes, beginning with the year ended December 31, 1996, and for each tax year thereafter, each member of the Group shall be allocated State taxes as follows:

(a)           Each subsidiary of the Group shall compute their State tax liability on a separate company basis. Each company's State tax liability shall not be excess of the amount they would have incurred had they been filing as a separate entity.

(b)           In the event that a member of the Group incurs a loss and the loss is utilized by another member of the Group, the loss member will receive a benefit equal to the amount they would have realized on a separate return basis.

(c) The Parent's liability for state taxes will be the difference between the total state tax liability and the amount allocated to the Subsidiary.

4. For purposes of 2. and 3. above, separate company taxable income of each member shall take into account only those items of income, deduction, gain and loss recorded on the books and records of such member.

III. Liability for Tax Payments

1. Parent will pay the Federal corporation and State tax liabilities of the Group for any year in which the Group is required to file consolidated Federal income tax returns.

2.      If any Subsidiary would be subject to Federal corporate income or State tax if it filed separate Federal income or state tax returns, that Subsidiary shall pay to Parent that sum which shall result from the calculations required by paragraph II, above.

3.      If any Subsidiary would be entitled to a refund of Federal corporate income tax if it filed a separate Federal income tax return, or if currently generated losses or credits of any Subsidiary reduce the current tax liability of the consolidated group, Parent shall pay to that Subsidiary that sum which shall result from the calculation required by paragraph II, above. In the event that a Subsidiary's separate company taxable income is a loss in any given year as calculated under paragraph II, and the consolidated group is unable to utilize the loss to reduce its current tax liability, the Subsidiary will first offset this loss against prior years taxable income. If the loss is greater than prior years' profits, the excess will be carried forward against future years' taxable income. The tax repayment from Parent to Subsidiary under this paragraph will be calculated on the amount of the loss carried back to prior years, and no further tax will be payable to Parent by the Subsidiary until the losses carried forward are fully utilized against future years' income.

4.     With the exception of payment provided for under subparagraphs 2 and 3 of this paragraph III, neither Parent or Subsidiary shall pay or credit any amount to the other hereunder, even though the Federal corporate income tax liability of the Group may have been reduced by reason of the inclusion of a particular Subsidiary as a member of the Group.

5.     Payments to Parent by any Subsidiary must not include any deferred tax liability incurred by Subsidiary.

IV.           Method and Time of Payment

Payments by Parent of consolidated estimated tax for the consolidated Group at the normal quarterly due dates will be reimbursed by the Subsidiary at those quarterly due dates. Each Subsidiary shall make/receive in cash these quarterly payments/receipts of estimated tax liability/repayment on account to/from Parent based on the Subsidiary's separate company taxable income calculated under paragraph II, above, three business days prior to the quarterly due dates. As soon as the Group's consolidated tax liability for the year is determined, each Subsidiary shall make/receive payment to/from Parent pursuant to Paragraph III, above, less amounts already paid for estimated tax.

V.           Adjustment of Tax Liability

In the event a payment is made or a refund is received as a result of any adjustment of the tax liability shown on the Federal income or state franchise tax returns of the Group, by reason of the filing of an amended return or claim for refund, or arising out of an audit by a taxing authority, the liability of Parent and any Subsidiary hereunder shall be predetermined after fully giving effect to such adjustment as if such adjustment had been made as part of the original computation.

VI.           Earnings and Profits Adjustments

This Agreement is not intended to establish the method by which the earnings and profits of each member of the Group will be determined. Parent reserves the right to elect the method of allocating tax liability for purposes of determining earnings and profits.

VII.           Financial Statement Tax Provision

In consolidated financial statements of Parent and its Subsidiary, the financial reporting policy for tax provision allocations shall be based upon a separate entity concept, whereby each subsidiary provides income tax expense (or benefits) as if each were a separate taxable entity. The difference between the separate tax return basis and the consolidated financial reporting allocation basis shall be charged or credited to Parent's separate tax provision. In any case, each subsidiary shall follow the financial reporting requirements as set forth by the parent company.

VIII.           Successors and Assigns

The provisions and terms of this Agreement shall be binding on and inure to the benefit of any successor, by merger, acquisition of assets or otherwise, of any of the parties hereto.

IX.           New Members

If, at any time, any other company becomes a member of the Group, the parties hereto agree that such member may become a party to this Agreement by executing a duplicate copy of this Agreement. Unless otherwise specified, such name member shall have all the rights and obligations of a subsidiary under this Agreement.

X.           Duration

Unless earlier terminated by mutual agreement of the parties, this Agreement shall remain in effect with respect to any tax year for which consolidated Federal income tax returns are filed by the Group.

Notwithstanding the termination of this Agreement, its provisions will remain in effect with respect to any period of time during the tax year in which termination occurs, for which the income of the terminating party must be included in the consolidated return. The preceding sentence shall not be construed, however, to require a Subsidiary to contribute to consolidated tax liability for any period for which it files a separate return. Allocations of consolidated tax liability shall be made hereunder only for periods covered by a consolidated Federal income tax return.

XI.           General

All material including, but not limited to, returns, supporting schedules, workpapers, correspondence and other documents relating to the consolidated return shall be made available to any party to this Agreement during regular business hours.

THIS AGREEMENT contains the entire agreement of the parties and there are no agreements, representations, or warranties not contained herein. This Agreement may not be modified or amended except by written instrument executed with the same formality as this Agreement.

XII. Signatures

Imperial Thrift and Loan Association

EXHIBIT "E" TO DISCLOSURE STATEMENT

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Imperial Capital Bancorp, Inc.
Liquidation Analysis

	LOW	MID	HIGH
	FDIC Receives	FDIC & Debtor
	Entire Tax Refund	Split Tax Refund
I. Chapter 7 Trustee Compensation
Estimated Distributions (Secured, Priority, Unsecured)	$10,400,000	$25,000,000	$39,600,000

Trustee Compensation Calculation per Disbursement Tier
$0 - $5,000 25%	$1,250	$1,250	$1,250
$5,001 - $50,000 10%	4,500	4,500	4,500
$50,001 - $1,000,000 5%	47,500	47,500	47,500
$1,000,001+ 3%	282,000	720,000	1,158,000
Total Chapter 7 Trustee Compensation	$335,250	$773,250	$1,211,250	[2]

II. Chapter 11 Liquidating Plan Compensation
Liquidating Trustee Annual Compensation	$169,000	$169,000	$169,000	[3]
Trust Advisory Board Members' Annual Compensation	25,200	25,200	25,200	[4]
Total Annual Compensation	$194,200	$194,200	$194,200
Assumed Number of Years Until Full Distribution	1.0	1.0	1.0	[5]
Total Compensation Through Full Distribution	$194,200	$194,200	$194,200
III. Chapter 7 Compensation Greater/(Less) Than Plan	$141,050	$579,050	$1,017,050	[6]

Notes:
[1]
Estimated Distributions reflect total cash estimated to be distributed to Secured, Priority and Unsecured Creditors, based upon $10.4M cash on hand as of February 28, 2011 and ownership of the $29.2M Tax Refund. The Low Distribution Scenario assumes the FDIC receives the entire Tax Refund, while the High Distribution Scenario assumes the Debtor receives the entire Tax Refund. The Mid Distribution Scenario assumes, for purposes of illustration, that the Tax Refund is evenly split between the Debtor and the FDIC.

[2] Reflects limits to allowed Chapter 7 Trustee Compensation under Bankruptcy Code Section 326.
[3]
The Liquidating Trustee will be compensated at a rate of $169,000 per year, to be effective for the first six months of the liquidating trust. Thereafter, the Liquidating Trustee's compensation would be subject to review and modification by the Trust Advisory Board, if appropriate. Thereafter, if the Trust Advisory Board finds that the Liquidating Trustee is not needed on a full-time basis as the liquidation of the estate is conducted (particularly towards the completion of the liquidation) the board may revise the Liquidating Trustee's compensation downward.

[4]
Each of the Trust Advisory Board Members (3) will be compensated at a rate of $700 per meeting attended, with a maximum annual compensation of $25,000 per board member (this maximum is equivalent to approximately 36 meetings per year). This analysis assumes the board meets 12 times per year (once per month), however, as liquidation of the estate reaches its conclusion or in any period of prolonged period of delay (e.g., delays due to litigation), it is possible that the board may meet less often. The aforementioned $25,000 maximum amount may be increased, subject to court approval.

[5]
To the extent fully liquidating the estate extends beyond one year, the Debtor expects that the fees of the Liquidating Trustee and the Trust Advisory Board will decrease, because it is likely that liquidation of substantially all of the estate's assets and resolution of all claims objections will have been completed by then, and the only outstanding task will be the resolution of any outstanding litigation.

[6]
This analysis assumes that professional fees for the Liquidating Trustee or a Chapter 7 Trustee would be the same, and have therefore been excluded from this analysis. In addition, no separate professional fees have been included for the Trust Advisory Board because the Debtor currently expects that the board would need to hire separate professionals (to perform non-duplicative work) only in the event that the Liquidating Trustee has a conflict in pursuing any recovery litigation.

EXHIBIT "F" TO DISCLOSURE STATEMENT

Biographical information of the Proposed Liquidating Trustee and the Trust Advisory Board

For information on the proposed compensation of Liquidating Trustee and members of the Trust Advisory Board, please see Notes [3] and [4] of the "Imperial Capital Bancorp, Inc. Liquidation Analysis," which is Exhibit "E" to the Disclosure Statement.

Anthony Rusnak

SUMMARY
General Counsel and Secretary of a former $4.4 billion California commercial bank and existing publicly traded bank holding company wishes to contribute his talents and experience to an established and reputable corporation.

EMPLOYMENT	Imperial Capital Bancorp, Inc. December 2009 - Present
888 Prospect Street, Suite 210, La Jolla, CA 92037

General Counsel, Secretary and Chief Operating Officer of Chapter 11 “debtor-in-possession” publicly traded entity. This former bank holding company’s wholly owned subsidiary, Imperial Capital Bank, was seized by the FDIC in December 2009. As the only full time officer of the company my responsibilities include:

	•	Recreating the company’s basic infrastructure, winding-down benefits plans, resolving property ownership issues, renegotiating leaseholds and debt, and selling assets and collecting tax refunds.
	•	Legal analysis of other bank holding company bankruptcy filings
	•	Identifying an investment banking firm to assist in the company’s restructuring through a reverse merger or comparable transaction utilizing the company’s net operating losses.
	•	Assisting the Board of Directors in the development and execution of business initiatives.
	•	Filing and managing insurance claims and related litigation.

Imperial Capital Bancorp, Inc. November 1997-December 2009 and Imperial Capital Bank
888 Prospect Street, Suite 110, La Jolla, CA 92037

General Counsel and Secretary of the publicly traded bank holding company and its wholly owned subsidiaries, including Imperial Capital Bank, a four $4 billion California State chartered commercial bank. As the only in-house attorney for the company and all of its subsidiaries, my responsibilities included:

•
Corporate Secretary setting the agenda, preparing Board packets and drafting Board minutes to ensure compliance with State and Federal Regulations, including DFI, FDIC, FRB, SEC and applicable Exchange Rules. Coordinate transition from NASDAQ to NYSE. Oversight of proxy and Annual Shareholders’ Meeting.

•
Advise and assist in the completion of capital markets transactions including asset and division acquisitions from challenged financial institutions, bank credit lines, trust preferred offerings, multiple loan purchase agreements and participation agreements.

•
Draft and review employment contracts for executive management and loan officers. Manage non-qualified deferred compensation plans and the supplemental executive retirement plan held in a Rabbi Trust. Administer Section 16 filers’ stock acquisitions, trading windows, a stock option plan and a real estate investment trust. Oversight of outside counsel SEC filings.

•
Review, advise and regularly draft material agreements affecting all departments of the Bank and its affiliates including leases, operating system agreements, software licenses and vendor, consultant and service provider agreements. Apply FFIEC guidance. Inventory contracts.

	•	License and qualify intra-state and three inter-state branches, as well as a nationwide network of loan production offices while limited by a California State commercial bank charter.
•
Advise on deposit and lending product development to ensure compliance. Overhaul the commercial real estate lending application documentation. Address esoteric trust issues posed by depositors and investigate material identity theft claims.

	•	Hire counsel, oversee and strategize on all litigation and ADR nationwide. File insurance claims. Coordinate responses to subpoenas and discovery. E-Discovery management oversight.
	•	Monitor and enforce grievance procedures on all employment issues in an effort to prevent or contain litigation and its affiliated costs.

• Write and revise multiple policies and procedures.
• Register and actively protect trademarks.
• Staff of one to two. Periodic management of Compliance and Human Resources.

Sole Practitioner 1991-November 1997
San Diego
• Business and real estate litigation specialist representing a variety of small and large companies, including lending professionals. Chair three jury trials.
• Of Counsel to high volume unlawful detainer and collections firm, litigating their more complex cases.

San Diego Gas & Electric1989- 1990
San Diego, CA
• Full-time Corporate Law Clerk managing affiliate corporate books, regulatory research and advising on local government hearings on proposed merger with SCE.

Harmsen Carpenter Sidell & Olson 1986- 1989
San Diego, CA
• Full-time Business and Real Estate Litigation Law Clerk

EDUCATION	Evening Division - University of San Diego School of Law1986-1990
San Diego State University- BS Political Science1982-1986

LICENSE AND	California State Bar 1991
AFFILATION	California Bankers Association 1998 to present

Case 09-19431-LA11 Filed 06/06/11 Doc 486 Pg. of 23

Biography	Eugene I. Davis

Biography - Eugene Davis

Mr. Davis is the Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC.  Since founding the firm in 1999, Mr. Davis has managed numerous debtor and creditor side restructuring assignments involving businesses in various industries including Automotive; Consumer Products, Retail & Cataloging; Financial Services; Healthcare & Medical Technology; Industrial Materials; Manufacturing & Distribution; Media & Entertainment; Power, Energy, Oil, Gas & Mining; Publishing; Real Estate; Technology; Telecommunications; and Transportation & Logistics.

Prior to founding PIRINATE Consulting, Mr. Davis served as Chief Operating Officer of Total-Tel Communications, Inc., where he assisted the Company in the design and implementation of a strategic business plan, arranged for the funding of new capital expenditures, and advised the controlling shareholder in the sale of control to a private investor at a 72% premium to market.  Prior to that, Mr. Davis served as President, Vice Chairman and Director of Emerson Radio Corp., where he was responsible for the post-bankruptcy initial public offering and relisting of the Company on the American Stock Exchange without the aid of an outside financial advisor or placement agent; refinanced and issued new debt; successfully negotiated and completed the refinancing and assumption of control of Sport Supply Group, Inc.; divested one of Emerson’s larges, but most unprofitable, product lines; and negotiated, structured and closed the restructuring of over $240 million in defaulted debt, which was accomplished through an expedited non-consensual Chapter 11 reorganization, with no external financial advisor.

Mr. Davis also practiced law as Partner/Shareholder & Head of Corporate & Securities Practice for Holmes, Millard & Duncan, P.C., in Dallas, Texas; as Partner at Arter & Hadden in Dallas, Texas; and as an Associate at Akin, Gump, Strauss, Hauer & Feld in Dallas, Texas, where he specialized in corporate and securities law and was involved in numerous public and private debt and equity securities offerings, asset based financing transactions, debt restructurings, and domestic and international acquisitions.  While at Arter and Hadden, the firm was the principal contractor to FDIC, FSLIC, FADA and RTC in the liquidation and/or forced merger of dozens of Banks, Savings and Loans and other financial institutions in Texas and the Southwest during the banking crisis and collapse of the late 1980s.  During this time Mr. Davis held personal responsibility for more than a dozen of these projects and gained experience in governance, regulatory and funding issues in these types of institutions.

Mr. Davis began his legal career as International Attorney/Negotiator for Standard Oil Company (Indiana) and Amoco Production Company (International); and as an Exploration & Production Attorney for Exxon Company, U.S.A. in the East Texas Division and Gulf/Atlantic & Alaska/Pacific Divisions.

Mr. Davis earned a B.A. in International Politics, a Masters Degree in International Affairs, and a J.D. from Columbia University.  He continues to serve Columbia College as a Member of the Board of Visitors.

Case 09-19431-LA11 Filed 06/06/11 Doc 486 Pg. of 23

$.4 tO0 O

SAM D. HEIGLE
210 NW Sixteenth Street
Oklahoma City, OK 73103

Summary of Qualifications: Over 25 years of experience in corporate restructuring, including creation and execution of business and financial plans, formal reorganization plans (bankruptcy and non-bankruptcy), and working capital and cash management strategies.

CONSULTING EXPERIENCE:

Served as interim senior management for distressed businesses providing general oversight for all areas of the business. Provided financial advisory services to businesses in crisis situations, and strategic assessment and planning for businesses in crisis and non-crisis situations. Assisted in securing permanent or working capital, and assist owners in the liquidation or sale of businesses. Possess significant experience managing multiple stakeholders in a variety of enterprises with restructuring under court supervision as well as out of court.

Director: TURNAROUND PROFESSIONALS, Oklahoma City, Oklahoma, 2000 - Present
Director: HURON CONSULTING GROUP (acquired Glass & Associates in 2007), 2007
Director: GLASS & ASSOCIATES, Dallas, Texas, 2000 — 2007
Principal: RHOADES & ASSOCIATES, Oklahoma City, 1992 — 1995
Senior Consultant: THE RAM GROUP, LTD., Oklahoma City, Oklahoma, 1991

Significant Restructuring Engagements:
$700 million marine construction company — Bankruptcy Court-appointed responsible person
$300 million specialty teen apparel retailer — sold / liquidated 250 store chain under Bankruptcy Court supervision
$1 billion contractor — swapped debt for equity and reorganized in Chapter 11
$45 million manufacturer — operated tier 3 supplier in bankruptcy for Ford and DaimlerChrysler and assisted those OEM's in transferring manufacturing to alternate suppliers

CURRENT ENGAGEMENTS:

Reciever: MARSHALL OIL CORPORATION, Oklahoma City, OK; responsible for management of 57 operating oil & gas wells and forensic accounting project to reconstruct company finances
Case Director: EZ STEEL COMPANY, Dallas, TX; Responsible for managing the wind-up of over 15 active construction projects and fmal liquidation of this steel fabrication business
CORPORATE EXPERIENCE:
Chief Executive Officer: ELECTRONICS DIVERSIFIED, Hillsboro, OR, 2007 to present
Chief Operating Officer: HYDRAULIC SPECIALISTS, Oklahoma City, OK, 1995 — 1999
Chief Financial Officer: KELLER WILLIAMS FURNITURE MFG, Oklahoma City, OK, 1991 —1992

Case 09-19431-LA11 Filed 06/06/11 Doc 486 Pg. of 23

Sam Heigle
Professional Resume

BANKING EXPERIENCE:

Director: MEMORIAL BANK, N.A., 1996 –1997
Assistant vice-president, THE CENTRAL TRUST COMPANY, NA, Cincinnati, OH; 1990 – 1991
Vice-President, LIBERTY BANK OF OKLAHOMA CITY, N.A., Oklahoma City, OK; 1984 –1990

Case 09-19431-LA11 Filed 06/06/11 Doc 486 Pg. of 23

Sam Heigle Professional Resume

EDUCATION AND PROFESSIONAL CERTIFICATIONS:

The University Of Oklahoma
Norman, Oklahoma
Bachelor of Business Administration — 1984

Certified Turnaround Professional — 1999

Case 09-19431-LA11 Filed 06/06/11 Doc 486 Pg. of 23

Sandor X. Mayuga is a member of the California State Bar and has been a shareholder in the law firm of Keesal, Young & Logan since September 2008, after having been Of Counsel to that firm since April 2004. Prior to that, he was a member of the law firm of Tisdale & Nicholson, LLP since 1994. He conducted his own law practice from 1983 to 1994 and was a partner in the Financial Institutions Department of Finley, Kumble, Wagner, Heine, Underberg, Manly & Casey, a New York-based national law firm, from 1980 to 1983. Previously, he served as Assistant General Counsel of Hunt-Wesson Foods, Inc., a subsidiary of Norton Simon, Inc., and was associated with two large regional law firms in Los Angeles County. Since 1980, Mr. Mayuga's practice has focused on the representation of financial institutions and other fmance-related businesses in corporate, transactional and regulatory matters. Mr. Mayuga is a graduate of the University of Pennsylvania School of Law (Juris Doctoris, 1974), and the University of California, Santa Barbara (A.B., Political Science, with High Honors, 1970). While at the University of Pennsylvania, he also studied at The Wharton School of Finance and Commerce. He also earned a Certificate in Private International Law at Academie du Droit Internationale de la Haye (1975).